As Filed with the Securities and Exchange Commission on January 15, 2021 Registration No.   333-______

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

DEFENSE TECHNOLOGIES INTERNATIONAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	3812	99-0363802
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

2683 Via De La Valle, Suite G418, Del Mar, California 92014

(800) 520-9485

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Merrill W. Moses

c/o Defense Technologies International Corp.

2683 Via De La Valle, Suite G418, Del Mar, California 92014

(800) 520-9485

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

 Copy to:

Leonard E. Neilson, Esq.

Leonard E. Neilson, Attorney at Law, P.C.

7345 South 1950 East

Cottonwood Heights, Utah 84121

Phone: (801) 733-0800

Approximate date of commencement of proposed sale to the public: From time-to-time after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delay or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☐

S-1

CALCULATION OF REGISTRATION FEE

Title of each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(3)
Shares of Common Stock, par value $0.0001 per share, issuable upon conversion of a convertible debenture(4)	15,000,000(4)	$390,000	$ 42.55

(1)In accordance with Rule 416(a) of the Securities Act, the registrant is also registering hereunder an indeterminate number of shares that may be issued and resold resulting from stock splits, stock dividends or similar transaction

(2)Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(c) of the Securities Act, on the basis of the last sale price of the registrant’s common stock of $0.026 as reported on the Pink Open Market of the OTC Markets Group, Inc. on January 13, 2021.

(3)Computed in accordance with Section 6(b) of the Securities Act of 1933.

(4)All 15,000,000 shares of  common stock issuable upon conversion of e our Convertible Debentures due January 1, 2022 are to be offered by the Selling Stockholder named herein, Convertible Debentures were issued on January 13, 2020 and October 16, 2020  to the Selling Stockholder pursuant to that certain Securities Purchase Agreement, dated as of August 31, 2018 by and among the Registrant, Defense Technologies International Corp. and the purchasers signatory thereof, as amended.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until after the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED January 15, 2021

PRELIMINARY PROSPECTUS

DEFENSE TECHNOLOGIES INTERNATIONAL CORP.

Up to 15,000,000 Shares of Common Stock

This prospectus relates to the offer and sale from time-to-time of up to 15,000,000 shares of common stock, par value $0.0001, of Defense Technologies International Corp., a Delaware corporation, by the selling stockholder described herein (“Selling Stockholder”).  The 15,000,000 shares of common stock consist solely of common stock issuable upon conversion of outstanding convertible debentures due January 1, 2022 issued by us on January 13, 2020 (“January Debenture”) and October 16, 2020 “October Debenture” and collectively with the January Debenture, the “Debentures”), pursuant to that certain Securities Purchase Agreement (“Purchase Agreement”), dated as of October 16, 2018, by and among us and the purchasers signatory thereto, as amended.  We are registering the resale of the above shares of common stock issuable under an outstanding convertible debenture, as more fully described in this prospectus, pursuant to a Registration Rights Agreement (“Registration Rights Agreement”), dated as of October 16, 2020, by and among us and the Selling Stockholder. The resale of such shares by the Selling Stockholder pursuant to this prospectus is referred to as the “Offering.”

Our common stock is currently quoted on the OTC Markets Group, Inc.’s Pink Open Market tier under the symbol "DTII". As reported on the Pink Open Market, the most recent reported trading price of our common stock was $0.026 per share on January 13, 2021.

We are not selling any securities under this prospectus and will not receive any proceeds from the sale of shares of common stock by the Selling Stockholder. We have, however, previously received proceeds from sale of the convertible debenture to a Selling Stockholder.

The Selling Stockholder may be deemed an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”). Selling Stockholder may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We will pay the expenses incurred in registering the shares of common stock, including legal and accounting fees. See “Plan of Distribution” for more information about how Selling Stockholder may sell the shares of common stock being offered pursuant to this prospectus.

We are an "emerging growth company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act") and, as such, will be subject to reduced public company reporting requirements.

Investing in our common stock is speculative and involves substantial risks. You should carefully consider the matters discussed under "Risk Factors" beginning on page 7 of this prospectus before making any decision to invest in our common stock.

Neither the Securities and Exchange Commission ("SEC") nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January __, 2021

ABOUT THIS PROSPECTUS

As used in this prospectus, unless otherwise indicated, “we”, “us”, “our”, “Defense Technologies,” “DTII” and the "company" refer to Defense Technologies International Corp.

This prospectus is part of a registration statement that we filed with the Securities and Exchange Commission (the “SEC”). It omits some of the information contained in the registration statement and reference is made to the registration statement for further information with regard to us and the securities being offered by the Selling Stockholder. You should rely only on the information provided in this prospectus or to which we have referred you. We have not authorized anyone to provide you with information different from that contained in this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the common stock offered by this prospectus. This prospectus does not constitute an offer to sell, or a solicitation of an offer to buy any common stock in any circumstances in which such offer or solicitation is unlawful. The Selling Stockholder may offer to sell and seek offers to buy shares of our common stock only in jurisdictions where offers and sales are permitted.

Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus, or that the information contained by reference to this prospectus is correct as of any time after its date. The information in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of common stock. The rules of the SEC may require us to update this prospectus in the future.

For investors outside the United States: We have not done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States must inform themselves about, and observe any restrictions relating to, the Offering of securities and the distribution of this prospectus outside the United States.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements included and incorporated by reference in this prospectus constitute “forward-looking statements.” Words such as “may,” “will,” “should,” “anticipate,” “estimate,” “expect,” “projects,” “intends,” “plans,” “believes” and words and terms of similar substance used in connection with any discussion of future operating or financial performance, identify forward-looking statements. Forward-looking statements represent management’s present judgment regarding future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. These risks include, but are not limited to, risks and uncertainties relating to our current cash position and our need to raise additional capital in order to be able to continue to fund our operations; our ability to retain our managerial personnel and to attract additional personnel; competition; our ability to obtain new products; and any and other factors, including the risk factors identified in the documents we have filed, or will file, with the Securities and Exchange Commission. Please also see the discussion of risks and uncertainties under the caption “Risk Factors,” beginning on page 7 of this prospectus.

In light of these assumptions, risks and uncertainties, the results and events discussed in the forward-looking statements contained in this prospectus or in any document incorporated herein by reference, might not occur. Investors are cautioned not to place undue reliance on forward-looking statements, which speak only as of the respective dates of this prospectus, or the date of the document incorporated by reference in this prospectus. We expressly disclaim any obligation to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by federal securities laws.

You should rely only on information contained or incorporated by reference in this prospectus that we have authorized to be delivered to you in connection with this Offering. We have not authorized anyone to provide you with information that is different. The information contained or incorporated by reference in this prospectus is accurate only as of the respective dates thereof, regardless of the time of delivery of this prospectus or of any sale of our securities offered hereby. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under the caption “Where You Can Find More Information.”

PROSPECTUS SUMMARY

This summary highlights information contained throughout this prospectus and is qualified in its entirety to the more detailed information and financial statements included elsewhere herein. Because this is only a summary, it is not complete and does not contain all the information that may be important to you. We are an “emerging growth company” under the federal securities laws and will therefore be subject to reduced public company reporting requirements. Before making an investment decision, you should carefully read this entire prospectus, including, but not limited to, the information under the caption "Risk Factors," and our financial statements and related notes.

Our Business

Defense Technologies International Corp., a Delaware corporation, through its subsidiary, Passive Security Systems, Inc. (“PSSI”), acquired the world-wide exclusive rights to the Passive Security ScanTM, a ‘next generation, walk-through personnel scanning system. This patented product (US Patent: 7408461) is an advanced passive scanning technology for detection and identifying concealed threats to be used for the security of schools and other public venues. PSSI has the exclusive World-Wide license to manufacture and sell the Passive Scanning Technology™. We have added a camera and temperature sensor for the detection of Elevated Body Temperatures (EBT). Our initial products are Passive Portal™, Passive Portal™ EBT, Passive EBT Station.

We entered into a license agreement with Controlled Capture Systems, LLC ("CCS"), representing the inventor of the technology and assets comprising the Passive Portal system. Under the license agreement, we acquired the world-wide exclusive rights and privileges to the CCS security technology, patents, products and improvements.

The security products licensed from CCS and developed by the company are designed for personal and collateral protection. Products derived from this technology are intended to provide passive security scanning units for either walk-through or hand-held use to improve security for schools and other public facilities. Passive Portal units use electromagnets and do not emit anything (such as x-rays) through the subject. We have also completed a prototype with optional “Digital Imaging”, which will give the user of the scanner the ability to recall the entire traffic passing through the scanner at any time thereafter. We completed the developing our technology and products and, to date, we produced 19 units, sold 5 units and are presently completing additional 15 units for a combined total of 34 units.

As of May 19, 2020 we added an IR Camera for detection of elevated body temperatures and we are presently offering three products:

●PASSIVE PORTAL – Screens for Weapons only;

●PASSIVE PORTAL with EBT – Screens for Weapons and elevated body temperature;

●EBT Station – Screens for elevated body temperature only.

Our common stock is quoted on the Pink Open Market tier of OTC Markets Group under the symbol “DTII”. OTC Markets Group provides quotes and other information at www.otcmarkets.com.

Our principal executive offices are located at 2683 Via De La Valle, Suite G418, Del Mar, California 92014 and our telephone number is (800) 520-9485. Our website address is http://www.defensetechnologiesintl.com.

Our Strategy

Our subsidiary, Passive Security Systems, Inc., holds the world-wide exclusive rights to the Passive Security ScanTM a ‘next generation, walk-through personnel scanning system. This patented product (US Patent: 7408461) is an advanced passive scanning technology for detection and identifying concealed threats to be used for the security of schools, religious buildings and other public venues. PSSI has the exclusive world-wide license to manufacture and sell the Passive Scanning Technology™. We added a camera and temperature sensor for detection of Elevated Body Temperatures. We presently intend to three products, Passive Portal™, Passive Portal™ EBT and Passive EBT Station.

We have recently secured funding that enables the company to produce at our Rexburg, Idaho facility, up to 25 Passive Portal walk-through weapons detectors including a camera for detecting Elevated Body Temperatures. We delivered our first commercial units in July 2020 and with the new funding, we plan to begin marketing to our target customers. We believe that our scanning units are ideally suited for public and private schools, sports arenas and other public venues, religious organizations, businesses and government offices.

The Passive Scanning Technology™ was initially developed in 2005 and has been continually improved upon with the newest technological advances. The Passive Portal™ gateway is our newest model that is ready for production and for the market. Our Passive Scanning Technology is non-invasive and based on the ability to read variations in the Earth’s magnetic field and alert users when firearms, knives and other weapons are present during screening individuals. Traditional scanners and metal detectors are “active-sensing, whereby they emit potentially harmful radiation that may cause damage to persons being scanned with prolonged or frequent exposure.

As additional funds become available, we intend to expand production and develop a professional sales and marketing plan that will include individuals and distributors. We also intend to present our products at trade shows, meetings, seminars and industry events. We also intend to use our website to attract customer and promote our products. Our plans are tempered with our ability to raise additional capital as needed in the future.

As necessary funds are available, we plan to develop a sales strategy to market directly to prospective customers and through distributor.

Ionic Ventures LLC Debentures

On January 13, 2020 and October 19, 2020, we entered into Additional Issuance Agreements to the Purchase Agreement pursuant to which we amended the terms of the Purchase Agreement and issued the respective Debentures.  We issued the January Debenture with principal amounts equal to $220,000 at an original issue discount to the principal of $20,000 resulting in gross proceeds to the Company of $200,000.  We issued the October Debenture with a principal amount of $272,500 for an original issue discount of $12,500.00 and transaction expenses of $10,000.00 resulting in gross proceeds to the Company of $250,000. The January Debenture accrues at a rate of 15% per annum.  The October Debenture accrues interest at a rate of and 8% per annum.

The January Debenture is convertible at any time into shares of Common Stock at a conversion price equal to the lower of (a) $0.0084 per share, subject to adjustment, and (b) 60% of the lowest trading price during the 20 trading days immediately prior to the applicable conversion date.  The October Debentures is convertible at any time into shares of Common Stock at a conversion price equal to the lower of (y) $0.50 per share, subject to adjustment, and (z) 100% of the average of the 5 VWAPs immediately prior to the first trading day of each fiscal quarter, commencing with April 1, 2021 and on the maturity date.

Concurrent with execution of the Additional Issuance Agreement, we entered into a Registration Rights Agreement (the “registration rights”), whereby the Company agreed to register the shares underlying the Debentures. Pursuant to the terms of the Registration Rights Agreement, we were obligated to file a registration statement with the Securities and Exchange Commission.

In the event the company effects a stock dividend or stock split of its common stock, the conversion price of the Debenture will be adjusted. The Debenture holder will not have the right to convert any portion of the Debenture if, giving effect to the conversion, the holder and/or any of its affiliates together, would beneficially own in excess of 4.99% of the outstanding common shares of DTII. The holder, upon notice to the company, may increase or decrease this limitation, provided the limitation percentage in no event exceeds 9.99% of number of DTII shares outstanding immediately after giving effect to the issuance of shares upon conversion held by the holder.

The company has the right at any time to redeem the Debentures after giving a twenty-trading day notice of redemption to the holder. The redemption amount will equal the sum of (i) 140% of the then outstanding principal amount of the Debenture, (ii) accrued but unpaid interest, and (iii) any liquidated damages and all other amounts that may be due under the Debenture.

The Offering

Securities offered by the Selling Stockholder15,000,000 shares of common stock

Common stock outstanding before Offering57,573,847 shares

Common stock outstanding after Offering72,573,847 shares, assuming the issuance of an additional 15,000,000 shares pursuant to the

agreement with Ionic

Use of ProceedsWe will not receive any proceeds from the sale of common stock by the Selling Stockholder. However, we did receive

proceeds from the issuance of the Debentures, which proceeds were used for the purchase of production equipment, settlement of an existing account payable, and for general corporate purposes.

Risk FactorsAn investment in our securities involves a high degree of risk and could result in a loss of your entire investment. Further, the issuance to, or sale by, the Selling Stockholder of a significant amount of shares being registered in connection with this prospectus at any given time, could cause the market price of our common stock to decline and to be highly volatile. We do not have the right to control the timing and amount of any sales of such shares by the Selling Stockholder. Prior to making an investment decision, you should carefully consider all of the information in this prospectus and, in particular, you should evaluate the risk factors set forth under the caption “Risk Factors” beginning on page 7.

Pink Open Market trading symbolDTII

Selling Stockholder

This prospectus relates to the future sale of our common stock, from time-to-time, by the Selling Stockholder, Ionic Ventures LLC, a California limited liability company that has provided funds to the company by way of purchasing debentures and warrants. The 15,000,000 shares of common stock being offered by this prospectus by Ionic will be from the conversion of the Debentures. The 15,000,000 shares represent approximately 26% of our outstanding common stock as of the date of this prospectus, and approximately 20.7% of the then outstanding shares, given that all 15,000,000 shares are ultimately issued.

Plan of distribution

The Selling Stockholder, including any pledgees, assignees and successors-in-interest may, from time to time, sell any or all of its securities covered by this prospectus. Sales may be made on the Pink Open Market or any other stock exchange, market or trading facility on which our securities are traded, or in private transactions. These sales may be at the prevailing market price or related to the then current market price, fixed prices or negotiated prices. Selling Stockholder may also sell shares pursuant to Rule 144 under the Securities Act, if available, rather than under this prospectus. See "The Offering - Plan of Distribution."

RISK FACTORS

An investment in Defense Technologies common stock is speculative, involves significant risks and should not be made by anyone who cannot afford to lose his or her entire investment. Before you invest in our common stock, you should be aware that our business faces numerous financial and market risks, including those described below, as well as general economic and business risks. You should carefully consider the following risks and uncertainties, together with all other information contained in this prospectus, before deciding to invest in our common stock. The risks and uncertainties identified below are not the only risks and uncertainties we face. If any of the following events or risks should occur, our business, operating results and financial condition would likely suffer materially and you could lose part or all of your investment.

Risks Relating to Our Business

Our auditors have expressed a going concern modification to their audit report.

Our independent auditors include a modification in their report to our financial statements, expressing that certain matters regarding the company cast substantial doubt about our ability to continue as a going concern. Note 1 to the April 30, 2020 and 2019 consolidated financial statements, states that the company has no revenues, a substantial accumulated deficit and working capital deficiency, and expects to incur further losses in its business development. Management anticipates that the company can ultimately attain profitable status and improve liquidity through continued product development and additional debt or equity investment in the company. There can be no assurance that necessary debt or equity financing will be available, or will be available on terms acceptable to the company, in which case we may be unable to meet our obligations. If we are unable to obtain adequate financing or achieve profitability, there will be substantial doubt about our ability to continue as a going concern in the future.

If we fail to maintain an effective system of internal controls over financial reporting, we may not be able to accurately report our financial results, which could have a material adverse effect on our share price.

Effective internal controls are necessary for us to provide accurate financial reports. We are in the process of documenting and testing our internal control procedures to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and related SEC rules. These regulations require, among other things, management to assess annually the effectiveness of our internal control over financial reporting. During the course of this documentation and testing, we may identify significant deficiencies or material weaknesses that we may be unable to remediate before the deadline for those reports. If our controls fail, or management or our independent auditors conclude in their reports that our internal control over financial reporting was not effective, investors could lose confidence in our reported financial information, which could negatively affect the value of our shares. Also, we could be subject to sanctions or investigations by the SEC or other regulatory authorities, which would require additional financial and management resources.

Our CEO has been responsible for overseeing the outside accountants in the preparation of financial statements, including those found in this prospectus, that have been subsequently reviewed and audited by an independent public accounting firm. He is not a licensed accountant and may not be able to implement programs and policies in an effective and timely manner, or in a manner that adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting. Any such deficiencies, weaknesses or lack of compliance could have a materially adverse effect on our ability to comply with the reporting requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a public company would be in jeopardy, in which event you could lose your entire investment.

We have a limited operating history and if we are unable to generate sufficient revenues to pay operating expenses in the future, our business may fail resulting in the loss of any money invested in our common stock.

We have a limited operating history and are yet to realize revenues from our current business and sale of our passive security products. We face many of the risks and challenges associated with businesses in their early stages in a competitive business environment. There can be no assurance that management will be successful in marketing our products.

Because of our limited operating history, prospective investors are hindered in their evaluation of our business and prospects, on which to make an educated evaluation of an investment in our shares. Persons considering an investment in Defense Technologies securities should be aware of the difficulties normally encountered by early development stage companies and the high rate of failure of such enterprises. We expect to incur significant expenses in order to accomplish our business plan. This includes an estimated $100,000 per year in legal, audit and compliance costs to maintain our registration with the SEC and our inclusion on the Pink Open Market. Prospective investors should be aware of the difficulties, delays and expenses normally encountered by a company in the early stage of development, many of which are beyond our control. Additionally, there is no guarantee that we will be able to successfully market our products and we expect to incur increased operating expenses without realizing any significant revenue in the immediate future. Accordingly, if we are unable to generate sufficient revenue from product sales, resulting in significant losses, we may not be able to continue operations.

As with any company in the early stage of development, an investment in our common stock is considered high-risk and you could lose your entire investment.

We expect to incur significant expenses to fully implement our business plan including continued technological development, production and sales of products, and ongoing legal, audit and compliance costs to maintain inclusion of our shares on the Pink Open Market. As an investor, you should be aware of the difficulties, delays and expenses normally encountered by an enterprise in the development stage, many of which are beyond our control. Some of these costs include unanticipated developmental expenses, employment costs, advertising and marketing expenses and inventory costs. We cannot provide assurance to investors that our current business plan described herein will fully materialize or prove successful. Due to the highly competitive industry in which we are engaged, we may not obtain enough customers to sustain our business.

The completion of our business plan is subject to great uncertainty.

Our business plan contemplates becoming a successful developer and marketer of our passive security system products. We have manufactured and delivered our initial products and anticipate that we will be able to produce additional products in the near future. The successful completion of this plan depends, among other factors, upon the raising sufficient capital, expanding production facilities, employing qualified and experienced personnel and developing a professional sales plan and staff. There is no assurance that this business plan can be successfully completed.

We rely on experienced personnel and, if we are unable to retain or motivate key personnel or hire additional qualified personnel, we may not be able to grow our business effectively or at all.

We currently have only two full-time employees and we believe the future success of our business is highly dependent on the services and decisions of our President and CEO, Merrill W. Moses. The loss of Mr. Moses’ services would have a material adverse effect on our business, financial condition and results of operations. We are also dependent on our ability attract and retain additional highly qualified personnel with experience in technical, production, marketing and sales. We must compete for qualified individuals with numerous other production and marketing companies. Competition for such individuals is intense. The company also relies on consulting services provided by an Administration Agreement with EMAC Handels AG, which provides for managing and overseeing administrative related function in connection with general and day-to-day operations. There is no assurance that we can identify, hire, develop, motivate and retain such personnel or consultants, and the loss of any such persons could have a material adverse effect on our business, operating results and financial condition.

Because we do not have an audit committee, stockholders will have to rely on our directors to perform these functions.

We do not have an audit or compensation committee comprised of independent directors. These functions are performed by the board of directors as a whole. Members of the board of directors are not experienced or licensed accountants. There always exists a potential conflict in that board members may also be engaged in management and participate in decisions concerning management, compensation and audit issues, which may affect management performance.

To date we have not generated revenues from current business operations and we have additional capital requirements to continue operations. If we are unable to secure additional capital on favorable terms or at all, our ability to run our business will be significantly impaired.

As of the date of this prospectus, we have limited working capital. If we are unsuccessful in securing additional funding, it may be impossible to fulfill our business plan, expand operations, market our products or maintain our viability. We currently have no definitive plans, agreements or arrangements to raise additional capital in the immediate future. There can be no assurance that we will be able to secure necessary future financing, either equity or debt, on favorable terms or at all, which could cause our business to fail.

Cost overruns could negatively affect our ability to successfully and profitably produce products and may cause the failure of our business.

The costs associated with further technological research, development and production of our passive security products can be underestimated and may be increased by factors beyond our control. Such factors may include costs of raw materials, labor cost, weather conditions, governmental regulations, equipment breakdowns and other production disruptions. While we intend to engage experienced production personnel with demonstrated abilities to complete projects within assigned budgets, the risk of the production and marketing of our products materially exceeding projected budgets is always significant and may have a substantial adverse impact on our future profitability.

Future growth and development of operations will depend on acceptance and the successful marketing of our security products. If our products are not deemed desirable and suitable for purchase and we cannot establish a viable customer base, we may not be able to generate future revenues. This would result in a failure of our business and a loss of any investment one makes in our shares.

The acceptance of the company's security products by customers is critically important to our success. We cannot be certain that our products will be appealing to prospective customers or we will be able to development a successful marketing strategy and, as a result, there may not be a demand for the company’s products. This would likely severely limit future sales and we may never realize significant revenues. We intend to offer our products to government agencies, schools, religious organizations and private businesses. We are in the process of developing a marketing strategy with the assistance of outside consultants and distributors with existing industry connections. There is no guarantee that this strategy will be successful and that significant interest in our products will develop, which could adversely affect our future business and revenues.

If sufficient demand for our security products does not materialize, our business would be significantly affected, which could result in the loss of your entire investment.

Demand for our services depends on many factors, including:

●	The number of customers we can attract and retain over time;

●	our ability to create a viable marketing strategy;

●	the ultimate impact of the COVID-19 pandemic, or any other health epidemic or international emergency, on our business, customers, or the global economy as a whole;

●	the economy in general and, in periods of rapidly declining economic conditions, customers may defer purchases such as ours, to pay their own debts to remain solvent;

●	the competitive environment in the security markets may force us to reduce prices below desired pricing level or increase promotional spending; and

●	the ability to anticipate changes in user preferences and to meet customers' needs in a timely, cost-effective manner.

All these factors could result in immediate and longer-term declines in demand for our offered services, which could adversely affect our sales, cash flows and overall financial condition. As a result, an investor could lose his or her entire investment.

Our future success depends on our ability to develop products and to sell them directly or to distribution channels. The inability to establish distribution channels, may severely limit our growth prospects.

Our business success is completely dependent on our ability to successfully develop security products and secure viable direct customers and/or distribution channels. Revenues derived therefrom will represent vital funds necessary for our continued operations and future growth. The loss or damage of any of our business relationships and/or revenues derived therefrom, will result in the inability to market our products.

Competition in markets in which we operate is extensive and varied and our competitors are mostly larger and more established than we are.

Our business and the industry in which we operate are subject to extreme competition. There can be no guarantee that we can develop or sustain a market position or expand our business to successfully compete with other larger and more established companies. We anticipate the intensity of future competition will increase.

We compete with many entities in providing similar products to prospective customers. Such competitor entities include: (i) a variety of large nationwide businesses engaged in the production and sale of security products, including, but not limited to companies that have established loyal customer bases over several years; (ii) new and startup companies that are entering the fast growing security products industry; and (iii) a variety of other local and national companies with which we either currently or may, in the future, compete.

Many current and potential competitors are well established, have longer operating histories, significantly greater financial and operational resources and name recognition than we have. As a result, these competitors may have more credibility with both existing and potential customers, be able to offer more products, and more aggressively promote and sell their products. Our competitors may also be able to support more aggressive pricing than us, which could adversely affect sales, cause us to decrease prices to remain competitive, or otherwise reduce the overall gross profit earned on our products.

Because of the speculative nature of our business, future operating results are difficult to predict.

Our business of developing, producing and marketing security scanning products is extremely competitive and commercial success of any service is often dependent on factors beyond our control, including market acceptance and quality and usefulness of products. We have not realized revenues from our current business. We anticipate that when we begin to realize sales, revenues will probably be volatile and we will likely experience significant quarter-to-quarter fluctuations in revenues and net income or loss. Until we realize consistent revenue and cash flow from operations, our quarter-to-quarter comparisons of historical operating results will not be a good indication of future performance. It is possible that we may incur uninsured losses for liabilities which arise in the ordinary course of business or which are unforeseen including, but not limited to, acceptance of our products in the market. It is likely that in some future quarter, operating results may fall below expectations of investors and securities analysts, which could have negative impact on the price of our common stock.

Changes in user preferences and discretionary spending may have a material adverse effect on our revenue, results of operations and financial condition.

Our future success depends, in part, upon the popularity of our products and our ability to develop products in ways that appeal to users. Shifts in user preferences away from our security products, our inability to develop effective products that appeal to users, or material changes in products that are not accepted by prospective users could harm our business. Also, any future success depends, to a significant extent, on discretionary user spending, which is influenced by demand, general economic conditions and availability of discretionary income. Accordingly, we may experience an inability to generate revenue during economic downturns or during periods of uncertainty, where users decide to acquire less expensive products, or to forego expenditures due to a lack of available capital. Any material decline in discretionary spending could have a material adverse effect on our sales, results of operations, business and financial condition.

Failure of third-party distributors upon which we may rely, could adversely affect our business and result in the loss of your investment.

We expect that we will rely heavily on third party distributors for marketing products, both nationally and internationally. The loss of a significant distributor could have a material adverse effect on our business, financial condition and results of operations. Distributors may also provide products of competing business, as well as larger, national or international entities and may be, to varying degrees, influenced by their continued business relationships with these companies. Independent distributors may be influenced by a large competitor if they rely on that competitor for a significant portion of sales. While we believe that existing relationships between the company and distributors are generally good, many relationships are relatively new and untested and there can be no assurance that distributors will continue to effectively market and distribute our products. The loss of any distributor or the inability to replace a poorly performing distributor in a timely fashion could have a material adverse effect on our business, financial condition and results of operations. Furthermore, no assurance can be given that we will successfully attract new distributors as they increase their presence in their existing markets or expand into new markets.

We lack sales and marketing experience and may have to depend on third parties to market our products.

We currently have no company personnel experienced in sales and marketing of our products and, therefore, we must rely heavily upon distributors and a third-party sales force. These third parties may not be able to market our security products successfully, or may not devote the time and resources to marketing that we require. If we choose to develop our own sales and marketing capabilities, it will require personnel with technical expertise related to our specific business. This will require a substantial amount of management and financial resources that may not be available. If we or a third party are not able to adequately sell our products, our business will be materially harmed.

It is possible that our products may infringe on other patented, trademarked or copyrighted concepts. Litigation arising out of infringement or other commercial disputes could cause us to incur expenses and impair our competitive advantage.

We cannot be certain that our security products will not infringe upon existing patents, trademarks, copyrights or other intellectual property rights held by third parties. Because we may rely on third parties to help develop some of our products, we cannot ensure that litigation will not arise from disputes involving these third parties. We may incur substantial expenses in defending against prospective claims, regardless of their merit. Successful claims against us may result in substantial monetary liability, significantly impact our results of operations in one or more quarters, or materially disrupt the conduct of our business. Our success depends in part on our ability to obtain and enforce intellectual property protection for our products, to preserve our trade secrets and to operate without infringing the proprietary rights of third parties.

The validity and breadth of claims covered in our copyrights and trademarks that we intend to file involve complex legal and factual questions and, therefore, may be highly uncertain. No assurances can be given that any future copyright, trademark or other applications:

●	Will be issued;

●	that the scope of any future intellectual property protection will exclude competitors or provide competitive advantages to the company;

●	that any copyrights or trademarks will be held valid if subsequently challenged;

●	that others will not claim rights in, or ownership of, the potential copyrights or trademarks or other proprietary rights held by us; or

●	that our intellectual property will not infringe, or be alleged to infringe on the proprietary rights of others.

Furthermore, there can be no assurance that others have not developed or will not develop similar security products. Also, whether or not additional intellectual property protection is issued to our company, others may hold or receive intellectual protection covering products that were subsequently developed by the company. No assurance can be given that others will not, or have not independently developed or otherwise acquired substantially equivalent intellectual property.

If we are unable to comply with applicable laws and regulations and reporting requirements of U.S. securities laws, we could incur potential fines, penalties and assessments.

Management is responsible for securing financial statements that have been subsequently reviewed and audited, including those in this prospectus. We are also responsible for managerial and organizational structure, which includes preparation of disclosure and accounting controls pursuant to Section 404 of the Sarbanes-Oxley Act of 2002 (the "SOX Act"). An inability to create and implement adequate accounting controls and disclosure required under the SOX Act, could result in fines, penalties and assessments against the company, which could ultimately cause you to lose your entire investment. Current management is responsible complying with legal and regulatory requirements such as those imposed by the Sox Act. Such responsibility includes complying with federal securities laws and making required disclosures on a timely basis. In addition, we may not be able to implement programs and policies in an effective and timely manner, or in a manner that adequately responds to such increased legal, regulatory compliance and reporting requirements, including establishing and maintaining internal controls over financial reporting.

Any such deficiencies, weaknesses or lack of compliance with applicable regulations, could have a materially adverse effect on our ability to comply with the reporting requirements of the Exchange Act, which is necessary to maintain our public company status. If we were to fail to fulfill those obligations, our ability to continue as a U.S. public company would be in jeopardy, in which event you could lose your entire investment. Our limited resources may restrict our ability to manage any growth we may experience. Management currently allocates a portion of their time to the operation of our business. If our business develops faster than anticipated, or if the management’s other commitments require them to devote more time than currently planned, there is no guarantee that they will devote the time necessary to assure our success.

Dependence on general economic conditions.

The success of our company depends, to a large extent, on certain economic factors that are beyond our control. Factors such as general economic conditions, the current COVID-19 pandemic, levels of unemployment, interest rates, tax rates at all levels of government and other factors beyond our control may have an adverse effect on our ability to sell our products and to collect sums due and owing to us.

We are dependent upon our directors, officer and consultants, the loss of any of whom would negatively affect our business.

We are dependent upon the experience and efforts of our directors, officers and consultants to operate our business. We also expect to depend upon service provider such as distributors and outside consultants and advisors. If any director or officer leaves or is otherwise unable to perform their duties, or should any consultant cease their activities for any reason before qualified replacements could be found, there could be material adverse effects on our business and prospects. We have not entered into employment or non-competition agreements with any individuals, and do not maintain key-man life insurance. Our future success will depend on our ability to attract and retain qualified personnel and management. Unless and until additional employees are hired, our attempt to manage our business and products and meet our obligations with a limited staff could have material adverse consequences, including, without limitation, a possible failure to meet a contractual or SEC deadline or other business-related obligation.

We may not be able to manage future growth effectively, which could adversely affect our operations and financial performance.

The ability to manage and operate our business as we execute our business plan will require effective planning. If we should experience significant rapid growth in the future, it could strain management and internal resources that would adversely affect financial performance. We anticipate that possible future growth could place a serious strain on personnel, management systems, infrastructure and other resources. Our ability to manage future growth effectively will require attracting, training, motivating, retaining and managing new employees and continuing to update and improve operational, financial and management controls and procedures. If we do not manage growth effectively, our operations could be adversely affected resulting in slower growth and a failure to achieve or sustain profitability.

We have had a history of losses and may incur future losses, which may prevent us from attaining profitability.

We have a history of operating losses since inception and, as of April 30, 2020 and October 31, 2020, we had an accumulated deficit of $10,193,808 and $11,623,522, respectively. We may incur future operating losses and these losses could be substantial and impact our ability to attain profitability. In the immediate future, we do not expect to significantly increase expenditures for product development, general and administrative expenses, and sales and marketing expenses without additional funding. However, if we cannot generate sufficient future revenues, we will not achieve or sustain profitability or positive operating cash flows. Even if we achieve profitability and positive operating cash flows, we may not be able to sustain or increase profitability or positive operating cash flows on a quarterly or annual basis.

We anticipate needing additional financing to accomplish our business plan.

At October 31, 2020, we had cash on hand of $80,518 and, as of January 8, 2021, our cash on hand was $14,149. Management estimates that we will require approximately an additional $150,000 during the next 12 months to fully implement our current business plan. We anticipate that at least a portion of these funds will be realized funding arrangements. However, there is no assurance that we will be able to secure all necessary financing, or that any additional financing available will be available on terms acceptable to us, or at all. Additional offerings of common stock will dilute the holdings of our then-current stockholders. If we borrow funds, we would likely be obligated to make periodic interest or other debt service payments and be subject to additional restrictive covenants. If alternative sources of financing are required, but are insufficient or unavailable, we will be required to modify our growth and operating plans in accordance with the extent of available funding. Presently, we do not intend to obtain any debt financing from a lending institution. If necessary, our board of directors or other stockholders could possibly agree to loan funds to the company, although there are no formal agreements or arrangements to do so. Failure to secure additional capital, if needed, could force us to curtail our growth strategy, reduce or delay capital expenditures and downsize operations, which would have a material negative effect on our financial condition.

We could become involved in claims or litigations that may result in adverse outcomes.

From time-to-time we may be involved in a variety of claims or litigations. Such proceeding may initially be viewed as immaterial, but could prove to be material. Litigations are expensive and inherently unpredictable and excessive verdicts do occur. Given the inherent uncertainties in litigation, even when we can reasonably estimate the amount of possible loss or range of loss and reasonably estimable loss contingencies, the actual outcome may change in the future due to new developments or changes in approach. In addition, such claims or litigations could involve significant expense and diversion of management's attention and resources from other matters.

Being a public company involves increased administrative costs, including compliance with SEC reporting requirements, which could result in lower net income and make it more difficult for us to attract and retain key personnel.

As a public company subject to the reporting requirements of the Exchange Act, we incur significant legal, accounting and other expenses. The Sarbanes-Oxley Act of 2002, as well as new rules subsequently implemented by the SEC, require changes in corporate governance practices of public companies. We believe these new rules and regulations increase legal and financial compliance costs and make some activities more time consuming. For example, in connection with being a public company, we may have to create new board committees, implement additional internal controls and disclose controls and procedures, adopt an insider trading policy and incur costs relating to preparing and distributing periodic public reports. These rules and regulations could also make it more difficult to attract and retain qualified executive officers and members of our board of directors, particularly to serve on our audit committee.

Management must invest significant time and energy to stay current with public company responsibilities, which limits the time they can apply to other tasks associated with operations. It is possible that the additional burden and expense of operating as a public company could hinder our ability to achieve and maintain profitability, which would cause our business to fail and investors to lose all their money invested in our stock.

We estimate that being a public company will cost us more than $100,000 annually. This is in addition to all other costs of doing business. It is important that we maintain adequate cash flow, not only to operate our business, but also to pay the cost of remaining public. If we fail to pay public company costs as incurred, we could become delinquent in our reporting obligations and our shares may no longer remain qualified for quotation on a public market. Further, investors may lose confidence in the reliability of our financial statements causing our stock price to decline.

If we cease to be classified as an emerging growth company, we would not be able to take advantage of reduced regulatory reporting and financial requirements and related cost advantages.

The JOBS Act reduces certain disclosure requirements for "emerging growth companies," thereby decreasing related regulatory compliance costs. We qualify as an emerging growth company as of the date of this Offering and may continue to qualify as an "emerging growth company" for up to five years. However, we would cease to qualify as an emerging growth company if:

●	We have annual gross revenues of $1.0 billion or more in a fiscal year;

●	we have, during a three-year period, issued more than $1.0 billion in non-convertible debt; or

●	become a "large accelerated filer", defined by the SEC as a company with a word-wide public float of its common equity of $700 million or more.

Upon the occurrence of any of the above, we would not be able to take advantage of the reduced regulatory requirements and any associated cost savings.

Risks Relating to Our Industry

We face intense competition in the security detection and scanning industry from larger, more established companies that offer a wider array of security systems and services to customers. These competitors will make it difficult for us to offer competing products and services and grow our business.

We compete with many specialty and security companies as well as technology companies that have ventured into the security industry. We must also compete to secure qualified, professional personnel, and for arranging for distribution of products in the marketplace. We believe that our products will be competing directly with other products and indirectly with other forms of security devices that may enter the marketplace. Companies that are larger, better funded, and have longer operating histories dominate our industry. Potential competitors may develop superior products services that achieve greater market acceptance than ours. We may not be able to compete successfully against current and future competitors and competition could have a material adverse effect on our business, results of operations and financial condition.

Industry changes may have a negative impact on our operations.

The security detection and scanning industry is continually undergoing significant changes, primarily due to technological developments. These developments have resulted in the availability of alternative forms of security products and system. The level of market acceptance of our passive scanning products remains a critical factor in generating revenues in these markets. It is impossible to accurately predict the effect that these and other new technological developments may have on our industry. These uncertainties, as well as others outlined herein, may have a negative impact on our operations and could result in the complete failure of our business.

In order to compete in the security products marketplace, we must successfully develop market our passive security concept and products and then sell them to distribution channels. The inability to establish distribution channels may severely limit our growth prospects.

We believe that a primary distribution risk in the security industry consists of our ability to secure adequate distribution channels, the uncertainty that our concepts and products will meet the ultimate customer’s expectations, and whether our distribution strategy will work beneficially. Our future business success will be dependent on our ability to develop and develop our security products and to secure adequate distribution channels to maximize revenues. The ultimate commercial success of any product is dependent on its distribution and acceptance by the public and ultimate customer. We are in the early stages of negotiating with and securing reputable distributors for our products. Revenues derived from successfully distributing our products represent a vital source of funds for our continued operations. The loss or damage of any of our business relationships with distributors and/or revenues derived therefore, will result in the inability to market our products to the public.

To continue developing and producing our passive security technology and products, demands the use of qualified personnel that can advance our products through development, distribution and to the marketplace. If we are unable to secure the services of adequate qualified and professional personnel, it will be difficult to finalize our future business plans, which would negatively affect our business and reputation.

We believe the successful production and distribution of our passive security products involves being able to secure qualified personnel to produce, finalize and market the product. Production on a large scale requires qualified and experienced managers, and a variety of technical persons to produce a final product. Once produced, it is necessary to distribute and market the product to a receptive public. Because we are a new entry into the industry, we may not have the experience, history and reputation to attract qualified persons, who may be more inclined to work for a larger and more established company. It is also necessary to work with a distributor that will be capable of distributing product to a suitable and receptive public. The inability to locate and secure qualified professionals to produce, distribute and market our products would have a severe, negative affect our business and ability to generate revenues.

Risks Relating to this Offering and Ownership of Our Common Stock

Our common stock is traded on the Pink Open Market under the symbol “DTII”, but there is no assurance that an active market for the shares will be maintained.

Although our shares are currently quoted and traded on the Pink Open Market, we cannot assure our stockholders that a continuous and active trading market will be sustained. In the even an active trading market is not maintained, it would be difficult, if not impossible, for stockholders to liquidate their shares. Also, the trading price for our shares may be highly volatile and subject to significant fluctuations due to variations in quarterly operating results and other business and economic factors. These price fluctuations may adversely affect the liquidity of our shares, as well as the price that holders may realize for their shares upon any future sale.

Stockholders of Defense Technologies common stock should be aware that the public market may be volatile and subject to severe swings in price.

We believe that the trading market for our shares on the Pink Open Market is volatile and subject to numerous factors, many beyond our control. Some factors that may influence the price of our shares are:

●	Our ability to successfully develop and manufacture products in order to offer them to the public market through viable distribution channels;

●	our ability to generate revenues from sales of our security products;

●	our failure to achieve and maintain profitability;

●	our ability to generate brand and/or name recognition for passive security products and acceptance by customers;

●	our ability to generate or otherwise acquire new technologies and develop new and innovative ideas into viable commercial products;

●	increased competition from competitors offering like or similar products;

●	changes in earnings estimates and recommendations by financial analysts;

●	actual or anticipated variations in quarterly and annual results of operations;

●	changes in market valuations of similar companies;

●	announcements by competitors of significant new technologies or products that compete with our passive security products;

●	the current COVID-19 pandemic, or any other health epidemic or international emergency that impact the global economy as a whole; and

●	general market, political and economic conditions.

Additionally, the stock market may experience extreme price and volume fluctuations, which, without a direct relationship to our operating performance, may affect the market price of our shares. In the past, following periods of extreme volatility in the market price of a company's securities, a securities class action litigation has often been instituted. A securities class action suit against us could result in substantial costs and divert our management's time and attention, which would otherwise be used to benefit our business.

Issuing a large number of shares of common stock could significantly dilute our existing stockholders and negatively impact the market price of our shares.

The current outstanding Debentures and other convertible funding instruments may result in the issuance of a significant amount of common stock at discounted below market prices during the life of the agreements. This will cause substantial dilution and the market price of our common stock to decline. We will endeavor to avoid issuances of additional shares at a time when the additional dilution to stockholders would be substantial, unless we are unable to obtain capital to meet our financial obligations from other sources on better terms at such time. However, if we do, the dilution that could result from such issuances would have a material adverse impact on existing stockholders and could cause the price of our common stock to fall rapidly based on the amount of such dilution.

The Selling Stockholder may sell a large number of shares, resulting in a substantial decrease to the value of shares held by existing stockholders.

Pursuant to agreements currently in place with the Selling Stockholder, we are prohibited from issuing shares to them that would cause them to beneficially own more than 4.99% of our then-outstanding shares of common stock. However, these restrictions would not prevent the Selling Stockholder from selling shares of our common stock previously owned and then receiving additional shares of common stock in connection with a subsequent issuance. In this way, the Selling Stockholder could sell more than 4.99% of the outstanding shares of common stock in a relatively short time frame while never holding more than 4.99% at any one time. As a result, our existing stockholders and new investors could experience substantial diminution in the value of their shares. Additionally, we do not otherwise have the right to control the timing and amount of any sales of DTII securities by the Selling Stockholder.

Trading in our shares could be restricted because of state securities "Blue Sky" laws that prohibit trading absent compliance with individual state laws.

Trading and transfer of our common stock may be restricted under certain securities laws promulgated by various states and foreign jurisdictions, commonly referred to as Blue Sky laws. Individual state Blue Sky laws could make it difficult or impossible to sell our common stock in those states. Many states require that an issuer's securities be registered in their state, or appropriately exempted from registration, before the securities can trade in that state. We have no immediate plans to register our securities in any state. Absent compliance with such laws, our common stock may not be traded in such jurisdictions. Whether stockholders may trade their shares in a particular state is subject to various rules and regulations of that state.

Future operating results are difficult to predict.

We have not realized revenues from our current business of Defense Technologies and we anticipate that any future revenues will fluctuate greatly. We will likely experience significant quarter-to-quarter fluctuations in revenues and net profit (loss). Accordingly, quarter-to-quarter comparisons of historical operating results will not be a good indication of future performance. It is likely that in some future quarter, operating results may fall below the expectations of securities analysts and investors, which could have negative impact on the price of our common stock.

Effective voting control of our company is held by directors and certain principal stockholders.

Approximately 4.1% of our current outstanding common shares are held by directors and a small number of principal (5%) stockholders. These persons could exert significant control in matters requiring stockholder vote and may have interests that conflict with other stockholders. Additionally, we have outstanding 2,925,369 shares of Series A Preferred Stock, which shares carry common stock super voting rights of 100 votes for each shares of Preferred Stock. As a result, a relatively small number of stockholders acting together, or the Preferred stockholder acting alone, would possess the voting power of more than a majority of any issue brought to a vote of common stockholders and control all matters requiring stockholder approval, including the election of directors and approval of other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part of a sale of our company and it may affect the market price of our common stock.

We do not expect to pay dividends in the foreseeable future, which could make our stock less attractive to potential investors.

We have not declared any dividends since inception of the company. Any future payment of cash dividends will be at the discretion of the board of directors after considering many factors, including operating results, financial condition and capital requirements. We plan to retain any future earnings and other cash resources for operation and business development and do not intend to declare or pay any cash dividends in the foreseeable future. Corporations that pay dividends may be viewed as a better investment than corporations that do not.

Trading in our common stock is subject to certain "penny stock" regulation, which could have a negative effect on the price of our shares in the marketplace.

Trading the company's common stock is subject to certain provisions, commonly referred to as "penny stock" rules, promulgated under the Exchange Act. A penny stock is generally defined as any non-exchange listed equity security that has a market price less than $5.00 per share, subject to certain exceptions. These rules require additional disclosure by broker-dealers in connection with any trades involving a penny stock. The rules also impose various sales practice requirements on broker-dealers who sell penny stocks to persons other than established customers and accredited investors, generally institutions. These sales practice requirements include a broker-dealer to:

●	Make a special written suitability determination for a purchaser of penny stocks;

●	receive the purchaser's prior written consent to execute the trade; and

●	deliver to a prospective purchaser of a penny stock, prior to the first transaction, a risk disclosure document relating to the penny stock market.

Consequently, penny stock rules may restrict the ability of broker-dealers to trade and/or maintain a market in our common stock, which could affect the ability of stockholders to sell their shares. These requirements may be considered cumbersome by broker-dealers and could impact their willingness to trade or make a market in our common stock, which could severely limit the market price and liquidity of our shares. Also, many prospective investors may not want to get involved with these additional administrative requirements, which could have a material adverse effect on the price and trading of our shares.

Future sales or the potential sale of a substantial number of shares of our common stock could cause our market value to decline.

As of the date of this prospectus, we have 57,573,847 shares of common stock outstanding. Of these outstanding shares, approximately 4,013,334 shares are considered restricted securities and may be sold only pursuant to a registration statement, or the availability of an appropriate exemption from registration, such as Rule 144. Additionally, up to 15,000,000 shares that are the subject of this prospectus, upon issuance would be freely tradable without restriction and immediately sold into the market by the Selling Stockholder. Sales of a substantial number of these restricted shares in the public markets, or the perception that these sales may occur, plus the potential sales of the Selling Stockholder’s shares, could cause the market price of our common stock to decline and materially impair our ability to raise capital through the sale of additional equity securities.

In the event we issue additional common stock in the future, current stockholders could suffer immediate and significant dilution, which could have a negative effect on the value of their shares.

We are authorized to issue 500 million shares of common stock, of which 442,426,153 shares are unissued. Of these unissued shares, 15,000,000 shares may be issued pursuant to the Debentures to which this prospectus relates. Our board of directors has broad discretion for future issuances of common stock, which may be issued for cash, property, services rendered or to be rendered, or for several other reasons. We could also issue shares to make it more difficult, or to discourage an attempt to obtain control of the company by means of a merger, tender offer, proxy contest, or otherwise. For example, if in the due exercise of its fiduciary obligations the board determines that a takeover proposal was not in the company's best interests, unissued shares could be issued by the board without stockholder approval. This might prevent, or render more difficult or costly, completion of an expected takeover transaction.

Except for shares subject to this prospectus, we do not presently contemplate additional issuances of significant amounts of common stock in the immediate future, except to raise additional capital or to honor existing debt instruments. Our board of directors has authority, without action or vote of our stockholders, to issue all or part of the authorized but unissued shares. Any future issuance of shares will dilute the percentage ownership of existing stockholders and likely dilute the book value of the common stock, which could cause the price of our shares to decline and investors in our shares to lose all or a portion of their investment.

The existence of warrants, options, debentures or other convertible securities will likely dilute holdings of current stockholders and new investors.

As of the date of this prospectus, we have several debentures, warrants or other convertible instruments outstanding. Additionally, our standing shares of Preferred Stock Series “A” and Series “B” are convertible at the option of the holder into 10 shares of common stock. Also, each Preferred Share Series “A” entitles the holder to 100 votes over that of each common share on any matter brought to a vote of common stockholders, which is not dilutive to stockholders, but such super voting rights assures voting control for management and preferred stockholders. If management decides to issue additional convertible securities, such as funding instruments or incentive options to key employees, the existence of these convertibles may hinder future equity offerings. The exercise of outstanding convertible securities would further dilute the interests of all existing stockholders. Future resale of common shares issuable on the exercise of convertible securities may have an adverse effect on the prevailing market price of our common stock. Furthermore, holders of convertible securities may have the ability to exercise them at a time when we would otherwise be able to obtain additional equity capital on terms more favorable to us.

As an "emerging growth company," we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies, will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the JOBS Act. Accordingly, we are eligible to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies. Additionally, Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of the benefits of this extended transition period and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

As long as we are an emerging growth company, we cannot predict if investors will find our common stock less attractive because we may rely on exemptions provided by the JOBS Act. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

USE OF PROCEEDS

We will not receive any proceeds from the resale of shares offered by the Selling Stockholder hereby. Proceeds from sales of offered shares will be paid to the Selling Stockholder. We have agreed to bear expenses relating to the registration of the common stock for the Selling Stockholder that are the subject of this prospectus. Selling Stockholder will be obligated to pay all underwriting discounts, selling commissions and expenses incurred for brokerage, accounting, tax or legal services or any other expenses incurred in connection with the sale of shares.

CAPITALIZATION

The following table sets forth our actual capitalization at October 31, 2020 and April 30, 2020. This table should be read in conjunction with the financial statements and the notes thereto included elsewhere in this prospectus.

	October 31, 2030	April 30, 2020
	(Unaudited)
Preferred Stock: 20,000,000 shares authorized, Par value $0.0001; 3,445,369 shares issued and outstanding at October 31, 2020 and April 30, 2020	$344	$344
Common stock: 500,000,000 shares authorized, Par value $0.0001; 48,395,998 and 9,056,524 shares issued and outstanding at October 31, 2020 and April 39, 2020, respectively	$4,838	$905
Additional paid-in capital	$7,467,979	$6,288,325
Accumulated deficit	$(11,623,522)	$(10,193,808)
Non-controlling interest	$(181,838)	$(161,256)
Total stockholder's deficiency	$(4,332,199)	$(4,065,490)

DILUTION

We are not selling any of the shares of our common stock in this Offering. Shares of common stock offered hereby will be by the Selling Stockholder that converts the Debentures into common stock. If all of the shares in this prospectus are issued, we will have an additional 15,000,000 shares of common stock issued and outstanding, in addition to a total of 57,573,847 shares outstanding prior to the Offering. The amount of dilution that current stockholders will experience is dependent on the number of shares issued to the Selling Stockholder upon conversion of the Debentures.

MARKET FOR OUR COMMON STOCK

Our common stock is presently quoted on the Pink Open Market under the trading symbol "DTII". The most recent reported trade by the Pink Open Market was on January 13, 2021 at a price of $0.026 per share.

On January 19, 2018, the board of directors, with the approval of a majority of the shareholders, passed a resolution to effect a reverse split of the company’s outstanding common stock on a 1 share for 1,500 shares (1:1500) basis. The reverse split was effective on March 20, 2018. The number of shares throughout this prospectus are reflective of the reverse split.

Set forth in the table below are the quarterly high and low prices of our common stock as obtained from the Pink Open Market for the past two fiscal years ended April 30, 2020 and 2019 and the first quarter of fiscal 2021 through January 11, 2021.

	High		Low
Fiscal year ending April 30, 2021
First Quarter (through January 11, 2021)	$ 0.09	$ 0.01	2
Fiscal year ended April 30 , 2020
First Quarter	$0.34		$0.06
Second Quarter	$0.46		$0.15
Third Quarter	$0.42		$0.11
Fourth Quarter	$0.25		$0.10
Fiscal year ended April 30, 2019
First Quarter	$1.80		$0.33
Second Quarter	$1.00		$0.29
Third Quarter	$0.85		$0.25
Fourth Quarter	$0.48		$0.15

As of January 11, 2021, there were approximately 173 stockholders of record of our common stock, which does not consider those stockholders whose certificates are held in the name of broker-dealers or other nominee accounts.

The ability of individual stockholders to trade their shares in a particular state may be subject to various rules and regulations of that state. Many states require that an issuer's securities be registered in their state or appropriately exempted from registration before the securities are permitted to trade in that state. Presently, we have no plans to register our securities in any state.

Penny Stock Rule

It is unlikely that our securities will be listed on any national or regional exchange or The NASDAQ Stock Market in the foreseeable future. Therefore, our shares will be subject to the provisions of Section 15(g) and Rule 15g-9 of the Exchange Act, commonly referred to as the "penny stock" rule.  Section 15(g) sets forth certain requirements for broker-dealer transactions in penny stocks and Rule 15g-9(d)(1) incorporates the definition of penny stock as that used in Rule 3a51-1 of the Exchange Act.

The SEC generally defines a penny stock to be any equity security that has a market price less than $5.00 per share, subject to certain exceptions.  Rule 3a51-1 provides that any equity security is a penny stock unless that security is:

●	Registered and traded on a national securities exchange meeting specified criteria set by the SEC;

●	authorized for quotation on the NASDAQ Stock Market;

●	issued by a registered investment company;

●	excluded from the definition based on price (at least $5.00 per share) or the issuer's net tangible assets; or

●	exempted from the definition by the SEC.

Broker-dealers who sell penny stocks to persons other than established customers and accredited investors, are subject to additional sales practice requirements. An accredited investor is generally defined as a person with assets more than $1,000,000, excluding their principal residence, or annual income exceeding $200,000, or $300,000 together with their spouse.

For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of such securities and receive the purchaser's written consent to the transaction prior to the purchase. Additionally, the rules require the delivery by the broker-dealer to the client, prior to the first transaction, of a risk disclosure document relating to the penny stock market. A broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent to clients disclosing recent price information for the penny stocks held in the account and information on the limited market in penny stocks.

These requirements may be considered cumbersome by broker-dealers and impact their willingness to trade and/or make a market in our shares, which could negatively affect the value at which our shares trade. Classification of the shares as penny stocks may affect the ability of stockholders to sell their shares and increases the risk of an investment in our shares.

Rule 144

A total of 4,013,334 shares of our common stock presently outstanding and not being registered for resale under this prospectus, are deemed to be "restricted securities" as defined by Rule 144 promulgated by the Securities Act. Rule 144 is the common means for a stockholder to resell restricted securities and for affiliates, to sell their securities, either restricted or non-restricted control shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company of a company filing reports under the Exchange Act, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of:

●1% of the then-outstanding shares of common stock; or

●the average weekly trading volume of the common stock listed on a national securities exchange during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144.

Sales under Rule 144 are also subject to certain requirements as to the manner of sale, filing appropriate notice, and availability of current public information about the issuer. A stockholder of a reporting company who is not deemed to have been an affiliate at any time during the 90 days preceding a sale by such person, and who has held their shares for more than six months, may make unlimited resales under Rule 144, provided only that the issuer has available current public information about itself. A person who has not been an affiliate during the 90 days preceding a sale, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

After a one-year holding period, a non-affiliate may make unlimited sales with no other requirements or limitations.

We cannot estimate the number of shares of common stock that our existing stockholders will elect to sell under Rule 144. Also, we cannot predict the effect any future sales under Rule 144 may have on the market price of our common stock, but such sales may have a substantial depressing effect on such market price.

DIVIDEND POLICY

We have never declared cash dividends on our common stock, nor do we anticipate paying any dividends on our common stock in the foreseeable future.

DETERMINATION OF OFFERING PRICE

The actual offering price of shares covered by this prospectus, will be determined by prevailing market prices at the time of sale, by private transactions negotiated by the Selling Stockholder, or otherwise described in the section title “Plan of Distribution.” The quoted or offering price of our shares of our common stock does not necessarily bear any relationship to our book value, assets, past operating results, financial condition or any other established criteria of value.

SELLING STOCKHOLDER

This prospectus relates to the possible resale from time-to-time by the Selling Stockholder, of any or all the common stock that may be issued by us to the Selling Stockholder upon conversion of the Debentures. We are registering the common stock pursuant to the provisions of the Debentures and Registration Rights Agreement in order to permit the offer of shares for resale from time-to-time. See the discussion below under the heading “Ionic Ventures LLC Agreement”.

The table below presents information regarding the Selling Stockholder and the common stock that they may offer from time-to-time pursuant to this prospectus. This table is prepared based on information supplied to us by the Selling Stockholder, and reflects information as of January 11, 2021. The number of shares in the column “Maximum Shares to be Offered by this prospectus” represents all of the common stock that the Selling Stockholder may offer under this prospectus. Selling Stockholder may sell some, all or none of the shares offered by this prospectus. We do not know how long the Selling Stockholder will hold the shares before selling them, and we currently have no agreements, arrangements, or understandings with Selling Stockholder regarding the sale of any of the shares.

Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act, and includes common stock with respect to which the Selling Stockholder has voting and investment power. With respect to our agreement with Selling Stockholder, because the purchase price of the common stock issuable under the Debentures is determined at the time of conversion, the number of shares that may actually be by us may be fewer than the number of shares being offered by this prospectus. The fourth column assumes the sale of all shares offered by the Selling Stockholder pursuant to this prospectus.

Name of Selling	Shares of Common Stock Owned Prior to Offering		Maximum Shares to be Offered by this	Number of Shares Owned After Offering
Stockholder	Number	Percent	Prospectus	Number(1)	Percent
Ionic Ventures, LLC(2)	2,872,935(3)	4.99%	15,000,000	2,872,935	3.96%

(1)Assumes the sale of all shares being offered pursuant to this prospectus.

(2)Selling Stockholder’s principal business is that of a private investment firm. We have been advised that Ionic is not an independent broker-dealer, and that neither Ionic nor any of its affiliates, is an affiliate or an associated person of any independent broker-dealer. We have been further advised that Brendan O’Neil and Keith Coulston of Ionic have joint voting and dispositive powers with respect to the common stock being registered for sale. Mr. O’Neil and Mr. Coulston disclaim beneficial ownership over the shares held by Ionic, except to the extent of his proportionate pecuniary interest therein.

(3)In accordance with Rule 13d-3(d) under the Exchange Act, we have excluded from the number of shares beneficially owned prior to the Offering, all of the shares that Ionic may acquire under the Debenture. This is because the issuance of such shares is solely their decision to convert the Debenture. Furthermore, under the terms of the Debenture, we may not issue shares of our common stock to the Ionic to the extent that it, or any of its affiliates would, at any time, beneficially own more than 4.99% of our outstanding common stock.

Ionic Ventures LLC Agreements

On January 13, 2020 and October 19, 2020, we entered into Additional Issuance Agreements to the Purchase Agreement pursuant to which we amended the terms of the Purchase Agreement and issued the respective Debentures. We issued the January Debenture with principal amounts equal to $220,000 at an original issue discount to the principal of $20,000 resulting in gross proceeds to the Company of $200,000. We issued the October Debenture with a principal amount of $272,500 for an original issue discount to the principal of $22,500 resulting in gross proceeds to the Company of $250,000. The January Debenture accrues at a rate of 15% per annum. The October Debenture accrues interest at a rate of and 8% per annum. The January Debenture is convertible at any time into shares of Common Stock at a conversion price equal to the lower of (a) $0.0084 per share, subject to adjustment, and (b) 60% of the lowest trading price during the 20 trading days immediately prior to the applicable conversion date. The October Debentures is convertible at any time into shares of Common Stock at a conversion price equal to the lower of (y) $0.50 per share, subject to adjustment, and (z) 100% of the average of the 5 VWAPs immediately prior to the first trading day of each fiscal quarter, commencing with April 1, 2021 and on the maturity date.

Concurrent with execution of the Additional Issuance Agreement, we entered into a Registration Rights Agreement (the “registration rights”), whereby the Company agreed to register the shares underlying the Debentures. Pursuant to the terms of the Registration Rights Agreement, we were obligated to file a registration statement with the Securities and Exchange Commission.

In the event the company effects a stock dividend or stock split of its common stock, the conversion price of the Debenture will be adjusted. The Debenture holder will not have the right to convert any portion of the Debenture if, giving effect to the conversion, the holder and/or any of its affiliates together, would beneficially own in excess of 4.99% of the outstanding common shares of DTII. The holder, upon notice to the company, may increase or decrease this limitation, provided the limitation percentage in no event exceeds 9.99% of number of DTII shares outstanding immediately after giving effect to the issuance of shares upon conversion held by the holder.

The company has the right at any time to redeem the Debenture after giving a twenty-trading day notice of redemption to the holder. The redemption amount will equal the sum of (i) 140% of the then outstanding principal amount of the Debenture, (ii) accrued but unpaid interest, and (iii) any liquidated damages and all other amounts that may be due under the Debenture.

Additionally, the registration rights include shares of our common stock issuable under two warrant agreements dated January 13, 2020 and February 27, 2019.

PLAN OF DISTRIBUTION

Commencing the date of this prospectus, the Selling Stockholder may offer and sell up to an aggregate of 15,000,000 shares of our common stock. Selling Stockholder, including any pledgees, assignees and successors-in-interest may, from time-to-time, offer and sell any or all of their shares covered hereby, that were acquired under the Debentures. Sales may occur on the Pink Open Market or any other stock exchange, market or trading facility on which the securities are traded, or in private transactions. These sales may be at the prevailing market price or related to the then current market price, fixed prices or negotiated prices.

Selling Stockholder may use any one or more of the following methods when selling securities:

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distributions in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	transactions through broker-dealers that agree with the Selling Stockholder to sell a specified number of such securities at a stipulated price per security;

●	through writings or settlements of options or other hedging transactions, whether through an options exchange or otherwise;

●	combinations of any such methods of sale; or

●	any other methods permitted pursuant to applicable law.

Selling Stockholder may also sell securities under Rule 144 under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholder may arrange for other broker-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholder (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; which also applies in the case of a principal transaction a markup or markdown.

Selling Stockholder and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them, may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholder has informed the company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The company is required to pay certain fees and expenses incurred by the company incident to the registration of the securities. The company has agreed to indemnify the Selling Stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

If a Selling Stockholder is deemed to be an underwriter within the meaning of the Securities Act, it will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Selling Stockholder has advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholder.

We have agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholder without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for the company to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect or (ii) the sale of all of the securities pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Applicable rules and regulations under the Exchange Act provide that any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, Selling Stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Stockholder or any other person. We will make copies of this prospectus available to the Selling Stockholder and have informed it of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act.

To the best of our knowledge, the Selling Stockholder is not a broker-dealer or an affiliate of a broker-dealer.

SHARES ELIGIBLE FOR FUTURE SALE

We cannot predict the effect, if any, that market sales of our common stock, or the availability of shares of our common stock for sale, will have on the prevailing market price of our shares from time-to-time. Future sales of our common stock in the public market, or the availability of such shares for sale in the public market, could adversely affect market prices prevailing from time-to-time. The availability for sale of a substantial number of shares of our common stock acquired through the exercise of outstanding convertible instruments could adversely affect the market price of our shares. In addition, sales of our common stock in the public market after the applicable restrictions lapse, as described below, or the perception that those sales may occur, could cause the prevailing market price to decrease or to be lower than it might be in the absence of those sales or perceptions.

Sale of Restricted Shares

As of January 11, 2021, there were 57,573,847 shares of our common stock outstanding. The 15,000,000 shares of common stock being offered by this prospectus will be freely tradable, other than by “affiliates,” as defined in Rule 144(a) under the Securities Act, without restriction or registration under the Securities Act. Approximately 4,013,334 outstanding shares that were issued by us in private transactions are, or will be, eligible in the future for public sale if registered under the Securities Act or sold in accordance with Rule 144 under the Securities Act. These remaining shares are “restricted securities” within the meaning of Rule 144 under the Securities Act.

Rule 144

In general, under Rule 144, as currently in effect, a person (or persons whose shares are required to be aggregated), including a person who may be deemed an “affiliate” of a company, who has beneficially owned restricted securities for at least six months may sell, within any three-month period, a number of shares that does not exceed the greater of: (1) 1% of the then-outstanding shares of common stock, or (2) if and when the common stock is listed on a national securities exchange, the average weekly trading volume of the common stock during the four calendar weeks preceding the date on which notice of such sale was filed under Rule 144. Sales under Rule 144 are also subject to certain requirements as to the manner of sale, notice, and availability of current public information about our company. A person who is not deemed to have been an affiliate of us at any time during the 90 days preceding a sale by such person, and who has beneficially owned the restricted shares for at least one year, is entitled to sell such shares under Rule 144 without regard to any of the restrictions described above.

We cannot estimate the number of shares of our common stock that our existing stockholders will elect to sell under Rule 144.

LEGAL PROCEEDINGS

From time-to-time, we may be involved in various claims, lawsuits, and disputes with third parties incidental to the normal operations of the business. As of the date of this prospectus, we are not aware of any material claims, lawsuits, and disputes with third parties or regulatory proceedings that would have any material effect on our company.

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

The following information should be read in conjunction with the financial statements and notes thereto appearing elsewhere in this prospectus.

The consolidated financial statements included in this prospectus include the financial statements of the company and those of Passive Security Scan, Inc. ("PSSI"), a consolidated subsidiary

Effective January 12, 2017, PSSI was incorporated in the state of Utah as a wholly owned subsidiary. The company merged its wholly owned subsidiary, Long Canyon Gold Resources Corp. ("Long Canyon"), into PSSI, with PSSI the surviving entity. The company transferred to PSSI its exclusive world-wide license to the defense, detection and protection security products previously acquired by the company. The company currently owns 76.28% of PSSI with 23.72% acquired by four other individuals and entities. The company plans to continue the development of the technology and conduct all sales and marketing activities in PSSI.

Forward Looking and Cautionary Statements

This prospectus contains forward-looking statements relating to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as “may,” “will” “should," “expect," "intend," "plan," anticipate," "believe," "estimate," "predict," "potential," "continue," or similar terms, variations of such terms or the negative of such terms. These statements are only predictions and involve known and unknown risks, uncertainties and other factors. Although forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment, actual results could differ materially from those anticipated in such statements. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

Going Concern

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States applicable to a going concern. For the six months ended October 31, 2020, the company realized revenues of $15,320 and has an accumulated deficit of $11,623,522 since inception on June 19, 2008. Also, at October 31, 2020, the company had a working capital deficit of $4,358,365 and expects to incur further losses in the development of its business, all of which cast substantial doubt about the company’s ability to continue as a going concern. Management plans to continue to provide for the capital needs during the fiscal year ending April 30, 2021 by issuing debt and equity securities and by the continued support of its related parties. The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the company be unable to continue in existence. There is no assurance that funding will be available to continue the company’s business operations.

Results of Operations

For fiscal years ended April 30, 2020 and April 30, 2019

We have not realized revenues from operations for the fiscal years ended April 30, 2020 and 2019. Our total operating expenses increased from $863,775 in the year ended April 30, 2019 to $903,404 in the year ended April 30, 2020. The increases are due primarily to an increase in stock based compensation, and the issuance of shares to investor relations consultants. We also incurred an increase in professional fees and costs.

Our interest expense decreased from $196,233 in the year ended April 30, 2019 to $146,299 in the year ended April 30, 2020. The decrease in interest expense is due primarily to lower interest-bearing debt issued to institutional investors, related extension and early payment penalties, and to the amortization of debt discount to interest expense in the current year. A portion of our interest expense is incurred to related parties.

We recognized a gain on derivative liability of $2,008,512 compared to a gain of $2,307,215 in the years ended April 30, 2019 and 2020, respectively. We estimate the fair value of the derivative for the conversion feature of our convertible notes payable using the American Option Binomial pricing model at the inception of the debt, at the date of conversions to equity, cash payments and at each reporting date, recording a derivative liability, debt discount and a gain or loss on change in derivative liability as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, and variable conversion prices based on market prices as defined in the respective loan agreements. These inputs are subject to significant changes from period to period; therefore, the estimated fair value of the derivative liability and associated gain or loss on derivative liability will fluctuate from period to period and the fluctuation may be material.

We recognized a loss on extinguishment of debt of $10,000 and a gain of $204,906 in the years ended April 30, 2019 and 2020, respectively. The gain on extinguishment of debt resulted primarily from the elimination of derivative liabilities upon debt extinguishment. This gain will fluctuate from period to period depending on the number of debt conversions and the associated balance of derivative liabilities, and the fluctuation may be material. In addition we had a loss on notes payable of $10,243 in 2019 and $2,178,519 in 2020 and finance and interest cost on notes of $193,941 in 2019 and $341,098 in 2020.

As of April 30, 2019 after an impairment analysis the company decided to impair the license agreement with a value of $378,600 reducing it to zero. As a result, we recognized a net gain of $355,720 and net loss of $949,379 on the years ended April 30, 2019 and 2020, respectively.

Because we own 76.28% of PSSI as of April 30, 2019, we include 76.28% of the net loss of PSSI for the year ended April 30, 2019 in our consolidated net loss and have reported non-controlling interest of 23.72% of the net loss of PSSI, or $31,653, for the year ended April 30, 2020 and $114,008 for the same period in 2019.

For the three and six month periods ended October 31, 2020 and October 31, 2019

For the six months ended October 31, 2020, the company realized revenues of $15,320, recorded during the three-month period ended October 31, 2020. During the three and six month periods, the company recorded cost of goods of $13,085 and is holding customer deposits of $30,375, which will be recognized as revenue when units are shipped to buyers.

General and administrative expenses for the three and six month ended October 31, 2020 was $168,257 and $357,965, respectively, compared to $189,840 and $411,662 for the same periods ended October 31, 2019.  The decrease was due primarily to consulting costs. We recorded depreciation of $5,830 for the three and six month periods ended October 31, 2020 compared to zero for the same periods in 2019.

Interest expenses incurred in the three and six month ended October 31, 2020 was $20,237 and $55,097 compared to $5,558 and $50,082 for the three and six month periods ended October 31, 2019.

Change in derivative liability resulted in a loss of $233,645 for the six month period ended October 31, 2020, compared to a gain of $824,396 for the same period in 2019.  We estimate the fair value of the derivative for the conversion feature of our convertible notes payable using the American Binominal Lattice pricing model at the inception of the debt, at the date of conversions to equity, cash payments and at reporting date, recording a derivative liability, debt discount and a gain or loss on change in derivative liability as applicable. These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility, and variable conversion prices based on market prices as defined in the respective loan agreements. These inputs are subject to significant changes from period to period; therefore, the estimated fair value of the derivative liability will fluctuate from period to period and the fluctuation may be material.

Total other income and expense for the three and six month periods ended  October 31, 2020 was expense of $985,621 and $1,088,736 compared to  other income of $3,822 and $956,911 for the same periods in 2019. The variance is primarily due to the change in derivative liability and debt extinguishment plus loss on notes in the six month  periods in both 2020 and 2019 plus finance costs and interest attributed to note discount in, 2020 versus the same period in 2019.

Net income and loss before non-controlling interest for the three and six month periods ended October 31, 2020 was a net loss of $1,157,473 and $1,450,296 compared net loss of $186,018 for the three months periods in 2019 and net income of $545,249 for the six month period in 2019. After adjusting for our consolidated subsidiary, net loss and net income for the three and six  month periods ended October 31, 2020 were a net loss of $ 1,147,718 and $1,429,714 compared to a net loss of $180,249 and net income of $559,172 for the same periods in 2019, respectively.

Liquidity and Capital Resources

At October 31, 2020, we had total current assets of $135,145, and total current liabilities of $4,493,510, resulting in a working capital deficit of $4,358,365. Included in our current liabilities and working capital deficit at October 31, 2020 are derivative liabilities totaling $1,530,506, related to the conversion features of certain of our convertible notes payable, convertible notes of $776,813, net of discount, notes payable related parties of $1,083,872, accounts payable and accrued expense of $421,521 and notes payables of $382,542. We anticipate that in the short-term, operating funds will continue to be provided by related parties and other lenders.

As of October 31, 2020, we had total convertible notes payable of $776,813, net of discount. Several of the note agreements require repayment through conversion of principal and interest into shares of the Company’s common stock. We anticipate, therefore, converting these notes payable into shares of our common stock without the need for replacement financing; however, there can be no assurance that we will be successful in accomplishing this.

During the six months ended October 31, 2020, net cash used in operating activities was $226,613, compared to cash used of $48,547 in the same period in 2019. Net cash used in 2020 consisted of a net loss of $1,450,296, a loss in derivative liability of $233,645 and an increase in payables to related parties of $113,325 and accounts payable of $252,829.

During the six months ended October 31, 2020, net cash provided by financing activities was $236,715, consisting of proceeds from convertible notes of $314,715, partially offset by repayment of convertible notes of $78.000. We have had limited revenues and paid expenses and costs with proceeds from the issuance of securities as well as by loans from investor, stockholders and other related parties.

Our immediate goal is to provide funding for the completion of the initial production of the Offender Alert Passive Scan licensed from CCS.  The Offender Alert Passive Scan is an advanced passive scanning system for detecting and identifying concealed threats.

On September 6, 2018, we received funding for the production of up to 100 units at a cost of $84,500. We built 11 Passive Portal units, two of which were used in the previously announced BETA Test at a school near Austin, Texas, and five were sold. The units have been tested multiple times and performed with a 100% success every time. We are confident that upon the successful conclusion of the Beta Test, we will receive the first orders from  school districts that will generate initial revenues to the company.

On December 8, 2020, we issued 120,000 shares of Series C nonvoting preferred stock for $100,000 in cash. We have the right to redeem the shares up to 180 days after issuance at a premium up to 120%.  The shares are convertible 180 days after the purchase at 80% of the lowest trading price 15 days prior to conversion.

We believe a related party and other lenders will provide sufficient funds to carry on general operations in the near term and fund DTC’s production and sales.  We expect to raise additional funds from the sale of securities, stockholder loans and convertible debt.  However, we may not be successful in our efforts to obtain financing to carry out our business plan.

See the notes to our condensed consolidated financial statements for a discussion of recently issued accounting pronouncements that we have either implemented or that may have a material future impact on our financial position or results of operations.

Inflation

In the opinion of management, inflation has not and will not have a material effect on our operations until such time as we begin to realize revenues from operations. At that time, management will evaluate the possible effects of inflation related to our business and operations.

Net Operating Loss Carryforward

We have accumulated a net operating loss carryforward of approximately $2,549,956 as of April 30, 2020. This loss carry forward may be offset against future taxable income. The use of these losses to reduce future income taxes will depend on the generation of sufficient taxable income prior to the expiration of the net operating loss carryforward. In the event of certain changes in control, there will be an annual limitation on the amount of net operating loss carryforward that can be used. No tax benefit has been reported in the financial statements for the years ended April 30, 2019 and 2020 because it has been fully offset by a valuation reserve. The use of future tax benefit is undeterminable.

Critical Accounting Policies

Our consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States. The preparation of these financial statements requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an on-going basis, we evaluate our estimates, including those related to intangible assets, derivative liabilities, income taxes, contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

For further information on our significant accounting policies see Note 2 to our consolidated financial statements included in this prospectus. There were no changes to our significant accounting policies during the year ended April 30, 2020.

Recent Accounting Pronouncements

See Note 2 to our consolidated financial statements included in this prospectus for disclosure of recent accounting pronouncements.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

Critical Accounting Policies

JOBS Act

The JOBS Act provides that, so long as a company qualifies as an "emerging growth company," it will, among other things:

●

Be exempted from the provisions of Section 404(b) of the Sarbanes-Oxley Act, requiring its independent registered public accounting firm to provide an attestation report on the effectiveness of its internal control over financial reporting;

●

be exempted from the "say on pay" and "say on golden parachute" advisory vote requirements of the Dodd-Frank Wall Street Reform and Customer Protection Act (the "Dodd-Frank Act"), and certain disclosure requirements of the Dodd-Frank Act relating to compensation of its chief executive officer, and be permitted to omit the detailed compensation discussion and analysis from proxy statements and reports filed under the Securities Exchange Act of 1934; and

●

instead provide a reduced level of disclosure concerning executive compensation, and be exempted from any rules that may be adopted by the Public company Accounting Oversight Board requiring mandatory audit firm rotations, or a supplement to the auditor's report on the financial statements.

It should be noted that notwithstanding our status as an emerging growth company, we would be eligible for these exemptions because of our status as a "smaller reporting company" as defined by the Exchange Act.

Section 107 of the JOBS Act provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected not to take advantage of the benefits of this extended transition period and, therefore, will be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies.

BUSINESS

The company was incorporated in the State of Delaware on May 27, 1998. Effective June 15, 2016, the company changed its name from Canyon Gold Corp. to Defense Technologies International Corp. to represent the company’s expansion goals more fully into the advanced technology sector.

Our principal executive office is located at 2683 Via De La Ville Suite G418, Del Mar, California 92014, telephone (1-800) 520-9485. Additional office space is subleased from EMAC Handels AG at 641 West 3rd Street, North Vancouver BC, Canada.

Our website address is http://www.defensetechnologiesintl.com.

Development of Scanner Technology Business

Defense Technologies’ subsidiary PSSI acquired the world-wide exclusive rights to the Passive Scanning TechnologyTM a ‘next generation, walk-through personnel scanning system. This patented product (US Patent: 7408461) is an advanced passive scanning technology for detection and identifying concealed threats to be used for the security of schools and other public venues. PSSI has the exclusive World-Wide license to manufacture and sell the Passive Scanning Technology™. We have added a camera for the detection of Elevated Body Temperatures (EBT). Our first products are: Passive Portal™, Passive Portal™ EBT and Passive EBT Station

On October 19, 2016, the company entered into a Definitive Agreement with Controlled Capture Systems, LLC ("CCS"), representing the inventor of the technology and assets that include~~d~~ a new exclusive Patent License Agreement and Independent Contractor Agreement. Under the license agreement with CCS, the company acquired the world-wide exclusive rights and privileges to the CCS security technology, patents, products and improvements. The term of the License Agreement shall be from October 19, 2016 until the expiration of the last to expire of the licensed issued patents or patents to be issued.

The company agreed to pay CCS an initial licensing fee of $25,000 and to pay ongoing royalties at the end of each six-month period at the rate of the greater of 5% of gross sales used or sold, or the minimum royalty payment of $25,000. The company also agreed to compensate investors that have provided funding for the development of CCS's technology with 2,667 shares of the company's common stock. Additionally, CCS would be entitled to receive 167 shares of the company's common stock upon completed sales of 1,000 passive scanner units based on the CCS technology. On December 14, 2017, the company issued 20,000 shares of Series B preferred stock to Controlled Capture Systems, LLC to extend the exclusive rights to the Passive Security Scan to March 15, 2018.

On May 30, 2018, the company and Control Capture Systems, LLC amended their license agreement as follows:

1.Royalty payments of 5% of gross sale from the license agreement will be calculated and paid quarterly with a minimum of $12,500 paid each quarter.

2.All payment will be in US dollars or stock of the company and or its subsidiary. The value of the stock will be a discount to market of 25% of the average trading price for the 10 days prior to conversion. The number of shares received by Control Capture prior to any reverse split are anti-dilutive.

3.Invoices for parts and materials will be billed separate of the license fees noted above.

The company capitalized the costs to acquire the License Agreement, including the $25,000 initial licensing fee and the estimated value of $353,600 of the 2,667 shares of the company's common stock issued on November 10, 2016 to the CCS investors, which value was based on the closing market price of the company's common stock on the date of the Definitive Agreement. The company recorded a current liability of $36,000 for the remaining obligation in its consolidated balance sheet as of April 30, 2019 Once sales of products based on the CCS technology begin, the company will amortize the capitalized costs over the estimated life of the license agreement as determined by the legal life of patents issued. To date no sales of the product have been completed. The company reviewed the valuation of the license agreement and determined to impair the asset of $378,600.

Effective January 12, 2017, Passive Security Scan, Inc. was incorporated in the state of Utah as a wholly owned subsidiary. The company merged its wholly-owned subsidiary, Long Canyon Gold Resources Corp. ("Long Canyon"), into PSSI, with PSSI the surviving entity. The company transferred to PSSI its exclusive world-wide license to the defense, detection and protection security products previously acquired by the company. The company currently owns 76.28% of PSSI with 23.72% acquired by several individuals and entities. With the merger of Long Canyon into PSSI, the company discontinued its mineral exploration business. The company concluded the initial development of the technology including the required Beta Test at a high-school near Austin Tx. All sales and marketing activities will be executed through PSSI.

The security products licensed from CCS as developed by the company are designed for personal and collateral protection. The proposed detection technology is intended to provide passive security scanning units for either walk-through or hand-held use to improve security for schools and other public facilities. The units use electromagnets and do not emit anything (such as x-rays) through the subject. The company, in consultation with CCS, recently completed a prototype with optional “Digital Imaging” which will give the user of the scanner the ability to recall the entire traffic passing through the scanner at any time thereafter. The prototype scanner unit has successfully passed elaborate lab testing and is ready for deployment and demonstration.

Competition

We believe we have the only known passive scanner technology based on earth magnetic technology that does not cause any harm to the subject passing through the scanner. We further believe our scanners are uniquely suited for school systems and other public venues. Our competitors’ technology is based on X-Ray, microwave or radio signals, all of which can be harmful over time. Those companies marketing similar scanners using traditional technologies are typically much larger and better financed than Defense Technologies. However, we are confident that the safety factor of our scanners will give us an edge over those developed by our competition.

Sales and Marketing

Through our marketing directors, Web Barth of Privateer Marketing Force and Brook Greenwald of Cornerstone Communications, we have made contact with schools, synagogues schools as well as other venue holders that have expressed interest in having the Passive Security Scan Unit presented at schools for demonstration and evaluation. Furthermore, as funding permits, we plan to install a demonstration unit in every state free of charge via the state’s Governor’s Office. We anticipate that this will provide major exposure for the company through this program.

We have signed three distributorship agreements. A distributor will get a 20% discount on gross sales, but is required to purchase a minimum of 25 units at time of signing for a distributorship. General referrals will earn a 10% discount.

With the completion of requisite funding, we expect to place the first units during the winter of 2020 and commence a major marketing campaign at the same time. We believe that we will start production and sales within the coming three to six months.

With the start of initial sales, we believe that we will be able to raise major funding through more conventional sources for our production.

Production

We acquired the necessary machinery and equipment to manufacture and assemble up to 500 Passive Portals per month at our Rexburg production facility. To date we are manufacturing and assembling the first thirteen units which will mainly be used for demonstrations and donations to valuable future customers.

Trademarks and Copyrights

We acquired the world-wide exclusive rights and privileges to the CCS security technology, patents, products and improvements. The term of the License Agreement shall be from October 19, 2016 until the expiration of the last to expire of the licensed issued patents or patents to be issued. CCS currently owns 3 patents and 2 patents pending related to the technology. On October 20, 2020, we were issued a U.S. Trademark for “Passive PortalTM ”.

Employees

We presently have four full and part-time consultants and do not anticipate adding additional employees until our business operations and financial resources so warrant. The Independent Contractor Agreement between the company and CCS provides that CCS will provide support for the development of the security technology and products. Management is provided through a series of service agreements with our officers and directors and key consultants.

Facilities

We presently rent office facilities at 2683 Via De La Ville Suite G418, Del Mar CA 92014 that serve as our principal executive offices. The facilities are rented on a month-to-month basis. Additional office space is subleased from EMAC at 641 West 3rd Street, North Vancouver BC, Canada.

Employee Stock Plan

We have not adopted any kind of stock or stock option plan for employees at this time.

Strategic Relationships

We currently do not have any material strategic relationships. Management's goal is to seek out and develop meaningful relationships with individuals and entities that can enhance the fulfillment of our business plan.

PLAN OF OPERATION

Our management is concerned that over the last five years there has been a marked increase in violent crime at schools, colleges, houses of religion and other public venues. We believe that our Passive Security Scan technology can positively impact this situation and provide a safer, more secure environment for venues without the worry of extended daily radiation exposure. In addition to the above venues, we intend to market our security systems to government buildings, VA Hospitals, sports stadiums, night clubs, commercial yards and depots and airports.

The company’s Passive Security Scan units are a walk-through weapons detector. The units are light, approximately 28 pounds, and can be moved by a single operator and have been developed to be easy to transport and store. It can also be deployed with an included external battery for use at sports fields, indoor arenas and other indoor events. As future funding permits, we plan to develop further products for the security industry, with a primary focus of addressing the serious issue of school security and safety.

Our patented Passive Scanning Technology™ non-invasively detects weapons and other ferromagnetic items by reading subtle changes that these items cause in the Earth’s magnetic field as subjects pass through the portal. Traditional metal detectors are "active-sensing", meaning, they emit potentially harmful radiation that may cause damage to our bodies with prolonged or frequent exposure. Instead of using x-rays or other forms of emissions, the sensors inside in the Passive Portal™ read variations in the Earth’s magnetic field and alert users when firearms, knives, and other weapons are present during screening. A single unit can scan up to 1200 people per hour. The Passive Portal™ uses passive sensors to detect common metallurgy used in knives, firearms, and other weapons, without the requirement of emitting electromagnetic-radiation of any kind. A passive sensor is an electronic device that responds to input directly from the physical environment that it is placed in. This means that passive sensors can gather specific data through the detection of vibrations, light, electromagnetic-radiation, heat, cold, or other phenomena occurring in that environment, with zero-emissions. Examples of passive sensors include: thermostats and thermometers, infrared motion sensors, common smoke detectors, and radiation monitors. In light of the current COVID-19 pandemic, we have added sensors to Passive PortalTM systems to detect elevated body temperatures

Traditional metal detection systems currently on the market use what is called active sensing. This means that they emit electromagnetic-radiation of some form, including radio waves, micro and millimeter-wavelength waves, and X-rays. In active sensing systems, an electromagnetic-radiation signal is typically emitted from one side of the scanner to the other side of the scanner, passing directly through the person being scanned. These systems then read the variations, or loss of transmission, from the “sent” side to “receive” side, much in the same way as an X-ray machine emits X-rays through a broken arm to expose the film on the other side of the arm showing the broken bone. While these active scanning technologies are commonly used, there is no evidence to support that they are safe.

Using recently secured funding, we are currently producing enough units to make initial delivery to customers. We are actively pursuing new orders through distributors and intend to develop a comprehensive marketing and sales plan as additional funds are secured. We also plan to explore government grants to religious organizations and school systems that can make our products more affordable to these customers.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name, age and position of our present directors and executive officers.

NameAgePosition

Merrill W. Moses 66President, CEO, Secretary, Interim CFO

and Director

Charles C. Hooper72Director

We presently anticipate considering new, qualified persons to become directors in the future, although no new appointments or arrangements have been made as of the date hereof.

All directors serve for a one-year term until their successors are elected or they are re-elected at the annual stockholders' meeting. Officers hold their positions at the pleasure of the board of directors, absent any employment agreement, of which none currently exists or is contemplated.

There is no arrangement, agreement or understanding between any of the directors or officers and any other person pursuant to which any director or officer was or is to be selected as a director or officer. Also, there is no arrangement, agreement or understanding between management and non-management stockholders under which non-management stockholders may directly or indirectly participate in or influence the management of our affairs.

The business experience of each person listed above during the past five years is as follows:

Merrill W. Moses attended Brigham Young University and over the past 40 years has been an entrepreneur and founder of a variety of independent business ventures. He has also been involved in operating an independent oil and gas company and a mining and exploration company. Since 1992, Mr. Merrill has served as President and CEO of two oil and gas companies, Energy Pro Inc. and Dynamic Energy & Petroleum Inc. Mr. Moses is also a founding partner in 2007 of Liberty Capital International, Inc., an international financial and project management company that provides various private client financial and asset management services.

Charles C. Hooper has a background in Mineral Exploration and Mining and currently is the owner of Old Town Financial in La Jolla, California, a designer, financier and developer of commercial buildings and other real estate projects. Previously, he was a missile guidance engineer designing and building missile guidance systems for the U.S. Army. Mr. Hooper also served as an officer in the U.S. Navy during the Viet Nam war. He is a graduate system engineer from the University of California at Los Angeles and holds a Master of Science Degree in Management.

None of our officers, directors or control persons has had any of the following events occur:

●Any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer, either at the time of the bankruptcy or within two years prior to that time;

●any conviction in a criminal proceeding or being subject to a pending criminal proceeding, excluding traffic violations and other minor offenses;

●being subject to any order, judgment or decree, not substantially reversed, suspended or vacated, of any court of competent jurisdiction, permanently enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking business; and

●being found by a court of competent jurisdiction in a civil action, the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

No director is deemed to be an independent director. Our board of directors performs some of the functions associated with a nominating committee and a compensation committee, including reviewing all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation. The board will also perform the functions of an audit committee until we establish a formal committee.

Committees of the Board of Directors

Currently we do not have any standing committees of the board of directors. Until formal committees are established, our board of directors will perform some of the functions associated with a nominating committee and a compensation committee, including reviewing all forms of compensation provided to our executive officers, directors, consultants and employees, including stock compensation. The board will also perform the functions of an audit committee until we establish a formal committee.

Code of Ethics

We currently do not have a code of ethics. It is our intention during the coming year to adopt a code of ethics that applies to our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions.

Executive Compensation

We do not have a bonus, profit sharing, or deferred compensation plan for the benefit of employees, officers or directors. We currently have no employees and do not pay any salaries. Compensation for our officers and directors is generally established through a written service agreement.

The following table depicts compensation accrued to officers and directors for the fiscal years ended April 30, 2020, 2019 and 2018.

Name and Principal Position	Year Ended April 30,	Salary	Bonus	All Other Consideration	Total
Merrill W. Moses, President, CEO, Secretary, Interim CFO and Director (1)(1	2018	$ 0	$ 0	$ 142,500	$ 142,500
	2019	$ 0	$ 0	$ 150,000	$ 150,000
	2020	$ 0	$ 0	$ 150,000	$ 150,000
Charles Cortland Hooper, Director (2)	2018	$ 0	$ 0	$ 60,000	$ 60,000
	2019	$ 0	$ 0	$ 60,000	$ 60,000
	2020	$ 0	$ 0	$ 60,000	$ 60,000

(1)Mr. Moses’ compensation for services as President, CEO, Secretary, Interim CFO and Director was accrued pursuant to a Service Agreement with the Company dated April 25, 2016. As of April 30, 2020, $323,750 was payable to Mr. Moses by the Company. In addition, pursuant to a Service Agreement with Passive Security Scan Inc. (“PSSI”), compensation of $30,000 was accrued for the year with a payable as of April 30, 2020 of $97,500 payable to Mr. Moses.

(2)Mr. Hooper’s compensation for the fiscal year ended April 30, 2020 was $60,000 with $234,000 accrued as a payable to Mr. Hooper. The compensation for services as Director was accrued pursuant to a Service Agreement dated May 20, 2016.

During the fiscal year ended April 30, 2020, we accrued expenses and services rendered by EMAC in the amount of $129,000 pursuant to Administration Agreements with DTII and PSSI. Total accrued payable to EMAC for services and expense reimbursement as of April 30, 2020 was $315,296.

Employment and Service Agreements

Merrill W. Moses, President, CEO and director, entered into a service agreement with the company on April 25, 2016. The agreement provides that for his services to the company, Mr. Moses is to receive $7,500 per month beginning May, 2016 and the issuance of 233 restricted common shares of the company.  The fees may be paid in cash and or with common stock.

Charles C. Hooper, Director, entered into a service agreement with the company on May 20, 2016. The agreement provides that Mr. Hooper is to receive for his services to the company, the sum of $5,000 per month beginning May 2016 and the issuance of 233 restricted common shares of the Company.  The fees may be paid in cash and or with common stock.

On May 1,2014, the company entered into an administration agreement with EMAC Handels AG, to provide administration services to the company for a monthly fee $5,000, office rent of $250 and office supplies of $125.  Extraordinary expenses are invoiced by EMAC on a quarterly basis. The fee may be paid in cash and or with common stock.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as of January 11, 2021, to the best of our knowledge, with respect teach person believed to be the beneficial owner of more than 5% of our outstanding common stock, each director and executive officer and by all directors and executive officers as a group. For purposes of disclosure, a person is deemed to be the beneficial owner of any shares of common stock (i) over which the person has or shares, directly or indirectly, voting or investment power, or (ii) of which the person has a right to acquire beneficial ownership at any time within 60 days after the date of this prospectus. "Voting power" is the power to vote or direct the voting of shares and "investment power" includes the power to dispose or direct the disposition of shares.

Name and Address	Amount and Nature of	Percent
of Beneficial Owner	Beneficial Ownership(1)	of Class(2)
Directors and Executive Officers:
Merrill W. Moses, President & CEO 2683 Via De La Valle, Suite G418 Del Mar, California 92014	1,000,468	2.06%
Charles C. Hooper, Director 2683 Via De La Valle, Suite G418 Del Mar, California 92014	167	0.00%
5% Beneficial Owners: EMAC Handels AG(3) Schuetzenstr. 22 Pfaeffikon, Switzerland	1,374,605	2.84%

Preferred Stockholder (Series A):
EMAC Handels AG(3)	2,282,635(4)	(4)
All directors and executive officers as a group (2 person)	1,000,635	2.06%

(1)Unless otherwise indicated, the named person will be the record and beneficially owner of the shares indicated.

(2)For purposes of this table, the percentage is based on 57,573,847 shares of common stock outstanding as of January 11, 2021.

(3)EMAC Handels AG is a Swiss company located in Pfaeffikon, Switzerland, owned and controlled by Thomas Hiestand.

(4)Represents Series A Preferred stock owned by EMAC Handels AG, which shares equal approximately 78% of the outstanding Series A shares. Each share of Series A Preferred Stock is convertible into 10 shares of common stock and carries common stock super voting rights of 100 votes for each share of Preferred Stock. Based on the current outstanding shares of common stock, the Preferred stockholder would possess the super voting power of more than a majority on any issue brought to a vote of common stockholders. Also, if the Preferred Stock is converted to common stock, the Preferred stockholder would own approximately 30.1% of the common stock then issued and outstanding.

DESCRIPTION OF SECURITIES TO BE REGISTERED

This description of our securities is a summary only of certain provisions contained in our Articles of Incorporation and is qualified in its entirety by reference to the complete terms contained therein.

Common Stock

Authorized and Outstanding

On September 1, 2020, the board of directors and holders of a majority of the voting power of our common stock, approved by written consent the resolution to increase our authorized common stock from 200 million to 400 million shares, par value $0.0001 per shares. The increase in capitalization was effective as of September 28, 2020. As of January 11, 2021, the number share common shares outstanding is 57,573,847.

Voting Rights

Each holder of our common stock has the right to cast one vote for each share of stock in their name on the books of our company, whether represented in person or by proxy, on all matters submitted to a vote of holders of common stock, including election of directors. There is no right to cumulative voting in election of directors. Except where a greater percentage is required by statute, our articles of incorporation or bylaws, the presence, in person or by proxy, of one or more holders of a majority of the outstanding common shares, constitutes a quorum for the transaction of business. The vote by the holders of a majority of outstanding voting power is required to effect certain fundamental corporate changes such as liquidation, merger, or amendment of our articles of incorporation.

It should be noted that a series of the company’s preferred stock currently outstanding carries super voting rights on matters presented to common stockholders for a vote. The voting power of these preferred shares is included in determining the outcome of voting by common stockholders. A description of the preferred stock in set forth below.

Dividends

Our common stockholders are entitled to share in all dividends that our board of directors, in its discretion, declares from legally available funds. There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Preemptive Rights

Holders of our common stock are not entitled to preemptive rights and no redemption or sinking fund provisions are applicable to our common stock.

Preferred Stock

The company has 20,000,000 shares of $0.0001 par value preferred stock authorized and has designated a Series A (5 million shares authorized) and a Series B (5 million shares authorized) preferred stock. Each share of the Series A preferred stock is convertible into ten common shares and carries voting rights on the basis of 100 votes per share. These voting rights are included in the voting power of matters presented to common stockholders. Each share of the Series B preferred stock is convertible into ten common shares and carries no voting rights. The board of directors has the discretion to issue the preferred stock in such series and with such preferences and rights as it may designate. In November, 2020, we designated a Series C Preferred Stock (1.5 million shares authorized). Series C shares shall be convertible into DTII common stock on terms to be established by the Board of Directors and will have no voting rights.

As of January 11, 2021, there are 2,925,369 shares of Series A preferred stock outstanding and 520,000 shares of Series B preferred stock outstanding.

Transfer Agent

We have designated as our transfer agent Standard Transfer Company, 440 East 400 South, Suite 200, Salt Lake City, Utah 84111

DISCLOSURE OF COMMISSION POSITION OF INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our bylaws provide that directors, officers and persons acting at our request as an officer or director, will be indemnified by us to the fullest extent authorized by the Delaware General Corporation Law. This indemnification applies to all expenses and liabilities reasonably incurred in connection with services for us or on our behalf if:

●	Such person acted in good faith with a view to our best interests; and

●	in the case of a monetary penalty in connection with a criminal or administrative action or proceeding, such person had reasonable grounds to believe that his or her conduct was lawful.

Insofar as indemnification for liabilities arising under the Securities Act might be permitted to directors, officers or persons controlling our company under the provisions described above, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

LEGAL MATTERS

Leonard E. Neilson, Attorney at Law, 7345 South 1950 East, Cottonwood Heights, Utah 84121, telephone (801) 733-0800, has acted as our special legal counsel.

EXPERTS

Our financial statements for the fiscal year ended April 20, 2020 appearing in this prospectus, have been audited by Fruci & Associates II, PLLC, Registered Public Accounting Firm (“FRUCI”), Spokane, Washington. Their reports are given upon their authority as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus was hired on a contingent basis, will receive a direct or indirect interest in Defense Technologies, or has acted or will act as a promoter, underwriter, voting trustee, director, officer, or employee of our company.

On November 21, 2019, the company’s board of directors authorized the issuance of 200,000 shares of DTII common stock to Leonard E. Neilson, special legal counsel for the company, pursuant to a Legal Services Agreement for services rendered to the company. He is currently the beneficial owner of 193,000 of those shares. Mr. Neilson is issuing a legal opinion in connection with the registration statement, to which this prospectus relates.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement that we filed with the SEC in accordance with its rules and regulations. This prospectus does not contain all the information in the registration statement. For further information regarding both our company and the securities in this Offering, we refer you to the registration statement, including all exhibits and schedules. You may inspect our registration statement, without charge, at the public reference facilities of the SEC's Washington, D.C. office, 100 F Street, NE, Washington, D.C. 20549 and on its Internet site at http://www.sec.gov. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room.

You also may request a copy of the registration statement and these filings by contacting us electronically at our website http://www.defensetechnologiesintl.com.

We are subject to the informational requirements of the Securities Exchange Act of 1934 and required to file annual, quarterly and current reports and other information with the SEC. These reports and other information may also be inspected and copied at the SEC's public reference facilities or its web site at https://www.sec.gov/.

Defense Technologies International Corp. and Subsidiary

Index to Consolidated Financial Statements

Years Ended April 30, 2020 and 2019

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Defense Technologies International Corp.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Defense Technologies International Corp. (“the Company”) as of April 30, 2020 and 2019, and the related consolidated statements of operations, stockholders’ deficit, and cash flows for each of the years in the two-year period ended April 30, 2020, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of April 30, 2020 and 2019, and the results of its operations and its cash flows for each of the years in the two-year period ended April 30, 2020, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company has an accumulated deficit, net losses, and negative cash flows from operations. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

We have served as the Company’s auditor since 2017. Spokane, Washington
August 7, 2020

Defense Technologies International Corp. and Subsidiary
Consolidated Balance Sheets

	April 30,
	2020	2019
ASSETS
		(Reclassified)
Current assets:
Cash	$ 70,416	$ 60
Inventory	21,368	2,787
Prepaid expenses	20,000	10,500
Total current assets	111,784	13,347

Fixed assets, net of depreciation of $2,915	31,996	--
Total assets	$ 143,780	$ 13,347

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$ 364,199	$ 283,489
Accrued license agreement payment	71,300	36,300
Accrued interest and fees payable	178,066	209,981
Customer deposits	45,695	--
Derivative liabilities	1,333,288	1,252,539
Convertible notes payable, net of discount	821,949	959,800
Payables – related parties	970,547	749,879
Notes payable	424,226	429,226
Total current liabilities	4,209,270	3,921,214

Total liabilities	4,209,270	3,921,214

Commitments and contingencies	--	--

Stockholders’ deficit
Convertible preferred stock, $0.0001 par value; 20,000,000 shares authorized: Series A – 2,925,369 and 2,925,369 shares issued and outstanding, respectively	292	292
Series B – 520,000 and 520,000 shares issued and outstanding, respectively	52	52
Common stock, $0.0001 par value; 200,000,000 shares authorized, 9,056,524 and 5,022,244 shares issued and outstanding, respectively, post reverse split	905	502
Additional paid-in capital	6,288,325	5,496,972
Accumulated deficit	(10,193,808)	(9,276,082)
Total	(3,904,234)	(3,778,264)
Non-controlling interest	(161,256)	(129,603)
Total stockholders’ deficit	(4,065,490)	(3,907,867)
Total liabilities and stockholders’ deficit	$ 143,780	$ 13,347

The accompanying notes are an integral part of these consolidated financial statements

Defense Technologies International Corp. and Subsidiary
Consolidated Statements of Operations

	Years Ended April 30,
	2020	2019

Revenue	$ -	$ -

Operating expenses:
Consulting fees	529,479	487,362
Investor relations	149,245	13,500
General and administrative	224,716	362,913

Total operating expenses	903,440	863,775

Loss from operations	(903,440)	(863,775)

Other income (expense):
Impairment of asset	--	(378,600)
Gain (loss) on shares issued for service	11,338	--
Gain (loss) on cancellation of stock	96,518	--
Gain (loss) on notes payable	(2,178,519)	(10,243)
Finance and interest cost on notes	(341,098)	(193,941)
Interest expense	(146,299)	(196,233)
Gain (loss) on derivative liabilities	2,307,215	2,008,512
Gain on extinguishment of debt	204,906	(10,000)

Total other income (expense)	(45,939)	1,219,495

Gain(loss) before income taxes	(949,379)	355,720

Provision for income taxes
	--	--
Net gain (loss)	(949,379)	355,720

Non-controlling interest in net loss of consolidated subsidiary	31,653	114,008

Net gain (loss) attributed to the Company	$ (917,726)	$ 469,728

Net loss per common share – basic	$ (0.13)	$ 0.15

Weighted average shares outstanding – basic	6,969,922	3,063,756

Net loss per common share – diluted	$ (0.13)	$ 0.15

Weighted average shares outstanding – diluted	6,969,922	3,063,756

The accompanying notes are an integral part of these consolidated financial statements

Defense Technologies International Corp. and Subsidiary Consolidated Statements of Stockholders’ Deficit For the Years Ended April 30, 2020 and 2019

	Preferred Stock		Common Stock		Additional Paid-In	Accumulated	Non-Controlling	Total Stockholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Deficit
Balance, April 30, 2018	3,797,369	$ 380	1,283,758	$ 128	$ 5,076,110	$ (9,745,809)	$ (15,596)	$(4,684,787)
Common stock issued for cash	--	--	33,333	3	4,997	--	--	5,000
Common stock issued for service	--	--	686,425	69	189,305	--	--	189,374
Common stock issued for debt	--	--	768,728	77	84,978	--	--	85,055
Preferred shares issued earlier	(152,000)	(16)	--	--	16	--	--	--
Common stock issued for conversion of preferred shares	(200,000)	(20)	2,000,000	200	(180)	--	--	--
Common stock issued for contract extension	--	--	250,000	25	12,475	--	--	12,500
Warrants and options issued	--	--	--	--	129,271	--	--	129,271
Net loss	--	--	--	--	--	469,727	(114,007)	355,720
Balance, April 30, 2019 (Reclassified)	3,445,369	$ 344	5,022,244	$ 502	$ 5,496,972	$ (9,276,082)	$(129,603)	$(3,907,867)
Common stock issued for service	--	--	798,200	80	166,637	--	--	166,717
Common stock for service cancelled	--	--	(408,333)	(41)	(96,476)	--	--	(96,517)
Common stock issued for the conversion of debt	--	--	3,258,322	325	232,094	--	--	232,419
Common stock issued for accounts payable	--	--	386,091	39	90,206	--	--	90,245
Retirement of derivative at conversion	--	--	--	--	398,892	--	--	398,892
Net loss	--	--	--	--	--	(917,726)	(31,653)	(949,379)
Balance at April 30, 2020	3,445,369	$ 344	9,056,524	$ 905	$ 6,288,325	$(10,193,808)	$ (161,256)	$ (4,065,490)

The accompanying notes are an integral part of these consolidated financial statements

Defense Technologies International Corp and Subsidiary

Consolidated statement of Cash Flows for Years Ended April 30,

	2020	2019
Cash flows from operating activities:
Net gain (loss)	$(949,379)	$355,720
Adjustments to reconcile net loss to net cash
used in operating activities:
Depreciation	2,915	--
Common stock issued for services	166,717	189,374
Common stock issued for service cancellation	(96,517)	--
Impairment of asset	--	378,600
Shares issued for contract extension	--	12,500
Fee for loan extension	--	30,000
Amortization of debt discount and financing fees	341,099	163,943
(Gain) loss on derivative liabilities	(2,307,215)	(2,008,512)
Gain(loss) on extinguishment of debt	(204,906)	10,000
Loss on notes	2,178,519	10,243
Change in operating assets and liabilities:
(Increase) decrease in inventory	(18,581)	(2,787)
(Increase) decrease in prepaid expenses	(9,500)	(10,500)
Increase in accounts payable and accrued expense	301,752	155,951
Increase in customer deposits	45,965	--
Increase in payables – related parties	220,668	290,528
Net cash used in operating activities	(328,733)	(424,940)

Cash flows used in investing activities
Purchase of fixed assets	(34,911)	--
Net cash used in investing activities	(34,911)	--

Cash flows from financing activities:
Proceeds from sale of common stock for cash		5,000
Repayment of convertible notes	(158,000)	(190,000)
Proceeds from convertible notes payable, net	597,000	320,000
Proceeds (repayment) from notes payable	(5,000)	290,000
Net cash provided by financing activities	434,000	425,000

Net increase (decrease) in cash	70,356	52
Cash at beginning of the year	60	8
Cash at end of the year	$70,416	$60

Supplement Disclosures
Interest paid	$22,600	$--
Income tax paid	$--	$--

Non-Monetary Transactions
Common stock issued for convertible debt	$232,419	$85,055
Common stock issued for the conversion of preferred shares	$--	$20
New notes issued to pay old notes	$--	$90,037
Ap converted to note payable	$--	$114,226
Common stock issued for accounts payable	$90,245	$--
Derivative liability on debt conversion	$--	$73,312
Preferred shares adjusted to issuance	$--	$16
Warrant financing expense	$--	$73,313
Retirement of derivative liability on debt conversion	$398,892	$--
Derivative liabilities for day 1 on tainted convertible notes	$2,607,576	$--
Common stock issue as an inducement to note issuance	$3,000	$--

The accompanying notes are an integral part of these consolidated financial statements

Defense Technologies International Corp. and Subsidiary

Notes to Consolidated Financial Statements

Years Ended April 30, 2020 and 2019

NOTE 1. NATURE OF BUSINESS AND CONTINUED OPERATIONS

Defense Technologies International Corp. (the "Company ") was incorporated in the State of Delaware on May 27, 1998.  Effective June 15, 2016, the Company changed its name to Defense Technologies International Corp. from Canyon Gold Corp. to represent the Company’s expansion goals more fully into the advanced technology sector.

Effective January 12, 2017, Passive Security Scan, Inc. ("PSSI") was incorporated in the state of Utah as subsidiary controlled by the Company.  The Company transferred to PSSI its exclusive world-wide license to the defense, detection and protection security products previously acquired by the Company.  The Company currently owns 76.28% of PSSI with 23.72% acquired by four individuals and entities.  The Company plans to continue the development of the technology and conduct all sales and marketing activities in PSSI.

On January 19, 2018, the Board of Directors, with the approval of a majority of the shareholders, passed a resolution to effect a reverse split of the Company’s outstanding common stock on a 1 share for 1,500 shares (1:1500) basis. The reverse split was effective on March 20, 2018. The number of shares in the financials are reflective of the reverse split.

Going Concern

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern.  Through April 30, 2020, the Company has no revenues, has accumulated deficit of $10,193,808 and a working capital deficit of $4,097,486 and expects to incur further losses in the development of its business, all of which cast substantial doubt about the Company’s ability to continue as a going concern.  Management plans to continue to provide for the Company's capital needs during the year ending April 30, 2020 by issuing debt and equity securities and by the continued support of its related parties.  The consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.  There is no assurance that funding will be available to continue the Company’s business operations.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

These consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.  The Company’s fiscal year end is April 30.

Critical Accounting Policies- Reclassification

The shareholders’ deficit in the year ended April 30, 2019 has been reclassified to conform to the current period financial statement presentations. This reclassification has no effect on the previously reported balance sheet and the income statement.

Recent Accounting Pronouncements

In January 2017, the FASB issued Accounting Standards Update ("ASU") No. 2017-4, "Intangibles –Goodwill and Other (Topic 350): "Simplifying the Test for Goodwill Impairment."  This update simplifies how an entity is required to test goodwill for impairment by eliminating Step 2 from the goodwill impairment test.  Step 2 measures a goodwill impairment loss by comparing the implied fair value of a reporting unit's goodwill with the carrying amount of that goodwill.  Instead, under the amendments in this update, an entity should perform its annual, or interim, goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount.  An entity should recognize an impairment charge for the amount by which the carrying amount exceeds the reporting unit's fair value.  An entity should apply the amendments in this update on a prospective basis.  An entity is required to disclose the nature of and reason for the change in accounting principle upon transition.  That disclosure should be provided in the first annual period and in the interim period within the first annual period when the entity initially adopts the amendments in this update. A public business entity that is an SEC filer should adopt the amendments in this Update for its annual or any interim goodwill impairment tests in fiscal years beginning after December 15, 2019.  The Company is currently unable to determine the impact on its consolidated financial statements of the adoption of this new accounting pronouncement.

In January 2017, the FASB issued ASU No. 2017-1, "Business Combinations (Topic 805): Clarifying the Definition of a Business."  The amendments in this update clarify the definition of a business with the objective of adding guidance to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses.  The definition of a business affects many areas of accounting including acquisitions, disposals, goodwill, and consolidation.  The amendments of this ASU are effective for public business entities for annual periods beginning after December 15, 2018, and interim periods within annual periods beginning after December 15, 2019.  The amendments in this Update are to be applied prospectively on or after the effective date.  The Company is currently unable to determine the impact on its consolidated financial statements of the adoption of this new accounting pronouncement.

In February 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-02, "Leases (Topic 842)". The amendments in this ASU revise the accounting related to lessee accounting. Under the new guidance, lessees is required to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018 and are to be applied through a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Early adoption is permitted. The Company did adopt the new accounting pronouncement and is recording a lease use asset and lease liability as of May 31, 2019. As of August 30, 2019 the lease was cancelled by the landlord thus no lease use and liability was reported as of April 30, 2020 and 2019 .

Although there are several other new accounting pronouncements issued or proposed by the FASB, which the Company has adopted or will adopt, as applicable, the Company does not believe any of these accounting pronouncements has had or will have a material impact on its consolidated financial position or results of operations.

Consolidation and Non-Controlling Interest.

These consolidated financial statements include the accounts of the Company, and its wholly owned subsidiary, Long Canyon, through January 15, 2017, and its majority-owned subsidiary, PSSI, from its formation on January 15, 2017.  All inter-company transactions and balances have been eliminated.

The non-controlling interest in PSSI, representing 5,441,436 common shares, or 23.72%, was acquired by several individuals and entities, including related parties, in exchange for services valued at $6,100 and the extinguishment of Company accounts payable – related parties with a book value of $9,835.

Impairment of Long-Lived Assets

The Company reviews the carrying value of its long-lived assets annually or whenever events or changes in circumstances indicate that the historical-cost carrying value of an asset may no longer be appropriate. The Company assesses recoverability of the asset by comparing the undiscounted future net cash flows expected to result from the asset to its carrying value. If the carrying value exceeds the undiscounted future net cash flows of the asset, an impairment loss is measured and recognized. An impairment loss is measured as the difference between the net book value and the fair value of the long-lived asset. Fair value is estimated based upon either discounted cash flow analysis or estimated salvage value. On April 30, 2019, the Company impaired its licenses agreement of $378,600.

Basic and Diluted Net Loss per Share

The Company computes net loss per share in accordance with ASC 260, Earnings per Share, which requires presentation of both basic and diluted loss per share (“EPS”) on the face of the statement of operations.  Basic EPS is computed by dividing net loss available to common shareholders (numerator) by the weighted average number of common shares outstanding (denominator) during the period.  Diluted EPS gives effect to all dilutive potential common shares outstanding during the period including stock options and warrants, using the treasury stock method, convertible preferred stock, and convertible debt, using the if-converted method.  In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants.  Diluted EPS excludes all potentially dilutive common shares if their effect is antidilutive.

As of April 30, 2020, convertible debt and related accrued interest payable were convertible into 18,059,793 shares of the Company’s common stock, 200,000 shares of convertible preferred stock was convertible into 2,000,000 shares of the Company’s common stock, 582,857 warrants were convertible into 582,857 shares of common stock and 250,000 options were convertible into 250,000 shares of common stock.

Income Taxes

The Company accounts for income taxes using the asset and liability method in accordance with ASC 740, Income Taxes.  The asset and liability method provides that deferred tax assets and liabilities are recognized for the expected future tax consequences of temporary differences between the financial reporting and tax bases of assets and liabilities and for operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using the currently enacted tax rates and laws that will be in effect when the differences are expected to reverse.  The Company records a valuation allowance to reduce deferred tax assets to the amount that is believed more likely than not to be realized.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.  The Company bases its estimates and assumptions on current facts, historical experience and various other factors that it believes to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities and the accrual of costs and expenses that are not readily apparent from other sources.  The actual results experienced by the Company may differ materially and adversely from the Company’s estimates.  To the extent there are material differences between the estimates and the actual results, future results of operations will be affected.

Financial Instruments

Pursuant to ASC 820, Fair Value Measurements and Disclosures and ASC 825, Financial Instruments, an entity is required to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value using a hierarchy based on the level of independent, objective evidence when measuring fair value using a hierarch based on the level of independent, objective evidence surrounding the inputs used to measure fair value.  A financial instrument’s categorization with the fair value hierarchy is based upon the lowest level of input that is significant to the fair value measurement.  The hierarchy prioritized the inputs into three levels that may be used to measure fair value:

Level 1:  applies to assets or liabilities for which there are quoted prices in active markets for identical assets or liabilities.

Level 2:  applies to assets or liabilities for which there are inputs other than quoted prices that are observable for the asset or liability such as quoted prices for similar assets or liabilities in markets that are not active.

Level 3:  applies to assets or liabilities for which there are unobservable inputs to the valuation methodology that are significant to the measurement of the fair value of the assets or liabilities.

As of April 30, 2020 and 2019, the Company believes the amounts reported for cash, payables, accrued liabilities and amounts due to related parties approximate their fair values due to the nature or duration of these instruments.

Liabilities measured at fair value on a recurring basis were estimated as follows at April 30, 2020 and 2019:

2019	Total	Level 1	Level 2	Level 3

Derivative liabilities	$ 1,252,539	$ -	$ -	$ 1,252,539
Convertible notes payable, net	959,800	959,800	-

Total liabilities measured at fair value	$ 2,212,339	$ 959,800	-	$ 1,252,539

2020

Derivative liabilities	$ 1,333,288	$ --	$ --	$ 1,333,288
Convertible notes payable, net	821,949	$ 821,949	$ --

Total liability measured at fair value	$ 2,155,237	$ 821,949	$ --	$ 1,333,288

Derivative Liabilities

We have identified the conversion features of certain of our convertible notes payable as derivatives.  We estimate the fair value of the derivatives using the Black-Scholes pricing model.  We estimate the fair value of the derivative liabilities at the inception of the financial instruments, at the date of conversions to equity and at each reporting date, recording a derivative liability, debt discount, and a gain or loss on change in derivative liabilities as applicable.  These estimates are based on multiple inputs, including the market price of our stock, interest rates, our stock price volatility and variable conversion prices based on market prices as defined in the respective agreements.  These inputs are subject to significant changes from period to period and to management's judgment; therefore, the estimated fair value of the derivative liabilities will fluctuate from period to period, and the fluctuation may be material.

Non-Monetary Transactions

All issuances of the Company’s common stock for non-cash consideration have been assigned a dollar amount equaling either the market value of the shares issued or the value of consideration received whichever is more readily determinable.  The majority of the non-cash consideration received pertains to services rendered by consultants and others and has been valued at the market value of the shares issued.

Stock-Based Compensation

The Company accounts for stock-based compensation to employees and consultants in accordance with FASB ASC 718. Stock-based compensation to employees is measured at the grant date, based on the fair value of the award, and is recognized as expense over the requisite employee service period. The Company accounts for stock-based compensation to other than employees in accordance with FASB ASC 505-50. Equity instruments issued to other than employees are valued at the earlier of a commitment date or upon completion of the services, based on the fair value of the equity instruments and is recognized as expense over the service period. The Company estimates the fair value of stock-based payments using the Black Scholes option-pricing model for common stock options and warrants and the closing price of the Company’s common stock for common share issuances.

Cash and Cash Equivalents

The Company considers all investments purchased with original maturity of three or fewer months to be cash equivalents.

Inventory

Inventories are stated at the lower or cost of market using the first-in; first-out (FIFO) cost method of accounting. The inventory consists of raw materials used to make various products for sale.

Equipment

Equipment is carried at the cost of acquisition and depreciated over the estimated useful lives of the assets which is 36 months. Costs associated with repair and maintenance is expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets.

NOTE 3 – LICENSE AGREEMENT

Effective July 15, 2016, the Company executed documents intended to finalize the acquisition of 100% of Defense Technology Corporation, a non-related privately held Colorado company ("DTC"), a developer of defense, detection and protection products to improve security for Anchor schools and other public facilities.  Subsequently, the Company and DTC mutually agreed to rescind the acquisition of DTC and entered into a Rescission Agreement and Mutual Release (the "Rescission Agreement"), dated October 17, 2016.

In connection with the Rescission Agreement with the Company, DTC rescinded its agreement with the inventor and developer of the technology and assets that were subject to the original agreement between the Company and DTC.  On October 19, 2016, the Company entered into a new Definitive Agreement with Controlled Capture Systems, LLC ("CCS"), representing the inventor of the technology and assets previously acquired by DTC, that included a new exclusive Patent License Agreement and Independent Contractor agreement.  Under the license agreement with CCS, the Company acquired the world-wide exclusive rights and privileges to the CCS security technology, patents, products and improvements.  The term of the License Agreement will be from October 19, 2016 until the expiration of the last to expire of the licensed issued patents or patents to be issued.

The Company agreed to pay CCS an initial licensing fee of $25,000 and to pay ongoing royalties at the end of each six-month period at the rate of the greater of 5% of gross sales used or sold, or the minimum royalty payment of $25,000.  The Company also agreed to compensate investors that have provided funding for the development of CCS's technology with 2,667 shares of the Company's common stock.  Additionally, CCS will be entitled to receive 167 shares of the Company's common stock upon completed sales of 1,000 passive scanner units based on the CCS technology.

The Independent Contractor Agreement between the Company and CCS provides that CCS will provide support for the development of the security technology and products.  An initial payment of $5,000 was paid to CCS plus ongoing hourly compensation for services provided.

The Company capitalized the costs to acquire the License Agreement, including the $25,000 initial licensing fee and the estimated value of $353,600 of the 2,667 shares of the Company's common stock issued on November 10, 2016 to the CCS investors, which value was based on the closing market price of the Company's common stock on the date of the Definitive Agreement. The Company has recorded a current liability of $36,300 in its consolidated balance sheet as of April 30, 2019 and $6,300 as of April 30, 2018.  Once sales of products based on the CCS technology begin, the Company will amortize the capitalized costs over the estimated life of the license agreement as determined by the legal life of patents issued.

On January 15, 2017, the Company transferred the License Agreement to PSSI in exchange for 15,000,000 common shares of PSSI, or 65.38% ownership. During the FY 2018 the Company increased its ownership of PSSI to 17,500,000 shares or 76.28% of the Company  The Company plans to continue the development of the technology and conduct all sales and marketing activities in PSSI.

On January 22, 2017, the Company and CCS entered into an Amendment to the Definitive Agreement, whereby CCS consented to the transfer of the Definitive Agreement, Patent License Agreement and Independent

Contractor Agreement to PSSI and agreed to extend the due dates of certain payments due CCS to April 30, 2017.  In exchange, CCS received 100,000 shares of PSSI common stock.

Also in connection with the Amendment to the Definitive Agreement, the investors that provided funding for the development of CCS's technology received 500,000 shares of PSSI common stock.

The Company reviewed its valuation of the license agreement and as of April 30, 2019 the Company elected to fully impair its licenses agreement resulting in an impairment loss of $378,600.

NOTE 4: RELATED PARTY TRANSACTIONS

Payables – Related Parties

During the years ended April 30, 2019 and 2020, management and administrative services were compensated by the Company pursuant to: a Service Agreement between the Company and Merrill Moses, President, CEO, Secretary, acting CFO and director, dated April 25, 2016; a Service Agreement between the Company and Charles Hooper, director, dated May 20, 2016; a Service Agreement between the Company and Stephen Studdert, former President, CEO, Secretary, acting CFO and director, dated April 30, 2011; and an Administration Agreement with EMAC Handles AG (“EMAC”), a shareholder of the Company and PSSI, executed on March 15, 2011 and renewed on May 1, 2014.

During the year ended April 30, 2020, management and administrative services were compensated by PSSI pursuant to a Service Agreement between PSSI and Merrill Moses, dated January 12, 2017 and effective February 1, 2017 and an Administration and Management Agreement dated January 12, 2017 between PSSI and RAB Investments AG (“RAB”), a significant lender of the Company and a shareholder of PSSI.

The fees are based on services provided and invoiced by the related parties on a monthly basis and the fees are paid in cash when possible or with the Company’s common stock.  The Company also, from time to time, has some of its expenses paid by related parties with the intent to repay.  These types of transactions, when incurred, result in payables to related parties in the Company's consolidated financial statements as a necessary part of funding the Company's operations.

Previously on December 11, 2018, the Board of Directors resolved to change the terms of the company’s Series A and Series B Preferred Shares from ten (10) shares of DTII common stock for each one (1) share of Preferred Stock, to five (5) shares of DTII common stock for each one (1) share of Preferred Stock. The revised conversion terms applied to all issued and outstanding Preferred Shares and to future issuances of Series A and Series B Preferred Stock.

As of April 30, 2019 and 2020, the Company had payable balances due to related parties totaling $749,879 and $970,547, respectively, which resulted from transactions with shareholders, officers and directors of the Company.

Notes Payable

On March 5, 2018, the Company subsidiary PSSI entered into a note agreement with Premium Marketing Associates, LLC for $25,000.  The funds were designated for use in a marketing agreement with the Edward Fitzgerald Group for raising funds for PSSI. The note was to be repaid from investment fund generated by the Fitzgerald group plus 15% of the funds generated are paid to the investor.

On July 6, 2018, the Company signed an investment agreement with a third party. Under the terms of the agreement the Company receive $250,000 through the Company  attorney’s trust account. On July 12, 2018, the Company received the $250,000 less wire and legal payment of $10,045. In addition the note holder will receive a royalty of 5% up to $250,000 and then a royalty of 3.5% for two years thereafter. The note holder will receive 150,000 shares of the Company’s common stock plus 100,000 warrants to purchase common shares within three years at $2.50 per share.

On July 18, 2018, the Company entered into a promissory note of $114,226.26 with interest rate of 8% per annum with Haynie & Company the Company’s former auditors. Under the terms of the agreement commencing August 15, 2018 the Company is to pay Haynie $5,000 per month. In addition the Company shall pay the note holder  20% of any funding event of private or public equity. As of April 30, 2020 the Company owed the note holder $99,226 plus interest. As of April 30, 2020 the note is in default.

On January 26, 2019, the Company approved a loan from Brian McLain of $275,000. The note is convertible into common stock of the Company and is non-dilutive for 2 years from date of the note. In addition the Company granted the lender 100,000 warrants convertible into common shares at $1.00 per share. As of April 30, 2020 the $25,000 of the loan was funded by the lender.

NOTE – 5: CONVERTIBLE DEBT

On March 10, 2016, the Company entered into a convertible promissory note for $17,000 with ACM Services GmbH, which bears interest at an annual rate of 6% and is convertible into shares of the Company’s common stock at $0.05 per share.  The Company recorded a debt discount and a beneficial conversion feature of $17,000 at the inception of the note.

On May 25, 2017, the Company entered into a Convertible Promissory Note with an institutional investor for $56,500, with net proceeds to the Company of $52,000.  The note bears interest at an annual rate of 2%, matured on May 25, 2018 and is convertible into common shares of the Company after twelve months at a variable conversion price equal to 55% multiplied by the lowest one-day trading price of the Company’s common stock during the twenty trading days prior to the conversion date. At the inception of the convertible note, the Company paid debt issuance costs of $4,500, recorded a debt discount of $47,500 and a loss on note issuance of $50,959.  Interest expense for the amortization of the debt discount was calculated on a straight-line basis over the life of the convertible note. The note is in default and now carries an interest rate of 15%.

On July 17, 2017, the Company entered into a Convertible Promissory Note amendment with an institutional investor for $25,000.  The note bears interest at an annual rate of 15%, as part of the note that is in default.  The note is convertible into common shares of the Company at a variable conversion price equal to 60% multiplied by the lowest one-day trading price of the Company’s common stock during the twenty one trading days prior to the conversion date. At the inception of the convertible note, the recorded a debt discount of $22,920.

On July 24, 2017, the Company entered into a Convertible Promissory Note with an institutional investor for $15,000.  The note bears interest at an annual rate of 2%, matured on May 25, 2018 and is convertible into common shares of the Company after twelve months at a variable conversion price equal to 55% multiplied by the lowest one-day trading price of the Company’s common stock during the twenty trading days prior to the conversion date. At the inception of the convertible note, the Company recorded a debt discount of $15,000 and a loss on note issuance of $11,717.  Interest expense for the amortization of the debt discount was calculated on a straight-line basis over the life of the convertible note. The note is in default and now carries an interest rate of 15%.

On July 24, 2017, the Company entered into a Funding Agreement with RAB Investments AG, a current lender and stockholder located in Zug, Switzerland, which was intended to provide necessary funding towards the initial production of our Offender Alert Passive Scan. The Funding Agreement calls for RAB to fund a minimum of $50,000 to a maximum of $150,000 on a “best efforts basis,” with a first tranche of $25,000 completed during August 2017. In exchange for the funds, DTII will issue convertible notes that may be converted into common stock of the Company at a discount of 25%, based on the 10-day average trading value of Company shares at the time of the initial conversion.  The notes may be converted at any time, in whole or partially, but all conversions must be at the same rate as the initial conversion.  No funding has been provided as of the date of this filing and there is no assurance that funds will be provided.

Pursuant to a Securities Purchase Agreement dated July 18, 2016 (the "July 2016 SPA", the Company entered into a Senior Secured Convertible Promissory Note (the "July 2016 Note") with Firstfire Global Opportunities Fund, LLC ("Firstfire) for $189,000.  The July 2016 Note was in default with respect to the maturity date, and the Company was in default on certain terms of the July 2016 SPA, including calculation of exercise prices on Firstfire debt conversions and limitations on the Company entering into subsequent "Variable Rate Transactions."  On August 9, 2017, the Company and Firstfire entered into a Waiver and Settlement Agreement whereby the Company will issue an additional 8,667 shares of its common stock to Firstfire to cure the deficiency of shares previously issued in the debt conversions.  Further, Firstfire agreed to waive any default with respect to the subsequent variable rate transactions. As of April 30, 2020 the shares had not been issued.

On February 16, 2018 Passive Security Scan Inc , a subsidiary of the Company issued a $20,000 convertible note to Stuart Young. The note bears interest at 6% and is convertible after 6 months from the date of the note into stock of either PSSI or the Company at 50% discount to the 10 day trailing trading value of the Company’s common stock.

On March 5, 2018, the Company subsidiary PSSI entered into a note agreement with Premium Marketing Associates, LLC for $25,000.  The funds were designated for use in a marketing agreement with the Edward Fitzgerald Group for raising funds for PSSI. The note was to be repaid from investment fund generated by the Fitzgerald group plus 15% of the funds generated are paid to the investor.

On May 22, 2018, the Company signed an agreement with an investor for a loan of $25,000. The note is convertible 180 days after the date of the note to shares of the Company’s common stock at $0.75 per share or a 25% discount to the 10 day trading average prior to conversion; whichever is lower. The total amount of the loan must be converted on the date of conversion.  The note has an annual interest rate of 6%.

On July 6, 2018, the Company signed an investment agreement with a third party. Under the terms of the agreement the Company receive $250,000 through the Company  attorney's trust account. On July 12, 2018, the Company received the $250,000 less wire and legal payment of $10,045. In addition the note holder will receive a royalty of 5% up to $250,000 and then a royalty of 3.5% for two years thereafter. The note holder received 150,000 shares of the Company's common stock plus 100,000 warrants to purchase common shares within three years at $2.50 per share.

On July 10, 2018 RAB agreed to buy the outstanding convertible debt from Jabro Funds for $35,000. The Company as part of the agreement paid Jabro Funds the $35,000 for the debt and considered it retired and paid in full.

On August 29, 2018, the Company entered into a settlement agreement with Firstfire Global Opportunity Fund where the Company will pay Firstfire $250,000 plus $50,000 in common stock to settle all the debt owed Firstfire by the Company. Under terms of the agreement the Company will pay $125,000 upon receipt of initial funding and $125,000 within 90 days after the initial payment. The Company agreed to issue on December 31, 2018 $50,000 in stock with the number of shares being based on the lessor of $1.00 per share or a 25% discount of the average closing share price during the 10 trading days prior to the issuance of the shares. If funding is not secured the funding for the second payment within 90 days of the initial payment the present note due Firstfire will remain in place less the $125,000 paid by the Company. The initial payment of $125,000 was made on September 6, 2018. The shares have been issued but the balance of the note has not been paid.

On September 5, 2018, the Company entered into a settlement agreement with Crown Bridge Partners LLC where the Company will pay Crown Bridge $100,000 to settle all the debt owed Crown Bridge by the Company. Under terms of the agreement the Company will pay $30,000 upon receipt of initial funding and $70,000 within 90 days after the initial payment. If funding is not secured the funding for the second payment within 90 days of the initial payment the present note due Crown Bridge will remain in place less the $30,000 paid by the Company. The initial payment of $30,000 was made on September 6, 2018. The balance of the payment was not paid within the 90 day period.

On September 6, 2018, the company received $250,000 upon issuance of a debenture related to a certain securities purchase agreement with Ionic Ventures. The debenture bears interest at 15% per annum.  The 15% original issue discount debenture (face amount $275,000) is for a six-month period and is convertible into shares of the company's common stock at an initial conversion price of $0.60 per share. Also, the debenture holder will receive 100,000 common stock purchase warrants to purchase DTII common stock, which may be exercised for up to three years at an initial exercise price of $0.70 per share. The Company did not meet its payment obligation so Ionic granted an extension for an additional $30,000 being added to the principal.

On October 4, 2018, the Company entered into an agreement with RAB Investments AG to consolidate all RAB outstanding notes issued by the Company prior to October 31, 2018. Under the terms of the agreement the Company agreed to accept a six percent interest to be calculated on all the notes since their inception. The agreement resulted in a new note for $330,626 which included the additional interest and retired the original notes.

On January 26, 2019, the Company approved a loan from Brian McLain of $275,000. The note is convertible into common stock of the Company and is non-dilutive for 2 years from date of the note. In addition the

Company granted the lender 100,000 warrants convertible into common shares at $1.00 per share. As of April 30 2020 $ 25,000 of the loan was funded by the lender.

On March 26, 2019, the Company entered into an agreement with Iconic Ventures, LLC to consolidate all RAB outstanding notes issued by the Company prior to October 31, 2018. Under the terms of the agreement the Company agreed to accept a six percent interest to be calculated on all the notes since their inception.

The agreement resulted in a new note for $330,626 which included the additional interest and retired the original notes.

On May 6, 2019, the Company issued an 8% convertible note to Black Ice Advisors, LLC for $57,500 which matures on May 6, 2020. The note redeemable at a premium up to 140% of the face value within 180 days of issuance or is convertible after 180 days  to the Company common stock at 60% of the lowest trading price twenty days prior to conversion. On December 19, 2019 Crown Bridge purchased the note from Black Ice. As part of the transaction the Company paid Black Ice $35,000 and Crown Bridge assume the note including accrued interest and penalties which has a face value of $48,871.  The Company accounted for the difference of $23,000 as financing costs and $3,371 as interest. In addition the Company did a true up on another Crown note to the amount of $8,125.

On April 21, the Company issued a 10%  convertible note to Power Up Lending for $78,000 which matures on April 21, 2021. The note is convertible 180 days from the date of the note into common stock of the Company at 61% of the average of the lowest three trading prices 20 days prior to conversion or may be redeemed up to 180 days after issuance for 139% of the face value plus accrued interest.

On May 10, 2019, the Company entered into a settlement agreement with Firstfire Global for payment of the original note for $189,000 issued on July 18, 2016.  Under the terms of the agreement the Company paid Firstfire $65,000 on May 10, 2019 and $10,000 to be paid on or before May 31, 2019. In addition Firstfire will receive 150,000 shares of the Company. As the $10,000 was not received by April 30, 2020 Firstfire will receive additional shares for the $10,000.

On July 11, 2019, the Company issued an 8% convertible note to GS Capital Partners, LLC for $58,000 which matures on July 11, 2020. The note redeemable at a premium up to 135% of the face value within 180 days of issuance or is convertible after 180 days  to the Company common stock at 62% of the lowest trading price twenty days prior to conversion.

On November 1, 2019, the Company issued a convertible note to Adar Alef, LLC for $40,700 with a $3,700 original discount.  The note matures on October 31, 2020 bearing interest at the rate of 8% per annum. The note is convertible into common stock of the Company after 180 days at the rate of 70% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer within 180 days from issuance at variable premium rates of 115% to 135% above face value.

On November 12, 2019, the Company issued a convertible note to Platinum Point Capital, LLC for $41,250 with an original discount of $3,750.  The note matures on November 12, 2020 bearing interest at the rate of 8% per annum with a default rate of 24%. The note is convertible into common stock of the Company after 180 days at the rate of 60% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer after 90 days and within 180 days from issuance at a premium rates of 140% above face value.

On November 12, 2019, the Company issued a convertible note to Jefferson Street Capital, LLC for $41,250 with an original discount of $3,750.  The note matures on November 12, 2020 bearing interest at the rate of 8% per annum with a default rate of 24%. The note is convertible into common stock of the Company after 180 days at the rate of 60% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer after 90 days and within 180 days from issuance at a premium rates of 140% above face value.

On December 20, 2019, the Company issued a convertible note to Lilah for $63,950 with an original discount of $8,950.  The note matures on December 19, 2020 bearing interest at the rate of 8% per annum. The note is convertible into common stock of the Company after 180 days at the rate of 60% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer within 180 days from issuance at variable premium rates of 115% to 135% above face value.

On January 10, 2020, the Company issued a convertible note to Crown Bridge Partners, LLC with a principal; amount of $171,000 and a prorate original discount of $15,000.  The first tranche of the note received by the Company was a face value of $57,000 and net amount received of $50,000. Each tranche of the note matures twelve months from receipt of the tranche and bears interest at the rate of 10% per annum with a default rate of 15%. The note is convertible into common stock of the Company after 180 days at the rate of 60% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer within 180 days from issuance at variable premium rates of 125% above face value.

On January 13, 2020, the Company issued an additional note to Ionic Ventures, LLC for $220,000 with an original discount of $20,000.  The note is part of a securities purchase agreement dated January 13, 2020. The note matures on June 20, 2020 bearing interest at the rate of 15% per annum. The note is convertible into common stock of the Company at $0.60 per share or  of 60% of the lowest trading price for twenty days prior to conversion, whichever is the lowest.

On April 21, 2020, the Company issued an additional note to Power Up Lending LLC for $78,000 with an original discount of $3,000.  The note matures on April 21, 2021 bearing interest at the rate of 10% per annum. The note is convertible after 180 days from issuance  into common stock of the Company at 61% of the lowest trading price for twenty days prior to conversion.

During the year ended April 30, 2019, the Company issued a total of 768,728 shares of its common stock in the conversion of $85,055 in convertible notes principal and in accrued interest payable and fees.

During the year ended April 30, 2020, the Company issued a total of 3,258,322 shares of its common stock in the conversion of $232,419 convertible notes principal and accrued interest payable.

As of April 30, 2019, and April 30, 2020, the convertible debt outstanding, net of discount, was $959,800 and $821,949, respectively.

During the years ended April 30, 2019 and 2020, we had the following activity in our derivative liabilities:

Balance at April 30, 2019	$1,252,539

Issuance and conversion of convertible debt- net	2,387,964
Gain on gain on derivative liability	(2,307,215)

Balance at April 30, 2020	1,333,288

The estimated fair value of the derivative liabilities at April 30, 2020 was calculated using the Black-Scholes pricing model with the following assumptions:

Risk-free interest rate	1.90%
Expected life in years	0.25
Dividend yield	0%
Expected volatility	427.00%

NOTE 6 - EQUITY

Preferred Stock

The Company has 20,000,000 shares of $0.0001 par value preferred stock authorized and has designated a Series A and a Series B preferred stock.  Each share of the Series A preferred stock is convertible into ten common shares and carries voting rights on the basis of 100 votes per share.  Each share of the Series B preferred stock is convertible into ten common shares and carries no voting rights.

During the year ended April 30, 2019 the Company converted 200,000 shares of Series A preferred into 2,000,000 shares of common stock.

On May 20, 2019, the Company approved the  issuance of 2,831,350 shares of its common stock  for the conversion of 283,135 for Series A preferred with a value of $28. As of April 30, 2020 the Common shares had not been issued and the conversion was not completed.

As of April 30, 2019 the Company had 2,925,369 shares of  Series A and 520,000 Series B preferred shares issued and outstanding.

On May 9, 2019, DTII’s Board of Directors unanimously resolved to revise the terms of the company’s Series A and Series B Preferred Shares. Under the new terms, the conversion right of both Series A and B Preferred Shares was changed from five (5) shares of DTII common stock for each one (1) share of Preferred Stock, to a new conversion right of ten (10) shares of DTII common stock for each one (1) share of Preferred Stock. The revised conversion terms apply to all issued and outstanding Preferred Shares and to future issuances of Series A and Series B Preferred Stock. The Board received the unanimous consent to the changed terms from each current Preferred shareholder

Common Stock:

The Company has 200,000,000 shares of $0.0001 par value common stock authorized.

During the year ended April 30, 2019 the Company issued 686,425 shares of common stock with a value of $189,374 for service.

During the year ended April 30, 2019, the Company issued 768,728 shares of its common stock in the conversion of debt of $85,055.

During the year ended April 30, 2019, the Company issued 33,333 shares of its common stock for cash with a value of $5,000.

On May 25, 2019, the Company issued 250,000 shares to Stuart Young per the investment agreement dated April 30, 2019 with a value of $50,000 for service.

On May 25, 2019, the Company issued 75,000 shares of common stock to Kenneth Fitzpatrick per the consulting agreement dated February 25, 2019 with a value of $215,000.

On August 7, 2019, the Company issued 100,000 to David King with a value of $13,500 for service.

During the year ended April 30, 2019, the Company issued 250,000 shares of its common stock for the extension of a convertible note payable with a value of $12,500.

During the year ended April 30, 2020 the Company issued 3,258,322 shares of common stock with a value of $232,419 for debt.

During the year ended April 30, 2020 the Company issued 386,091 shares of common stock with a value of $90,245 for accounts payable.

During the year ended April 30, 2020, the Company issued 798,200 shares of its common stock for service with a value of $166,779.

During the year ended April 30, 2020, the Company cancelled 408,333 shares of its common stock for service with a value of $96,517. The shares were cancelled as they had been authorized by the Company but never issued by the transfer agent thus the Company elected to cancel the shares. The cancellation resulted in a gain on cancellation of shares of $96,517.

NOTE 7 – STOCK OPTIONS AND WARRANTS

On July 18, 2016, the Company issued warrants to a lender to purchase 167 shares of the Company’s common stock at an exercise price of $0.60 per share.  The warrants vested upon grant and expire on July 17, 2018.  The Company estimated the grant date fair value of the warrants at $14,365 using the Black-Scholes option-pricing model and charged the amount to debt discount.

On June 14, 2016, the Company issued warrants to a consultant to purchase 33 shares of the Company’s common stock at an exercise price of $0.50 per share. The warrants vested upon grant and expired on June 14,

2017.  The Company estimated the grant date fair value of the warrants at $9,056 using the Black-Scholes option-pricing model and charged the amount to general and administrative expenses.

The following assumptions were used in estimating the value of the warrants issued June and July 2017:

Risk free interest rate	.55 - .68%
Expected life in years	1.0 - 2.0
Dividend yield	0%
Expected volatility	137.99 – 351.37%

On April 30, 2016, the Company issued options to a consultant to purchase a total of 667 shares of the Company’s common stock.  The options vested upon grant, expire on May 31, 2018, with 166 options exercisable at $1.25 per share, 166 options exercisable at $1.50 per share, 166 options exercisable at $1.75 per share and 167,000 options exercisable at $2.00 per share. The Company estimated the grant date fair value of the options at $117,221 using the Black-Scholes option-pricing model and charged the amount to professional fees.

On February 4, 2016, the Company issued warrants to a lender to purchase 46 shares of the Company’s common stock at $0.60 per share.  The warrants vested upon grant and were to expire on February 4, 2021.  The Company estimated the grant date fair value of the warrants at $18,403 using the Black-Scholes option pricing model and charged the amount to interest expense.  The Company and the warrant holder ("Holder") entered into a Warrant Settlement Agreement on August 9, 2016 whereby the Holder exercised 46 shares in exchange for a cash payment by the Company of $50,000, recorded as a reduction of additional paid-in capital, and the issuance by the Company of 200 of its common shares, recorded at par value of $30.

During the year ended April 30, 2019 the Company issued 600,000 options and 250,000 warrants with a conversion price of $0.70 to $2.50 to 5 individuals. The options have a three year term and the warrants a three and one half term and are convertible into the common shares of the Company.

A summary of the Company’s stock options and warrants as of April 30, 2020, and changes during the two years then ended is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Outstanding and exercisable at April 30, 2018	833	1.50	.06	$ 83
Granted	850,000	1.14	2.75
Exercised	--	--	--	--
Forfeited or expired	(833)	1.50	--	-
Outstanding and exercisable at April 30. 2019	850,000	1.14	2.75	$816,000
Granted	--	--	--	--
Exercised	--	--	--	--
Forfeited or expired	--	--	--	--
Outstanding and exercisable at April 30, 2020	850,000	1.14	1.75	$ 882,300

The aggregate intrinsic value in the preceding table represents the total pretax intrinsic value, based on our closing stock price of $0.102 as of April 30, 2020, which would have been received by the holders of in-the-money options had the option holders exercised their options as of that date.

NOTE 8 – INCOME TAX

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry forwards and deferred liabilities are recognized for taxable temporary differences.  Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases.  Deferred tax assets are reduced by the valuation allowances when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

The Company’s deferred tax assets for the Company consisted of the following as of April 30, 2020 and 2019.

	2020	2019
Income/(Loss) Before Income Taxes	$(949,379)	$356,572

Income Tax Recovery/Expense	1,524,553	(2,014,255)

Valuation Allowance	535,491	855,647
	$-	$-

Net Operating Losses	$(2,549,956)	$(4,074,509)
Tax Rate	21%	21%

Deferred Tax Assets	(535,491)	(855,647)
Valuation Allowance	535,391	855,647
Net Deferred Tax Assets	$-	$-

The Company had a net loss of for the years ended April 30, 2020 and 2019, respectively. As of April 30, 2020, the Company had a net operating loss carry forward of $2,549,956 which can be used to offset future taxable income.

The effective rate of corporate income tax was reduced from a maximin rate  of 35% to 21% effective in the tax year 2017. A reconciliation of income taxes at the federal statutory rate to amounts provided for the years ended April 30, 2020 and 2019 as follows:

	2020	2019
U.S. federal statutory rate	21%	21%
Net operating loss	(21%)	(21%)
Effective tax rate	--%	--%

The Company’s tax years within the United States remain open for review back to 2016.

The Company’s policy is to recognize interest accrued related to unrecognized tax benefits in interest expense and penalties in operating expenses.

The tax rates the Company calculated the deferred tax asset for the years ended April 30, 2020 and 2019

NOTE 9 – COMMITMENTS AND CONTINGENCIES

The Company has the following commitments as of April 30, 2020:

a)

Administration Agreement with EMAC Handels AG, renewed effective May 1, 2014 for a period of three years. Monthly fee for administration services of $5,000, office rent of $250 and office supplies of $125.  Extraordinary expenses are invoiced by EMAC on a quarterly basis.  The fee may be paid in cash and or with common stock.

b)

Service Agreement signed April 25, 2016 with Merrill W. Moses, President, Director and CEO, for services of $7,500 per month beginning May 2016 and the issuance of 233 restricted common shares of the Company.  The fees may be paid in cash and or with common stock.

c)

Service Agreement signed May 20, 2016 with Charles C. Hooper, Director, for services of $5,000 per month beginning May 2016 and the issuance of 233 restricted common shares of the Company.  The fees may be paid in cash and or with common stock.

d)

Administration and Management Agreement of PSSI signed January 12, 2017 with EMAC Handels AG, for general fees of $5,000 per month, office rent of $250 and telephone of $125 beginning January 2017, the issuance of 2,000 common shares of PSSI and a 12% royalty calculated on defines sales revenues payable within 10 days after the monthly sales. .

e)

Service Agreement of PSSI signed January 12, 2017 with Merrill W. Moses, President, Director and CEO, for services of $2,500 per month beginning February 2017 and the issuance of 333 common shares of PSSI.

f)

Business Development and Consulting Agreement of PSSI signed January 15, 2017 with WSMG Advisors, Inc., for finder’s fees of 10% of funding raised for PSSI and the issuance of 1,000 common shares of PSSI.

NOTE 10:  LEASE

On October 16, 2018, the Company signed a three year lease for the Company’s warehouse space effective on November 1, 2018 through October 31, 2021. The lease is for approximately 4,700 square feet of warehouse space with a gross monthly rental cost including common area charges of $3,250. The lease was terminated by the landlord on August 30, 2019 with the outstanding balance due of $11,230.

NOTE 11 – SUBSEQUENT EVENTS

During the period from May 1, 2020 through July 27, 2020 the Company issued 10,635,623 shares of common stock with a value of $131,504 for the conversion of debt.

The Company has evaluated subsequent events to determine events occurring after April 30, 2020 through August 7, 2020 that would have a material impact on the Company’s financial results or require disclosure and have determined none exist other than those noted above in this footnote.

FOR THE THREE AND SIX MONTH PERIODS ENDED OCTOBER 31, 2020 AND 2019

Defense Technologies International Corp.
Condensed Consolidated Balance Sheets
	October 31, 2020	April 30, 2020
ASSETS	(Unaudited)	(Audited)
Current assets:
Cash	$ 80,518	$ 70,416
Inventory	34,627	21,368
Prepaid	20,000	20,000
Total current assets	135,145	111,784

Fixed assets, net of depreciation	26,166	31,996
Total assets	$ 161,311	$ 143,780

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable and accrued expense	$ 421,521	$ 364,199
Accrued licenses agreement payable	96,300	71,300
Accrued interest and fees payable	171,581	178,066
Convertible notes payable, net of discount	776,813	821,949
Derivative liabilities	1,530,506	1,333,288
Payables – related parties	1,083,872	970,547
Customer deposits	30,375	45,694
Notes payable	382,542	424,226
Total current liabilities	4,493,510	4,209,270

Total liabilities	4,493,510	4,209,270

Commitments and Contingencies	--	--

Stockholders’ deficit:
Preferred stock, $0.0001 par value; 20,000,000 shares authorized, Series A – 2,925,369 and 2,925,369 shares issued and outstanding, respectively	292	292
Series B – 520,000 shares issued and outstanding, respectively	52	52
Common stock, $0.0001 par value; 200,000,000 shares authorized, 48,395,998 and 9,056,524 shares issued and outstanding, respectively	4,838	905
Additional paid-in capital	7,467,979	6,288,325
Accumulated deficit	(11,623,522)	(10,193,808)
Total	(4,150,361)	(3,904,234)
Non-controlling interest	(181,838)	(161,256)
Total stockholders’ deficit	(4,332,199)	(4,065,490)

Total liabilities and stockholders’ deficit	$ 161,311	$ 143,780

See notes to condensed consolidated financial statements

Defense Technologies International Corp.
Condensed Consolidated Statements of Operations
As of October 31,
(Unaudited)

	Three Months		Six Months
	2020	2019	2020	2019
Revenue	$ 15,320	$ --	$ 15,320	$ --
Cost of goods	13,085	--	13,085	--
Gross Profit	2,235	----	2,235

Expenses:
Depreciation	5,830	--	5,830	----
General and administrative	168,257	189,840	357,965	411,662

Total expenses	174,087	189,840	363,795	411,662

Loss from operations	(171,852)	(189,840)	(363,560)	(411,662)

Other income (expense):
Interest expense	(20,237)	(5,558)	(55,097)	(50,082)
Interest expense- loan penalty	(27,658)	--	(27,658)	--
Gain (loss) on derivative liability	(299,700)	(38,636)	(233,645)	824,396
Gain (loss) on extinguishment of debt	--	(9,910)	--	199,544
Gain (loss) on cancellation of stock	--	96,517	--	96,517
Gain (loss) on debt settlement	54,831	--	54,831	--
Finance costs	(97,731)	--	(103,111)	--
Interest- note discount	(128,926)	(43,916)	(257,856)	(49,241)
Gain (loss) on notes	(466,200)	5,325	(466,200)	(64,223)

Total other income (expense)	(985,621)	3,822	(1,088,736)	956,911

Income (loss) before income taxes	(1,157,473)	(186,018)	(1,450,296)	545,249

Provision for income taxes	--	--	--	--

Net income (loss) before non-controlling interest	(1,157,473)	(186,018)	(1,450,296)	545,249

Non- controlling interest in net loss of the consolidated subsidiary	9,755	5,769	20,582	13,923

Net income (loss) attributed to the Company	$ (1,147,718)	$ (180,249)	$(1,429,714)	$ 559,172

Net income (loss) per common share:
Basic	$ (0.04)	$ (0.03)	$ (0.06)	$ (0.09)
Diluted	$ (0.04)	$ (0.03)	$ (0.06)	$ (0.01)

Weighted average common shares outstanding:
Basic	31,137,581	5,766,950	23,361,626	5,730,368
Diluted	31,137,581	5,766,950	23,361,626	44,884,736

See notes to condensed consolidated financial statements

Defense Technologies International Corp. and Subsidiary

Condensed Consolidated Statements of Stockholders’ Deficit

For the Three and Six Months Ended October 31, 2020 and 2019

(Unaudited)

	Preferred Stock						Additional Paid-In Capital	Accumulated Deficit	Non-Controlling Interest	Total Stockholders’ Deficit
	Series A		Series B		Common Stock
Balance, April 30, 2019	2,925,369	$ 292	520,000	$ 52	5,022,224	$ 502	$5,496,972	$(9,276,082)	$(129,603)	$(3,908,211)
Common stock issued for debt	--	--	--	--	161,050	16	39,694	--	--	39,711
Common stock issued for service	--	--	--	--	325,000	33	80,567	--	--	80,600
Net loss	--	--	--	--	--	--	--	739,421	(8,154)	731,267
Balance July 31, 2019	2,925,369	292	520,000	52	5,508,294	551	5,616,979	(8,536,661)	(137,757)	(3,056,289)
Common stock issued for debt	--	--	--	--	818,773	82	65,578	--	---	65,660
Common stock issued for service	--	--	--	--	253,200	25	33,154	--	--	33,179
Common stock issued for service cancellation	--	--	--	--	(408,333)	(41)	(96,478)	--	--	(96,517)
Common stock issued for accounts payable	--	--	--	--	186,091	19	50,226	--	--	50,245
Retirement of derivatives on debt conversion	--		--	--	--	--	149,153	--	--	149,153
Net loss	--	--	--	--	--	--	--	(180,249)	(5,769)	(186,018)
Balance at October 31, 2019	2,925,369	$ 292	520,000	$ 52	6,358,025	$ 636	$5,818,331	$ (8,716,910)	$ (143,526)	$ (3,041,125)

Balance April 30, 2020	2,925,369	$ 292	520,000	$ 52	9,056,524	$905	$6,288,325	$(10,193,808)	$(161,256)	$(4,065,490)
Common stock issued for debt	--	--	--	--	10,635,623	1,063	130,446	--	--	131,509
Retirement of derivative on debt conversion	--	--	--	--	--	--	237,433			237,433
Net income (loss)	--	--	--	--				(281,996)	(10,827)	(292,823)
Balance July 31, 2020	2,925,369	292	520,000	52	19,692,147	1,968	6,656,204	(10,475,804)	(172,083)	(3,989,371)
Common stock issued for debt	--	--	--	--	28,703,851	2,870	231,868	--	--	234,738
Retirement of derivatives on debt conversion	--	--	--	--	--		579,907	--	--	579,907
Net loss	--	--	--	--	--	--	--	(1,147,719)	(9,755)	(1,157,473)
Balance at October 31, 2020	2,925,369	$ 292	520,000	$ 52	48,395,998	$ 4,838	$7,467,979	$(11,623,522)	$ (181,838)	$ (4,332,199)

See notes to condensed consolidated financial statements

Defense Technologies International Corp.
Condensed Consolidated Statements of Cash Flows
(Unaudited)

	Six Months Ended October 31,
	2020	2019
Cash flows from operating activities:
Net income (loss)	$ (1,450,296)	$ 545,249
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Common stock issued for service	--	113,779
Common stock issued for service cancelled	--	(96,715)
Amortization of debt discount to interest expense	257,854	49,241
(Gain) loss on derivative liability	233,645	(824,396)
Operating lease expense	--	19,281
(Gain) loss on debt extinguishment	(41,684)
Loss on note	466,200	64,223
Depreciation	5,830	--
Change in operating assets and liabilities:
Deposits		7,500
( Increase) decrease in inventory	(13,259)	--
Increase (decrease) in accounts payable and accrued expenses	217,092	131,479
Operating lease liability	--	(19,281)
Customer deposits	(15,320)	45,695
Increase in payables – related parties	113,325	114,744
Net cash provided by (used in) operating activities	(226,613)	(48,547)

Cash flows from financing activities
Repayment of convertible notes payable	(78,000)	(65,000)
Proceeds from convertible notes	314,715	115,000

Net cash provided by financing activities	236,715	50,000

Net increase (decrease) in cash	10,102	1,453

Cash at beginning of period	70,416	60
Cash at end of period	$ 80,518	$ 1,513

Supplement Disclosures
Interest Paid	$ --	$ --
Income tax Paid	$ --	$ --

Noncash financing and investing activities
Retirement of derivative at debt conversion	$ 817,340	$ 149,153
Derivative of convertible notes on day one	$ 780,913	$ -
Notes issued for accounts payable	$ --	$ 50,245
Common stock issued for convertible debt	$ 366,247	$ 104,833

See notes to condensed consolidated financial statements

Defense Technologies International Corp.

Notes to Condensed Consolidated Financial Statements

As of October 31, 2020

(Unaudited)

NOTE -1: BASIS OF PRESENTATION AND ORGANIZATION

Defense Technologies International Corp. (the "Company ") was incorporated in the State of Delaware on May 27, 1998.  Effective June 15, 2016, the Company changed its name to Defense Technologies International Corp. from Canyon Gold Corp. to more fully represent the Company's expansion goals into the advanced technology sector.

On October 19, 2016, the Company entered into a Definitive Agreement with Controlled Capture Systems, LLC (“CCS”), representing the inventor of the technology and assets previously acquired by DTC, that included a new exclusive Patent License Agreement and Independent Contractor agreement. Under the license agreement with CCS, the Company acquired the world-wide exclusive rights and privileges to the CCS security technology, patents, products and improvements.  The Company agreed to pay CCS an initial licensing fee of $25,000 and to pay ongoing royalties as defined in the Definitive Agreement. On May 30, 2018, the Company and Control Capture Systems, LLC amended their license agreement as follows (1) Royalty payments of 5% of gross sale from the license agreement will be calculated and paid quarterly with a minimum of $12,500 paid each quarter (2) All payment will be in US dollars or stock of the Company and or its subsidiary.  The value of the stock will be a discount to market of 25% of the average trading price for the 10 days prior to conversion. The number of shares received by Control Capture prior to any reverse split are anti-dilutive (3)Invoices for parts and materials will be billed separate of the license fees noted above.

Effective January 12, 2017, Passive Security Scan, Inc. ("PSSI") was incorporated in the state of Utah as subsidiary controlled by the Company.  The Company transferred to PSSI its exclusive world-wide license to the defense, detection and protection security products previously acquired by the Company. The Company currently owns 76.28% of PSSI with 23.72% acquired by several individuals and entities. The Company plans to continue the development of the technology and conduct all sales and marketing activities in PSSI.

Basis of Presentation

These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States.  The Company’s fiscal year end is April 30.

The interim condensed consolidated financial statements have been prepared without audit in accordance with accounting principles generally accepted in the United States for interim financial information and with the instructions to Securities and Exchange Commission (“SEC”) Form 10-Q. They do not include all the information and footnotes required by generally accepted accounting principles for complete financial statements. Therefore, these unaudited interim condensed consolidated financial statements should be read in conjunction with the Company’s audited financial statements and notes thereto for the year ended April 30, 2020 included in its Annual Report on Form 10-K filed with the SEC.

The interim condensed consolidated financial statements included herein are unaudited; however, they contain all normal recurring accruals and adjustments that, in the opinion of management, are necessary to present fairly the Company’s consolidated financial position as of October 31, 2020, the consolidated results of its operations and its consolidated cash flows for the three and six months ended October 31, 2020 and 2019 The results of operations for any interim period are not necessarily indicative of the results to be expected for the full fiscal year.

Consolidation and Non-Controlling Interest

These consolidated financial statements include the accounts of the Company, and its majority-owned subsidiary, PSSI, from its formation on January 12, 2017 to date.  All inter-company transactions and balances have been eliminated.

Inventory

Inventories are stated at the lower of cost using the first-in, first-out (FIFO) cost method of accounting. Inventories as of October 31, 2020 consist of parts used in assembly of the units being sold plus work in progress and finished goods. As of October 31, 2020 and April 30, 2020 the value of the inventory was $34,627 and $21,368, respectively.

Equipment

Equipment is carried at the cost of acquisition and depreciated over the estimated useful lives of the assets. Costs associated with repair and maintenance is expensed as incurred. Costs associated with improvements which extend the life, increase the capacity or improve the efficiency of our property and equipment are capitalized and depreciated over the remaining life of the related asset. Gains and losses on dispositions of equipment are reflected in operations. Depreciation is provided using the straight-line method over the estimated useful lives of the assets

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Impairment of Long-Lived Assets

We continually monitor events and changes in circumstances that could indicate carrying amounts of long-lived assets may not be recoverable. When such events or changes in circumstances are present, we assess the recoverability of long-lived assets by determining whether the carrying value of such assets will be recovered through undiscounted expected future cash flows. If the total of the future cash flows is less than the carrying amount of those assets, we recognize an impairment loss based on the excess of the carrying amount over the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or the fair value less costs to sell. On April 30, 2019, the Company elected to impair its licenses agreement of $378,600 so as of October 31, 2020, no impairment of asset was necessary.

Net Income (Loss) per Common Share

Basic net income or loss per common share is calculated by dividing the Company’s net income or loss by the weighted average number of common shares outstanding during the period. Diluted net income or loss per common share is calculated by dividing the Company’s net income or loss by sum of the weighted average number of common shares outstanding and the dilutive potential common share equivalents then outstanding. Potential dilutive common share equivalents consist of shares issuable upon exercise of outstanding stock options and warrants, using the treasury stock method and the average market price per share during the period, and conversion of convertible debt, using the if converted method. As of October 31, 2020, the Company had potential shares issuable under convertible preferred shares, outstanding options, warrants and convertible debt for a total of 127,265,783. With the loss in operations for the six-month period ended October 31, 2020, the additional shares were determined to be non-dilutive.

Recent Accounting Pronouncements

In February 2016, the Financial Accounting Standards Board ("FASB") issued Accounting Standards Update ("ASU") No. 2016-02, "Leases (Topic 842)". The amendments in this ASU revise the accounting related to lessee accounting. Under the new guidance, lessees is required to recognize a lease liability and a right-of-use asset for all leases. The new lease guidance also simplifies the accounting for sale and leaseback transactions primarily because lessees must recognize lease assets and lease liabilities. The amendments in this ASU are effective for public companies for fiscal years beginning after December 15, 2018 and are to be applied through a modified retrospective transition approach for leases existing at, or entered into after, the beginning of the earliest comparative period presented in the financial statements. Early adoption is permitted. The Company has adopted the new accounting pronouncement and is recording a lease use asset and lease liability as of May 31, 2019.

NOTE- 2: GOING CONCERN

These condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America applicable to a going concern.  Through October 31, 2020, the Company had revenues of $15,320, has accumulated deficit of $11,623,522 and a working capital deficit of $4,358,365 and expects to incur further losses in the development of its business. The Company has not yet established an ongoing source of revenue sufficient to cover operating costs, which raises substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustment that might result from the outcome of this uncertainty.

Management plans to continue to provide for the Company's capital needs during the year ending April 30, 2020 by issuing debt and equity securities and by the continued support of its related parties.  The condensed consolidated financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classification of liabilities that might be necessary should the Company be unable to continue in existence.

NOTE – 3: INVESTMENTS

Effective January 12, 2017, Passive Security Scan, Inc. ("PSSI") was incorporated in the state of Utah as subsidiary controlled by the Company.  The Company transferred to PSSI its exclusive world-wide license to the defense, detection and protection security products previously acquired by the Company for 17,500 shares of PSSI valued at $378,600 for 76.28% of PSSI. The balance of PSSI was acquired by four individuals and entities.  The Company plans to continue the development of the technology and conduct all sales and marketing activities in PSSI. The investment was impaired as of April 30, 2019.

NOTE -4: RELATED PARTY TRANSACTIONS

Management and administrative services are currently compensated as per a Service Agreement between the Company and its Chief Executive Officer and Director executed on April 25, 2016 and a Service Agreement with the subsidiary PSSI executed on January 12, 2017, a Service Agreement between the Company and a Director executed on May 20, 2016, and an Administration Agreement with a related party executed on March 15, 2011 and renewed on May 1, 2017 plus the assumption of a Service Agreement with the subsidiary PSSI assumed on January 12, 2017, whereby the fee is based on services provided and invoiced by the related parties on a monthly basis and the fees are paid in cash when possible or with common stock.  The Company also, from time to time, has some of its expenses paid by related parties with the intent to repay.  These types of transactions, when incurred, result in payables to related parties in the Company’s consolidated financial statements as a necessary part of funding the Company’s operations.

As of October 31, 2020 and April 30, 2020, the Company had payable balances due to related parties totaling $1,083,872 and $970,547, respectively, which resulted from transactions with these related parties and other significant shareholders.

NOTE – 5: NOTES PAYABLE

On July 6, 2018, the Company signed an investment agreement with a third party. Under the terms of the agreement the Company received $250,000 through the Company attorney’s trust account. On July 12, 2018, the Company received the $250,000 less wire and legal payment of $10,045. In addition the note holder will receive a royalty of 5% up to $250,000 and then a royalty of 3.5% for two years thereafter. The note holder will receive 150,000 shares of the Company’s common stock plus 100,000 warrants to purchase common shares within three years at $2.50 per share.

On January 26, 2019, the Company approved a loan from Brian McLain of $275,000. The note is convertible into common stock of the Company and is non-dilutive for 2 years from date of the note. In addition the Company granted the lender 100,000 warrants convertible into common shares at $1.00 per share. As of October 31, 2020,  $25,000 of the loan was funded by the lender.

During the six months ended October 31, 2020, the Company settled a portion of a note payable resulting on a gain on settlement of debt of $41,685.

As of October 31, 2020 and April 30, 2020 the outstanding balances of notes payable  was $382,542 and $424,226, respectively.

NOTE – 6: CONVERTIBLE DEBT

On May 22, 2018, the Company signed an agreement with an investor for a loan of $25,000. The note is convertible 180 days after the date of the note to shares of the Company’s common stock at $0.75 per share or a 25% discount to the 10 day trading average prior to conversion; whichever is lower. The total amount of the loan must be converted on the date of conversion.  The note has an annual interest rate of 6%.

On July 10, 2018 RAB Investments AG agreed to buy the outstanding convertible debt from Jabro Funds for $35,000. The Company as part of the agreement paid Jabro Funds the $35,000 for the debt and considered it retired and paid in full.

On May 6, 2019, the Company issued an 8% convertible note to Black Ice Advisors, LLC for $57,500 which matures on May 6, 2020. The note redeemable at a premium up to 140% of the face value within 180 days of issuance or is convertible after 180 days  to the Company common stock at 60% of the lowest trading price twenty days prior to conversion.

On May 10, 2019, the Company entered into a settlement agreement with Firstfire Global for payment of the original note for $189,000 issued on July 18, 2016.  Under the terms of the agreement the Company paid Firstfire $65,000 on May 10, 2019 and $10,000 to be paid on or before May 31, 2019. In addition Firstfire received 150,000 shares of the Company. On September 12, 2019, the $10,000 was converted in to 123,456 shares of common stock.

On July 11, 2019, the Company issued an 8% convertible note to GS Capital Partners, LLC for $58,000 which matures on July 11, 2020. The note redeemable at a premium up to 135% of the face value within 180 days of issuance or is convertible after 180 days  to the Company common stock at 62% of the lowest trading price twenty days prior to conversion. On January 16, 2020, the Company paid  GS Capital partners $80,620 consisting of principal of the face amount of the note of $58,000 plus $22,600 in prepayment penalty which was charged to interest.

On December 20, 2019, the Company issued a convertible note to Lliah for $63,950 with an original discount of $8,950.  The note matures on December 19, 2020 bearing interest at the rate of 8% per annum. The note is convertible into common stock of the Company after 180 days at the rate of 60% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer within 180 days from issuance at variable premium rates of 115% to 135% above face value.

On January 10, 2020, the Company issued a convertible note to Crown Bridge Partners, LLC with a principal; amount of $171,000 and a prorate original discount of $15,000.  The first tranche of the note received by the Company was a face value of $57,000 and net amount received of $50,000. Each tranche of the note matures twelve months from receipt of the tranche and  bears interest at the rate of 10% per annum with a default rate of 15%. The note is convertible into common stock of the Company after 180 days at the rate of 60% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer within 180 days from issuance at variable premium rates of 125% above face value.

On January 13, 2020, the Company issued an additional debenture to Ionic Ventures, LLC with principal amount equal to $220,000 at an original issue discount to the principal of $20,000 resulting in gross proceeds to the Company of $200,000.   The debenture matures on June 20, 2020 bearing interest at the rate of 15% per annum. The debenture is convertible at any time into shares of Common Stock at a conversion price equal to the lower of (a) $0.0084 per share, subject to adjustment, and (b) 60% of the lowest trading price during the 20 trading days immediately prior to the applicable conversion date.

On September 8, 2020, the Company issued a note to Diamond Investment II LLC  for $75,350 with an original discount of $6,850.  The note matures on September 8, 2021 bearing interest at the rate of 8% per annum. The note is convertible into common stock of the Company at 70% of the lowest trading price for twenty days prior to conversion.

On October 16, 2020, the Company issued an additional debenture to Ionic Ventures, LLC with principal amount equal to $272,500 for an original issue discount of $12,500 and transaction expenses of $10,000, resulting in gross proceeds to the Company of $250,000.  The debenture is part of a securities purchase agreement dated August 31, 2018. The note matures on January 1, 2022 bearing interest at the rate of 8% per annum. The debenture is convertible at any time into shares of Common Stock at a conversion price equal to the lower of (y) $0.50 per share, subject to adjustment, and (z) 100% of the average of the 5 VWAPs immediately prior to the first trading day of each fiscal quarter, commencing with April 1, 2021 and on the maturity date.

During the six months ended October 31, 2019 the Company issued 979,823 shares of common stock with a value of $104,833 for debt.

During the six months ended October 31, 2020 the Company issued 39,339,474 shares of common stock with a value of $366,247 for debt.

As of October 31, 2020, and April 30, 2020, the convertible debt outstanding, net of discount, was $776,813 and $821,949, respectively.

NOTE – 7:  FAIR VALUE MEASUREMENTS AND DERIVATIVE LIABILITIES

As defined in (Financial Accounting Standards Board ASC 820), fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The Company utilized the market data of similar entities in its industry or assumptions that market participants would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated, or generally unobservable. The Company classifies fair value balances based on the observability of those inputs. FASB ASC 820 establishes a fair value hierarchy that prioritizes the inputs used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurement) and the lowest priority to unobservable inputs (level 3 measurement).

The three levels of the fair value hierarchy are as follows:

Level 1    – Quoted prices are available in active markets for identical assets or liabilities as of the reporting date. Active markets are those in which transactions for the asset or liability occur in sufficient frequency and volume to provide pricing information on an ongoing basis. Level 1 primarily consists of financial instruments such as exchange-traded derivatives, marketable securities and listed equities.

Level 2     - Pricing inputs are other than quoted prices in active markets included in level 1, which are either directly or indirectly observable as of the reported date and includes those financial instruments that are valued using models or other valuation methodologies. These models are primarily industry-standard models that consider various assumptions, including quoted forward prices for commodities, time value, volatility factors, and current market and contractual prices for the underlying instruments, as well as other relevant economic measures. Substantially all of these assumptions are observable in the marketplace throughout the full term of the instrument, can be derived from observable data or are supported by observable levels at which transactions are executed in the marketplace. Instruments in this category generally include non-exchange-traded derivatives such as commodity swaps, interest rate swaps, options and collars.

Level 3     – Pricing inputs include significant inputs that are generally less observable from objective sources. These inputs may be used with internally developed methodologies that result in management’s best estimate of fair value.

As of October 31, 2020, the Company believes the amounts reported for cash, payables, accrued liabilities and amounts due to related parties approximate their fair values due to the nature or duration of these instruments.

The following table represents the change in the fair value of the derivative liabilities during the six months ended October 31, 2020:

	Level 1	Level 2	Level 3
Balance at April 30, 2020	$ --	$ --	$ 1,333,288
Derivative assigned day of initial issuance			780,913
Retirement of derivative at conversion			(817,340)
Change in fair value of derivative liability	$ --	$ --	$ 233,645

Balance at October 31, 2020	$ --	$ --	$ 1,530,506

The estimated fair value of the derivative liabilities at October 31, 2020 was calculated using the Binomial Lattice pricing model with the following assumptions:

Risk-free interest rate	.18%
Expected life in years	0.25 to 1.25
Dividend yield	0%
Expected volatility	260.00%

NOTE – 8: EQUITY

Common Stock

During the six months ended October 31, 2019 the Company issued 979,823 shares of common stock with a value of $104,833 for debt.

During the six months ended October 31, 2019 the Company issued 186,091 shares of common stock with a value of $50,245 for accounts payable.

During the six month period ended October 31, 2019, the Company issued 578,200 shares of its common stock for service with a value of $113,779.

During the six month period ended October 31, 2019, the Company cancelled 408,333 shares of its common stock for service with a value of $96,517. The shares were cancelled as they had been authorized by the Company but never issued by the transfer agent thus the Company elected to cancel the shares. The cancellation resulted in a gain on cancellation of shares of $96,517.

During the six months ended October 31, 2020 the Company issued 39,339,474 shares of common stock with a value of $366,247 for debt.

Preferred Stock

The Company has 20,000,000 shares of $0.0001 par value preferred stock authorized and has designated Series A and Series B preferred stock.  Each share of the Series A preferred stock is convertible into ten common shares and carries voting rights on the basis of 100 votes per share.  Each share of the Series B preferred stock is convertible into ten common shares and carries no voting rights.

On May 20, 2019, the Company approved the  issuance of 2,831,350 shares of its common stock for the conversion of 283,135 for Series A preferred with a value of $28. As of October 31, 2020 the common shares had not been issued and the conversion was not completed.

As of October 31, 2020 the Company had 2,925,369 Series A and 520,000 Series B preferred share issued and outstanding.

NOTE – 9: STOCK OPTIONS AND WARRANTS

A summary of the Company’s stock options and warrants as of October 31, 2020, and changes during the six months then ended is as follows:

	Shares	Weighted Average Exercise Price	Weighted Average Remaining Contract Term (Years)	Aggregate Intrinsic Value

Outstanding at April 30, 2020	850,000	$1.14	2.00	$ 882,300
Granted	--	$--	--	--
Exercised	--	$--	--	--
Forfeited or expired	--	$--	--	--
Outstanding and exercisable at October 31, 2020	850,000	$1.14	1.50	$ 967,185

NOTE – 10:  COMMITMENTS AND CONTINGENCIES

The Company has the following material commitments as of October 31, 2020:

a)

Administration Agreement with EMAC Handel’s AG, renewed effective May 1, 2017 for a period of three years. Monthly fee for administration services of $5,000, office rent of $250 and office supplies of $125.  Extraordinary expenses are invoiced by EMAC on a quarterly basis.  The fee may be paid in cash and or with common stock.

b)

Service Agreement signed April 25, 2016 with Merrill W. Moses, President, Director and CEO, for services of $7,500 per month beginning May 2016 and the issuance of 233 restricted common shares of the Company.  The fees may be paid in cash and or with common stock.

c)

Service Agreement signed May 20, 2016 with Charles C. Hooper, Director, for services of $5,000 per month beginning May 2016 and the issuance of 233 restricted common shares of the Company.  The fees may be paid in cash and or with common stock.

d)

Administration and Management Agreement of PSSI signed January 12, 2017 with EMAC Handel Investments AG, for general fees of $5,000 per month, office rent of $250 and telephone of $125 beginning January 2017, the issuance of 2,000 common shares of PSSI and a 12% royalty calculated on defines sales revenues payable within 10 days after the monthly sales.

e)

Service Agreement of PSSI signed January 12, 2017 with Merrill W. Moses, President, Director and CEO, for services of $2,500 per month beginning February 2017 and the issuance of 333 common shares of PSSI.

f)

Business Development and Consulting Agreement of PSSI signed January 15, 2017 with WSMG Advisors, Inc., for finder’s fees of 10% of funding raised for PSSI and the issuance of 1,000 common shares of PSSI.

On May 30, 2018, the Company and Control Capture Systems, LLC amended their license agreement as follows.

•Royalty payments of 5% of gross sale from the license agreement will be calculated and paid quarterly with a minimum of $12,500 paid each quarter.

•All payment will be in US dollars or stock of the Company and or its subsidiary.  The value of the stock will be a discount to market of 25% of the average trading price for the 10 days prior to conversion. The number of shares received by Control Capture prior to any reverse split are anti-dilutive.

•Invoices for parts and materials will be billed separate of the license fees noted above.

NOTE 11:  LEASE

On October 16, 2018, the Company signed a three year lease for the Company’s warehouse space effective on November 1, 2018 through October 31, 2021. The lease is for approximately 4,700 square feet of warehouse space with a gross monthly rental cost including common area charges of $3,250. The lease was terminated by the landlord on August 30, 2019 with the outstanding balance due of $11,230.

NOTE  12:  SUBSEQUENT EVENTS

On November 13, 2020 and corrected on December 1, 2020 the Company designated 1,500,000 preferred shares as Series C nonvoting preferred shares. The shares are convertible into common stock with terms and conditions set by the Company’s Board of Directors.

On December 8, 2020, the Company issued 120,000 shares Series C nonvoting preferred for $100,000 in cash. The Company may redeem the shares up to 180 days after issuance at a premium up to 120%.  The shares are convertible 180 days after the purchase at 80% of the lowest trading price 15 days prior to conversion

On November 20, 2020, the Company filed a certificate of amendment to their articles of incorporation increasing the authorized shares to 400,000,000 of common stock, par value $0.0001 and 20,000,000 shares of preferred stock, par value $0.0001. The preferred shares were designated 5,000,000 series A, 5,000,000 series B and 1,500,000 series C. Series A is convertible into 10 shares of common stock and has 100 votes per preferred share. Series B is convertible into 10 shares of common stock with no voting rights. Series C is convertible into common stock of the Company as set by the board of directors with no voting rights.

The Company has evaluated subsequent events to determine events occurring after October 31, 2020 through December 15, 2020 that would have a material impact on the Company’s financial results or require disclosure and have determined none exist.

   SHARES OF COMMON STOCK

DEFENSE TECHNOLOGIES INTERNATIONAL CORP.

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities, whether participating in this Offering may be required to deliver a prospectus. This is in addition to the dealer's obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

The Date of This Prospectus is January [xx], 2021

Defense Technologies International Corp.

PART II – INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.   Other Expenses of Issuance and Distribution

The estimated expenses of the offering, all of which are to be paid by us, are as follows:

Filing fee under the Securities Act of 1933	$100
Accountants' fees and expenses	10,000
Legal fees and related expenses	15,000
Blue Sky fees and expenses	1,000
Printing and Edgar expenses	2,000
Transfer agent fees	1,000
Miscellaneous	5,000
Total	$34,100

Item 14.  Indemnification of Directors and Officers

Section 102(b)(7) of the Delaware General Corporation Law (“DGCL”) allows a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached the duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL ("Section 145"), provides that a Delaware corporation may indemnify any person who was, is or is threatened to be made, party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person is or was an officer, director, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, with respect to any criminal action or proceeding, had no reasonable cause to believe that his or her conduct was illegal. A Delaware corporation may indemnify any persons who are, were or are threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation by reason of the fact that such person is or was a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests, provided that no indemnification is permitted without judicial approval if the officer, director, employee or agent is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director has actually and reasonably incurred.

Section 145 further authorizes a corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his or her status as such, whether or not the corporation would otherwise have the power to indemnify him under Section 145.  We presently do not carry such insurance.

Our bylaws provide that we must indemnify our directors and officers to the fullest extent authorized by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under this section or otherwise.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of our certificate of incorporation, our bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

Item 15.  Recent Sales of Unregistered Securities

Since May 1, 2017, Defense Technologies International Corp. has issued the following securities that were not registered under the Securities Act of 1933.

Common Stock

On January 19, 2018, the Board of Directors, with the approval of a majority of the shareholders, passed a resolution to effect a reverse split of the Company's outstanding common stock on a 1 share for 1,500 shares (1:1500) basis. The reverse split was effective on March 20, 2018. The number of shares in the financials are reflective of the reverse split.

On July 6, 2018, the Company signed an investment agreement with a third party by a $250,000 note. The note holder received 150,000 shares of the Company's common stock plus 100,000 warrants to purchase common shares within three years at $2.50 per share.

On August 15, 2018, the Company issued 150,000 shares of common stock with a value of $45,000 per the definitive agreement with the Company dated July 6, 2018.

On October 10, 2018, the Company issued 2,000,000 shares of common stock, to EMAC Handels AG for the conversion of 200,000 shares of Defense Technologies Series A Convertible Preferred Stock. Each Series A Preferred Share is convertible into ten shares of the company's common stock.

During the year ended April 30, 2019 the Company issued 686,425 shares of common stock with a value of $189,374 for service.

During the year ended April 30, 2019, the Company issued 768,728 shares of its common stock in the conversion of debt of $85,055.

During the year ended April 30, 2019, the Company issued 33,333 shares of its common stock for cash with a value of $5,000.

On May 25, 2019, the Company issued 250,000 shares of common stock to nonrelated party per the investment agreement dated April 30, 2019, with a value of $50,000 for service.

On May 25, 2019, the Company issued 75,000 shares of common stock to an unrelated party per the consulting agreement dated February 25, 2019, with a value of $215,000.

On August 7, 2019, the Company issued 100,000 shares of common stock to an unrelated party, with a value of $13,500 for service.

On November 21, 2019, the company authorized the issuance of 200,000 shares of common stock valued at $40,000, to the company’s special legal counsel pursuant to a Legal Services Agreement. The shares were subsequently included in a registration statement on Form S-8,

During the year ended April 30, 2019, the Company issued 250,000 shares of its common stock for the extension of a convertible note payable with a value of $12,500.

During the year ended April 30, 2020 the Company issued 3,258,322 shares of common stock with a value of $232,419 for debt.

During the year ended April 30, 2020 the Company issued 386,091 shares of common stock with a value of $90,245 for accounts payable.

During the year ended April 30, 2020, the Company issued 798,200 shares of its common stock for service with a value of $166,779.

During the year ended April 30, 2020, the Company cancelled 408,333 shares of its common stock for service with a value of $96,517. The shares were cancelled as they had been authorized by the Company but never issued by the transfer agent thus the Company elected to cancel the shares. The cancellation resulted in a gain on cancellation of shares of $96,517.

During the six months ended October 31, 2019 the Company issued 979,823 shares of common stock with a value of $104,833 for debt.

During the six months ended October 31, 2019 the Company issued 186,091 shares of common stock with a value of $50,245 for accounts payable.

During the six month period ended October 31, 2019, the Company issued 578,200 shares of its common stock for services with a value of $113,779.

During the six months ended October 31, 2020 the Company issued 39,339,474 shares of common stock with a value of $366,247 for debt.

During the six month period ended October 31, 2019, the Company cancelled 408,333 shares of its common stock for service with a value of $96,517. The shares were cancelled as they had been authorized by the Company but never issued by the transfer agent thus the Company elected to cancel the shares. The cancellation resulted in a gain on cancellation of shares of $96,517.

Preferred Stock

Effective June 12, 2017, the Company issued 1,309,380 shares of Series A preferred stock to EMAC Handels AG for consideration totaling $130,938: convertible note payable of $25,000; three notes payable totaling $34,426; accrued interest payable of $18,718; payables – related parties of $22,794 and prepayment of services of $30,000 for the months of May 2017 through January 2017. The accrued interest payable included interest on the $25,000 convertible note payable compounded at 6% per annum retroactive to January 1, 2012, as negotiated between the parties.

Effective June 12, 2017, the Company issued 442,444 shares of Series A preferred stock to a related party lender in payment of Company indebtedness totaling $44,244: convertible note payable of $32,050; accrued interest payable of $4,694 and repayment of accounts payable of $7,500.

Effective June 12, 2017, the Company issued 152,000 shares of Series A preferred stock to a related party in repayment of accrued services of $15,200.

Effective June 12, 2017, the Company issued 442,444 shares of Series A preferred stock to a related party lender in payment of Company indebtedness totaling $44,244: convertible note payable of $32,050; accrued interest payable of $4,694 and repayment of accounts payable of $7,500.

Effective December 14, 2017, the Company issued 20,000 shares of Series B preferred stock to Controlled Capture Systems, LLC to extend the exclusive rights to the Passive Security Scan to March 15, 2018.

During the year ended April 30, 2019 the Company converted 200,000 shares of Series A preferred into 2,000,000 shares of common stock.

As of April 30, 2019 the Company had 2,925,369 shares of  Series A and 520,000 Series B preferred shares issued and outstanding.

As of October 31, 2020 the Company had 2,925,369 Series A and 520,000 Series B preferred share issued and outstanding.

On December 8, 2020, the Company issued 120,000 shares of Series C nonvoting preferred stock for $100,000 in cash. The Company may redeem the shares up to 180 days after issuance at a premium up to 120%.  The shares are convertible 180 days after the purchase at 80% of the lowest trading price 15 days prior to conversion.

Promissory Notes

On May 25, 2017, the Company entered into a Convertible Promissory Note with an institutional investor for $56,500, with net proceeds to the Company of $52,000. The note bears interest at an annual rate of 2%, matures on May 25, 2018 and is convertible into common shares of the Company after twelve months at a variable conversion price equal to 55% multiplied by the lowest one-day trading price of the Company's common stock during the twenty trading days prior to the conversion date.

On July 17, 2017, the Company entered into a Convertible Promissory Note amendment with an institutional investor for $25,000. The note bears interest at an annual rate of 15%. The note is convertible into common shares of the Company at a variable conversion price equal to 60% multiplied by the lowest one-day trading price of the Company's common stock during the twenty one trading days prior to the conversion date. At the inception of the convertible note, the recorded a debt discount of $22,920.

On July 24, 2017, the Company entered into a Convertible Promissory Note with an institutional investor for $15,000.  The note bears interest at an annual rate of 2%, matures on May 25, 2018 and is convertible into common shares of the Company after twelve months. At the inception of the convertible note, the Company recorded a debt discount of $15,000 and a loss on note issuance of $11,717.

On July 24, 2017, the Company entered into a Funding Agreement with RAB Investments AG, a current lender and stockholder located in Zug, Switzerland, which is intended to provide necessary funding towards the initial production of our Offender Alert Passive Scan. The Funding Agreement calls for RAB to fund a minimum of $50,000 to a maximum of $150,000 on a "best efforts basis," with a first tranche of $25,000 to be completed during

August 2017. In exchange for the funds, DTII will issue convertible notes that may be converted into common stock of the Company at a discount of 25%, based on the 10-day average trading value of Company shares at the time of the initial conversion.  The notes may be converted at any time, in whole or partially, but all conversions must be at the same rate as the initial conversion.  No funding has been provided as of the date of this filing and there is no assurance that funds will be provided.

On September 11, 2017, the Company entered into a Convertible Promissory Note with an institutional investor for $5,000.  The note bears interest at an annual rate of 15% and is convertible into common shares of the Company after twelve months at a variable conversion price equal to 55% multiplied by the lowest one-day trading price of the Company's common stock during the twenty trading days prior to the conversion date. At the inception of the convertible note, the Company recorded a debt discount of $5,000, and recorded a derivative liability of $23,828 related to the conversion feature, and a loss on note issuance of $18,828.  Interest expense for the amortization of the debt discount is calculated on a straight-line basis over the life of the convertible note.

On September 28, 2017, the Company entered into a Convertible Promissory Note with an institutional investor for $2,500.  The note bears interest at an annual rate of 12%, matures on May 25, 2018 and is convertible into common shares of the Company after twelve months at a variable conversion price equal to 60% multiplied by the lowest one-day trading price of the Company's common stock during the twenty one trading days prior to the conversion date. At the inception of the convertible note, the Company recorded a debt discount of $2,500 and a loss on note issuance of $4,875.  Interest expense for the amortization of the debt discount is calculated on a straight-line basis over the life of the convertible note.

On December 12, 2017, the Company entered into a Convertible Promissory Note with an institutional investor for $3,000.  The note bears interest at an annual rate of 2%, matures on May 25, 2018 and is convertible into common shares of the Company after twelve months at a variable conversion price equal to 55% multiplied by the lowest one-day trading price of the Company's common stock during the twenty one trading days prior to the conversion date.

On January 31, 2018, the Company entered into a Convertible Promissory Note with an institutional investor for $5,500.  The note bears interest at an annual rate of 6%, matures on August 1, 2018 and is convertible into common shares of the Company at $0.01 per share. During the period ended January 31, 2018 the Company was advanced $2,500 of the note.

On February 16, 2018, the Company's subsidiary entered into a Convertible Promissory Note with an individual for $20,000.  The note bears interest at an annual rate of 6%, matures on August 1, 2018 and is convertible into common shares of the subsidiary after six months form the date of the note at a 50% discount to the 10 day trading average. The shares of the subsidiary maybe exchanged for the Company shares if the subsidiary's shares are not trading. The note may only be exchangeable for shares and not repaid in cash.

Pursuant to a Securities Purchase Agreement dated July 18, 2016 (the "July 2016 SPA"), the Company entered into a Senior Secured Convertible Promissory Note (the "July 2016 Note") with Firstfire Global Opportunities Fund, LLC ("Firstfire) for $189,000.  The July 2016 Note was in default with respect to the maturity date, and the Company was in default on certain terms of the July 2016 SPA, including calculation of exercise prices on Firstfire debt conversions and limitations on the Company entering into subsequent "Variable Rate Transactions."  On August 9, 2017, the Company and Firstfire entered into a Waiver and Settlement Agreement whereby the Company will issue an additional 8,667 shares of its common stock to Firstfire to cure the deficiency of shares previously issued in the debt conversions.  Further, Firstfire agreed to waive any default with respect to the subsequent variable rate transactions. As of January 31, 2018 the shares had not been issued. On April 30, 2018, the Company accrued an additional $50,000 in principal against the note per the default clause of the note.

On May 22, 2018, the Company signed an agreement with an investor for a loan of $25,000. The note is convertible 180 days after the date of the note to shares of the Company's common stock at $0.75 per share or a 25% discount to the 10 day trading average prior to conversion; whichever is lower. The total amount of the loan must be converted on the date of conversion.  The note has an annual interest rate of 6%.

On May 25, 2017, the Company entered into a Convertible Promissory Note with an institutional investor for $56,500, with net proceeds to the Company of $52,000.  The note bears interest at an annual rate of 2%, matures on May 25, 2017 and is convertible into common shares of the Company after twelve months at a variable conversion price equal to 55% multiplied by the lowest one-day trading price of the Company’s common stock during the twenty trading days prior to the conversion date.

On March 5, 2018, the Company subsidiary, PSSI, entered into a note agreement with Premium Marketing Associates, LLC for $25,000. The funds were designated for use in a marketing agreement with the Edward Fitzgerald Group for raising funds for PSSI. The note was to be repaid from investment fund generated by the Fitzgerald group plus 15% of the funds generated are paid to the investor.

On July 6, 2018, the Company signed an investment agreement with a third party. Under the terms of the agreement the Company receive $250,000 through the Company  attorney’s trust account. On July 12, 2018, the Company received the $250,000 less wire and legal payment of $10,045. In addition the note holder will receive a royalty of 5% up to $250,000 and then a royalty of 3.5% for two years thereafter. The note holder will receive 150,000 shares of the Company’s common stock plus 100,000 warrants to purchase common shares within three years at $2.50 per share.

On July 18, 2018, the Company entered into a promissory note of $114,226.26 with interest rate of 8% per annum with Haynie & Company the Company’s former auditors. Under the terms of the agreement commencing August 15, 2018 the Company is to pay Haynie $5,000 per month. In addition the Company shall pay the note holder  20% of any funding event of private or public equity. As of April 30, 2019 the Company owed the note holder $104,363 plus interest.

On January 26, 2019, the Company approved a loan from Brian McLain of $275,000. The note is convertible into common stock of the Company and is non-dilutive for 2 years from date of the note. In addition the Company granted the lender 100,000 warrants convertible into common shares at $1.00 per share. As of April 30, 2019 the $25,000 of the loan was funded by the lender.

On July 6, 2018, the Company signed an investment agreement with a third party. Under the terms of the agreement the Company received $250,000. On July 12, 2018, the Company received the $250,000 less  fees and legal payment of $10,045. The note holder will receive a royalty of 5% on sales of passive security systems up to $250,000 and then a royalty of 3.5% for two years thereafter. The note holder will receive 150,000 shares of the Company’s common stock plus 100,000 warrants to purchase common shares within three years at $2.50 per share.

On January 26, 2019, the Company approved a loan from a third party of $275,000. The note is convertible into common stock of the Company and is non-dilutive for 2 years from date of the note. In addition the Company granted the lender 100,000 warrants convertible into common shares at $1.00 per share. As of July 31, 2020, $25,000 of the loan was funded by the lender.

As of July 31, 2020 and October 31, 2020 the outstanding balances of notes payable was $424,226, respectively.

Convertible Debt

On May 25, 2017, the Company entered into a Convertible Promissory Note with an institutional investor for $56,500, with net proceeds to the Company of $52,000.  The note bears interest at an annual rate of 2%, matured on May 25, 2018 and is convertible into common shares of the Company after twelve months at a variable conversion price equal to 55% multiplied by the lowest one-day trading price of the Company’s common stock during the twenty trading days prior to the conversion date. At the inception of the convertible note, the Company paid debt issuance costs of $4,500, recorded a debt discount of $47,500 and a loss on note issuance of $50,959.  Interest expense for the amortization of the debt discount was calculated on a straight-line basis over the life of the convertible note. The note is in default and now carries an interest rate of 15%.

On July 17, 2017, the Company entered into a Convertible Promissory Note amendment with an institutional investor for $25,000.  The note bears interest at an annual rate of 15%, as part of the note that is in default.  The note is convertible into common shares of the Company at a variable conversion price equal to 60% multiplied by the lowest one-day trading price of the Company’s common stock during the twenty one trading days prior to the conversion date. At the inception of the convertible note, the recorded a debt discount of $22,920.

On July 24, 2017, the Company entered into a Convertible Promissory Note with an institutional investor for $15,000.  The note bears interest at an annual rate of 2%, matured on May 25, 2018 and is convertible into common shares of the Company after twelve months at a variable conversion price equal to 55% multiplied by the lowest one-day trading price of the Company’s common stock during the twenty trading days prior to the conversion date. At the inception of the convertible note, the Company recorded a debt discount of $15,000 and a loss on note issuance of $11,717.  Interest expense for the amortization of the debt discount was calculated on a straight-line basis over the life of the convertible note. The note is in default and now carries an interest rate of 15%.

On July 24, 2017, the Company entered into a Funding Agreement with RAB Investments AG, a current lender and stockholder located in Zug, Switzerland, which was intended to provide necessary funding towards the initial production of our Offender Alert Passive Scan. The Funding Agreement calls for RAB to fund a minimum of $50,000 to a maximum of $150,000 on a “best efforts basis,” with a first tranche of $25,000 completed during August 2017. In exchange for the funds, DTII will issue convertible notes that may be converted into common stock of the Company at a discount of 25%, based on the 10-day average trading value of Company shares at the time of the initial conversion.  The notes may be converted at any time, in whole or partially, but all conversions must be at the same rate as the initial conversion.  No funding has been provided as of the date of this filing and there is no assurance that funds will be provided.

Pursuant to a Securities Purchase Agreement dated July 18, 2016 (the "July 2016 SPA", the Company entered into a Senior Secured Convertible Promissory Note (the "July 2016 Note") with Firstfire Global Opportunities Fund, LLC ("Firstfire) for $189,000.  The July 2016 Note was in default with respect to the maturity date, and the Company was in default on certain terms of the July 2016 SPA, including calculation of exercise prices on Firstfire debt conversions and limitations on the Company entering into subsequent "Variable Rate Transactions."  On August 9, 2017, the Company and Firstfire entered into a Waiver and Settlement Agreement whereby the Company will issue an additional 8,667 shares of its common stock to Firstfire to cure the deficiency of shares previously issued in the debt conversions.  Further, Firstfire agreed to waive any default with respect to the subsequent variable rate transactions. As of April 30, 2019 the shares had not been issued.

On February 16, 2018 Passive Security Scan Inc , a subsidiary of the Company issued a $20,000  convertible  note to Stuart Young. The note bears interest at 6% and is convertible after 6 months from the date of the note into stock of either PSSI or the Company at 50% discount to the 10 day trailing trading value of the Company’s common stock.

On March 5, 2018, the Company subsidiary PSSI entered into a note agreement with Premium Marketing Associates, LLC for $25,000. The funds were designated for use in a marketing agreement with the Edward Fitzgerald Group for raising funds for PSSI. The note was to be repaid from investment fund generated by the Fitzgerald group plus 15% of the funds generated are paid to the investor.

On May 22, 2018, the Company signed an agreement with an investor for a loan of $25,000. The note is convertible 180 days after the date of the note to shares of the Company’s common stock at $0.75 per share or a 25% discount to the 10 day trading average prior to conversion; whichever is lower. The total amount of the loan must be converted on the date of conversion.  The note has an annual interest rate of 6%.

On July 6, 2018, the Company signed an investment agreement with a third party. Under the terms of the agreement the Company receive $250,000 through the Company  attorney's trust account. On July 12, 2018, the Company received the $250,000 less wire and legal payment of $10,045. In addition the note holder will receive a royalty of 5% up to $250,000 and then a royalty of 3.5% for two years thereafter. The note holder received 150,000 shares of the Company's common stock plus 100,000 warrants to purchase common shares within three years at $2.50 per share.

On July 10, 2018 RAB agreed to buy the outstanding convertible debt from Jabro Funds for $35,000. The Company as part of the agreement paid Jabro Funds the $35,000 for the debt and considered it retired and paid in full.

On August 29, 2018, the Company entered into a settlement agreement with Firstfire Global Opportunity Fund where the Company will pay Firstfire $250,000 plus $50,000 in common stock to settle all the debt owed Firstfire by the Company. Under terms of the agreement the Company will pay $125,000 upon receipt of initial funding and $125,000 within 90 days after the initial payment. The Company agreed to issue on December 31, 2018 $50,000 in stock with the number of shares being based on the lessor of $1.00 per share or a 25% discount of the average closing share price during the 10 trading days prior to the issuance of the shares. If funding is not secured the funding for the second payment within 90 days of the initial payment the present note due Firstfire will remain in place less the $125,000 paid by the Company. The initial payment of $125,000 was made on September 6, 2018. The shares have been issued but the balance of the note has not been paid.

On September 5, 2018, the Company entered into a settlement agreement with Crown Bridge Partners LLC where the Company will pay Crown Bridge $100,000 to settle all the debt owed Crown Bridge by the Company. Under terms of the agreement the Company will pay $30,000 upon receipt of initial funding and $70,000 within 90 days after the initial payment. If funding is not secured the funding for the second payment within 90 days of the initial payment the present note due Crown Bridge will remain in place less the $30,000 paid by the Company. The initial payment of $30,000 was made on September 6, 2018. The balance of the payment was not paid within the 90 day period.

On September 6, 2018, the company received $250,000 upon issuance of a debenture related to a certain securities purchase agreement with Ionic Ventures. The debenture bears interest at 15% per annum.  The 15% original issue discount debenture (face amount $275,000) is for a six-month period and is convertible into shares of the company's common stock at an initial conversion price of $0.60 per share. Also, the debenture holder will receive 100,000 common stock purchase warrants to purchase DTII common stock, which may be exercised for up to three years at an initial exercise price of $0.70 per share. The Company did not meet its payment obligation so Ionic granted an extension for an additional $30,000 being added to the principal.

On October 4, 2018, the Company entered into an agreement with RAB Investments AG to consolidate all RAB outstanding notes issued by the Company prior to October 31, 2018. Under the terms of the agreement the Company agreed to accept a six percent interest to be calculated on all the notes since their inception. The agreement resulted in a new note for $330,626 which included the additional interest and retired the original notes.

On January 26, 2019, the Company approved a loan from Brian McLain of $275,000. The note is convertible into common stock of the Company and is non-dilutive for 2 years from date of the note. In addition the Company granted the lender 100,000 warrants convertible into common shares at $1.00 per share. As of April 30 2019 $25,000 of the loan was funded by the lender.

On March 26, 2019, the Company entered into an agreement with Iconic Ventures, LLC to consolidate all RAB outstanding notes issued by the Company prior to October 31, 2018. Under the terms of the agreement the Company agreed to accept a six percent interest to be calculated on all the notes since their inception. The agreement resulted in a new note for $330,626 which included the additional interest and retired the original notes.

During the year ended April 30, 2018, the Company issued a total of 121,040 shares of its common stock in the conversion of $18,890 in convertible notes principal and in accrued interest payable and fees.

During the year ended April 30, 2019, the Company issued a total of 768,728 shares of its common stock in the conversion of $85,055 convertible notes principal and accrued interest payable.

On May 22, 2018, the Company signed an agreement with an investor for a loan of $25,000. The note is convertible 180 days after the date of the note into shares of the Company’s common stock at $0.75 per share, or a 25% discount to the 10 day trading average prior to conversion; whichever is lower. The total amount of the loan must be converted on the date of conversion.  The note has an annual interest rate of 6%.

On July 10, 2018 RAB Investments AG agreed to buy the outstanding convertible debt from Jabro Funds for $35,000. The Company as part of the agreement paid Jabro Funds the $35,000 for the debt and considered it retired and paid in full.

On May 6, 2019, the Company issued an 8% convertible note to Black Ice Advisors, LLC for $57,500 which matures on May 6, 2020. The note redeemable at a premium up to 140% of the face value within 180 days of issuance or is convertible after 180 days to the Company common stock at 60% of the lowest trading price twenty days prior to conversion.

On May 10, 2019, the Company entered into a settlement agreement with Firstfire Global for payment of the original note for $189,000 issued on July 18, 2016.  Under the terms of the agreement the Company paid Firstfire $65,000 on May 10, 2019 and $10,000 to be paid on or before May 31, 2019. In addition Firstfire received 150,000 shares of the Company. On September 12, 2019, the $10,000 was converted in to 123,456 shares of common stock.

On July 11, 2019, the Company issued an 8% convertible note to GS Capital Partners, LLC for $58,000 which matures on July 11, 2020. The note redeemable at a premium up to 135% of the face value within 180 days of issuance or is convertible after 180 days to the Company common stock at 62% of the lowest trading price twenty days prior to conversion. On January 16, 2020, the Company paid GS Capital partners $80,620 consisting of principal of the face amount of the note of $58,000 plus $22,600 in prepayment penalty which was charged to interest.

On November 1, 2019, the Company issued a convertible note to Adar Alef, LLC for $40,700 with a $3,700 original discount.  The note matures on October 31, 2020 bearing interest at the rate of 8% per annum. The note is convertible into common stock of the Company after 180 days at the rate of 70% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer within 180 days from issuance at variable premium rates of 115% to 135% above face value.

On November 12, 2019, the Company issued a convertible note to Platinum Point Capital, LLC for $41,250 with an original discount of $3,750.  The note matures on November 12, 2020 bearing interest at the rate of 8% per annum with a default rate of 24%. The note is convertible into common stock of the Company after 180 days at the rate of 60% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer after 90 days and within 180 days from issuance at a premium rates of 140% above face value.

On November 12, 2019, the Company issued a convertible note to Jefferson Street Capital, LLC for $41,250 with an original discount of $3,750.  The note matures on November 12, 2020 bearing interest at the rate of 8% per annum with a default rate of 24%. The note is convertible into common stock of the Company after 180 days at the rate of 60% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer after 90 days and within 180 days from issuance at a premium rates of 140% above face value.

On December 20, 2019, the Company issued a convertible note to Lliah for $63,950 with an original discount of $8,950.  The note matures on December 19, 2020 bearing interest at the rate of 8% per annum. The note is convertible into common stock of the Company after 180 days at the rate of 60% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer within 180 days from issuance at variable premium rates of 115% to 135% above face value.

On January 10, 2020, the Company issued a convertible note to Crown Bridge Partners, LLC with a principal; amount of $171,000 and a prorate original discount of $15,000.  The first tranche of the note received by the Company was a face value of $57,000 and net amount received of $50,000. Each tranche of the note matures twelve months from receipt of the tranche and bears interest at the rate of 10% per annum with a default rate of 15%. The note is convertible into common stock of the Company after 180 days at the rate of 60% of the lowest trading price for twenty days prior to conversion. The note may be repaid to the issuer within 180 days from issuance at variable premium rates of 125% above face value.

On January 13, 2020, the Company issued an additional debenture to Ionic Ventures, LLC with principal amount equal to $220,000 at an original issue discount to the principal of $20,000 resulting in gross proceeds to the Company of $200,000.   The debenture matures on June 20, 2020 bearing interest at the rate of 15% per annum. The debenture is convertible at any time into shares of Common Stock at a conversion price equal to the lower of (a) $0.0084 per share, subject to adjustment, and (b) 60% of the lowest trading price during the 20 trading days immediately prior to the applicable conversion date.

On April 21, 2020, the Company issued an additional note to Power Up Lending LLC for $78,000 with an original discount of $3,000.  The note matures on April 21, 2021 bearing interest at the rate of 10% per annum. The note is convertible after 180 days from issuance  into common stock of the Company at 61% of the lowest trading price for twenty days prior to conversion.

Options and Warrants

On July 18, 2016, the Company issued warrants to a lender to purchase 167 shares of the Company's common stock at an exercise price of $0.60 per share.  The warrants vested upon grant and expire on July 17, 2018.  The Company estimated the grant date fair value of the warrants at $14,365 using the Black-Scholes option-pricing model and charged the amount to debt discount.

On June 14, 2016, the Company issued warrants to a consultant to purchase 33 shares of the Company's common stock at an exercise price of $0.50 per share. The warrants vested upon grant and expired on June 14, 2017.  The Company estimated the grant date fair value of the warrants at $9,056 using the Black-Scholes option-pricing model and charged the amount to general and administrative expenses.

On April 30, 2016, the Company issued options to a consultant to purchase a total of 667 shares of the Company's common stock.  The options vested upon grant, expire on May 31, 2018, with 166 options exercisable at $1.25 per share, 166 options exercisable at $1.50 per share, 166 options exercisable at $1.75 per share and 167,000 options exercisable at $2.00 per share.  The Company estimated the grant date fair value of the options at $117,221 using the Black-Scholes option-pricing model and charged the amount to professional fees.

On February 4, 2016, the Company issued warrants to a lender to purchase 46 shares of the Company's common stock at $0.60 per share.  The warrants vested upon grant and were to expire on February 4, 2021.  The Company estimated the grant date fair value of the warrants at $18,403 using the Black-Scholes option pricing model and charged the amount to interest expense.  The Company and the warrant holder ("Holder") entered into a Warrant Settlement Agreement on August 9, 2016 whereby the Holder exercised 46 shares in exchange for a cash payment by the Company of $50,000, recorded as a reduction of additional paid-in capital, and the issuance by the Company of 200 of its common shares, recorded at par value of $30.

During the year ended April 30, 2019 the Company issued 600,000 options and 250,000 warrants with a conversion price of $0.70 to $2.50 to 5 individuals. The options have a three year term and the warrants a three and one half term and are convertible into the common shares of the Company.

All of the securities issued above were issued in private transactions to persons management believed  possessed adequate information concerning the company, and the requisite level of knowledge and sophistication to evaluate the merits of the company. The issuances were made in reliance on an exemption from registration with the Securities and Exchange Commission provided by Section 4(a)(2) of the Securities Act of 1933, as amended. The shares are considered restricted securities and certificates representing the shares must contain a legend restricting further transfer, unless the shares are first registered under the Securities Act of 1933, or qualify for an appropriate exemption.

Item 16.    Exhibits and Financial Statement Schedules

(a)The following exhibits are filed with this Registration Statement:

Exhibit No.	Exhibit Description

3.1(1)	Articles of Incorporation (Delaware)

3.2	Certificate of Amendments to Articles of Incorporation

3.3(2)	Bylaws

4.1	Instrument defining security holder rights – Specimen Stock Certificate

5.1	Opinion of Leonard E. Neilson, Attorney at Law, regarding legality of securities being registered

10.1(3)	15% Convertible Debenture Issued January 13, 2020

10.2(3)	Registration Rights Agreement

10.3(3)	Additional Issuance Agreement

10.4	Fourth Amendment Agreement

21.1(4)	Subsidiaries of Defense Technologies International Corp.

23.1	Consent of FRUCI & Associates II, PLLC, Registered Public Accounting Firm

23.2	Consent of Leonard E. Neilson, Attorney at Law (Included as part of Exhibit 5.1)

(1)Filed as Exhibit to Amendment No. 1 to Form S-1 filed on March 12, 2012.

(2)Filed as Exhibit to Form S-1 filed on November 10, 2011.

(3)Filed as Exhibit to Form 8-K Current Report, filed on October 23, 2020.

(4)Filed as Exhibit to Form 10-K Annual Report for the fiscal year ended April 30, 2017, filed on August 14, 2017.

Item 17.  Undertakings

We hereby undertake:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

(iii)

To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the registration statement, or any material change to such information in the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.

That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness.  Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference  into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement, or made in any such document immediately prior to such date of first use.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Del Mar, State of California, on this 15th day of January 2021.

DEFENSE TECHNOLOGIES INTERNATIONAL CORP.
(REGISTRANT)

By: /s/ MERRILL W, MOSES
Merrill W. Moses
Chief Executive Officer

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Merrill W. Moses, as his true and lawful attorney-in-fact and agent with full power of substitution, for him in any and all capacities, to sign any and all amendments to this registration statement (including post-effective amendments or any abbreviated registration statement and any amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933 increasing the number of securities for which registration is sought), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact, proxy, and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact, proxy and agent, or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ MERRILL W, MOSES Merrill W. Moses	Chief Executive Officer Chief Financial Officer and Director (Principal Accounting Officer)	January 15, 2021

/s/ CHARLES C. HOOPER	Director	January 15, 2021
Charles C. Hooper